UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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NCR VOYIX CORPORATION
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Notice of 2024 Annual Meeting of
Stockholders and Proxy Statement

Date Wednesday, May 29, 2024 Time 12:00 p.m. Eastern Time Place Virtual Meeting via webcast at www.virtualshareholdermeeting.com /VYX2024
The Annual Meeting will be held in a virtual format only on the Internet. You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com
/VYX2024. You will also be able to vote your shares electronically at the Annual Meeting. You will need the 16-digit control number found on your proxy card, the Notice, or the voting information form provided by your bank or broker to vote and ask questions during the meeting. For more information about our virtual meeting process, including how to access technical support, if necessary, please see the Questions Relating to this Proxy Statement and Virtual Annual Meeting section of this proxy statement.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 29, 2024
This proxy statement and NCR Voyix’s 2023 Annual Report are available at www. proxydocs.com/VYX. Except to the extent specifically referenced herein, information contained or referenced on our website is not incorporated by reference into and does not form a part of the proxy statement. The Company’s 2023 Annual Report is not proxy soliciting material.

Notice of Annual Meeting of Stockholders of
NCR Voyix Corporation
The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of NCR Voyix Corporation, a Maryland corporation (“NCR Voyix” or the “Company”) will be held at 12:00 p.m. Eastern Time on Wednesday, May 29, 2024. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.
Purpose
The holders of shares of common stock, par value $0.01 per share (the “common stock”), and shares of Series A Convertible Preferred Stock, par value $0.01 per share, with a liquidation preference $1,000 per share (the “Series A Convertible Preferred Stock”), of NCR Voyix will, voting together as a single class, with the holders of the Series A Convertible Preferred Stock voting on an as-converted basis, be asked to:
1
Consider and vote upon the election of nine individuals to the Board of Directors (the “Board of Directors”) as described in these proxy materials, each to serve until the next annual meeting of stockholders following his or her election and until his or her respective successor is duly elected and qualifies;

2	Consider and vote on the approval, on a non-binding and advisory basis, of the compensation of the named executive officers (Say on Pay), as described in these proxy materials;
3
Consider and vote upon the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and

4	Consider and vote upon any other business that may properly come before the meeting or any postponement or adjournment of the meeting.
Other Important Information:
•	Record holders of NCR Voyix common stock and Series A Convertible Preferred Stock at the close of business on March 18, 2024 may vote at the Annual Meeting.
•
Your shares cannot be voted unless you virtually attend the Annual Meeting via webcast or they are represented by proxy. Whether or not you plan to virtually attend the Annual Meeting you are encouraged to read the proxy statement and authorize a proxy to vote your shares as soon as possible to ensure that your shares are represented and voted at the Annual Meeting.

Copies of these proxy materials are available at SEC Filings | NCR Voyix Corporation and www.virtualshareholdermeeting.com/VYX2024. You may also obtain these materials on the SEC website at www.sec.gov or by contacting the Company’s Corporate Secretary at NCR Voyix Corporation 864 Spring Street NW, Atlanta, Georgia 30308-1007.
By order of the Board of Directors,

Kelli Sterrett
Executive Vice President, General Counsel and Secretary
April 17, 2024

April 17, 2024
NCR Voyix Stockholders,
On behalf of the Board and management, I would like to thank you for your investment and continued support of NCR Voyix. 2023 was truly a historic year for our company. In October, we separated into two distinct entities via the spin-off of NCR’s ATM business, NCR Atleos, and renamed the remaining software and services-led company NCR Voyix. We took this action to enhance the focus on core strategies for both organizations and create a simplified thesis for shareholders as we each pursue success in our distinct markets. Within this more simplified structure, we have the strategy in place to better serve our customers and address the evolving needs of their end-users.
Today, NCR Voyix has a leading position in the Restaurant, Retail and Digital Banking markets and an unmatched portfolio of marquee customers. As a simplified organization, we are investing in our technology, sales and distribution networks and account support functions to build on this positioning and enhance our platform-led solutions and world-class service. We believe the combination of these efforts will strengthen the operations in our core markets, enhance our existing customer relationships and attract new customers to drive profitable growth for the Company. We are particularly excited about the opportunity that we see to address the mid-market segment of the retail and restaurant industries. We have a proven track record of being able to grow with mid-market customers. Now with a renewed effort to penetrate this portion of the market, we believe that we are well-positioned to gain share and expand our customer portfolio.
Underpinning our growth strategy is a laser-like focus on two key areas: becoming a product-led company leveraging our market-leading Commerce and Digital Banking platform technology and providing best-in-class service for our customers. We continue to make significant investments in our platforms, including our next-generation applications, third-party integrations and our customers’ proprietary solutions, to enable our customers to elevate their end-user experiences in new ways, increase revenue and drive efficiencies. We are also enhancing our Services offering, leveraging our multinational field technician network and investing in automation and proactive monitoring capabilities, to provide end-to-end solutions and deliver operational excellence to our customers across more than 300,000 store locations.
We remain confident in our strategy to expand our customer portfolio and convert customers to the platform. Leveraging our deep industry expertise, we are continuing to invest in innovative platform solutions and our global sales network to enhance our customer relationships and gain share across the enterprise, mid-market and SMB segments. We look forward to delivering on these commitments to drive profitable growth and increase shareholder value. Thank you for your continued confidence in NCR Voyix.
Sincerely,

David Wilkinson
Chief Executive Officer

Proxy Statement Summary
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find additional information in this proxy statement.
Annual Meeting of Stockholders of NCR Voyix Corporation
Date	Time	Place
Wednesday, May 29, 2024	12:00 p.m. Eastern Time	Virtual Meeting via webcast at www.virtualshare holdermeeting.com/VYX2024
The Annual Meeting will be held in a virtual format only on the Internet. You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/VYX2024. You will also be able to vote your shares electronically at the Annual Meeting. You will need the 16-digit control number found on your proxy card, the Notice, or the voting information form provided by your bank or broker to vote and ask questions during the meeting. For more information about our virtual meeting process, including how to access technical support, if necessary, please see the Questions Relating to this Proxy Statement and Virtual Annual Meeting section of this proxy statement.
The holders of shares of common stock and shares of Series A Convertible Preferred Stock, voting together as a single class, are being asked to consider and vote upon the following three proposals:
PROPOSAL 1	Board Recommendation FOR each nominee See page 1 for more information
Election of Directors
The election of each of James Kelly, David Wilkinson, Catherine L. Burke, Janet Haugen, Irv Henderson, Kirk Larsen, Laura Miller, Kevin Reddy and Laura Sen as a director of the Company, with each to serve until the next annual meeting of stockholders following his or her election and until his or her respective successor is duly elected and qualifies.

PROPOSAL 2	Board Recommendation FOR this proposal See page 25 for more information
Advisory Vote to Approve Named Executive Officer Compensation
The approval, on a non-binding and advisory basis, of the compensation of the named executive officers as disclosed in these proxy materials.
PROPOSAL 3	Board Recommendation FOR this proposal See page 79 for more information
Ratification of the Appointment of the Independent Registered Public Accounting Firm
The ratification of the appointment of PricewaterhouseCoopers LLP as our independent accounting firm for the fiscal year ending December 31, 2024.
How to Vote
Proxy Voting Methods
Internet	Telephone	Mail
www.proxyvote.com	1-800-690-6903	Sign, date and mail your proxy card (record holders) or your voting instruction form (beneficial owners)
2024 Proxy Statement

Proxy Statement Summary
Our Commitment to Corporate Sustainability
Following the spin-off of NCR Atleos, we remain committed to creating positive change that supports an innovative and sustainable future in a responsible way. At NCR Voyix, our software and services-led business strategy focused on customer satisfaction and harnessing our culture of innovation directly aligns with our refreshed Corporate Sustainability priorities. Our approach to customer satisfaction is two-fold: we intend to represent the Corporate Sustainability qualities our customers are expecting, and we encourage our employees to fulfill and answer these expectations.
For 2024, we are conducting a comprehensive materiality assessment to further inform our Corporate Sustainability priorities and focus going forward as a stand-alone company. We expect to publish our inaugural NCR Voyix Corporate Sustainability Report in 2024 and we look forward to sharing our journey and progress with you.
Key Highlights
As we continue to work towards and expand on our Corporate Sustainability efforts and commitments following the spin-off, some notable highlights and progress include:
•	Continuing our commitment for NCR Voyix to be a net-zero emitter of greenhouse gases (GHGs) by 2050
•
Continued public disclosure of GHG emissions data and implementation of an inventory management plan for Scope 1 and 2 emissions informed by the GHG Protocol Corporate Accounting and Reporting Standards

•
Aligning our Corporate Sustainability priorities with the Sustainability Accounting Standards Board (SASB) standards for the Software & IT Services industry and publishing SASB-aligned industry metrics reports

•	Continuing to maintain an ‘A’ rating in MSCI Inc.’s annual assessment of NCR Voyix’s overall Corporate Sustainability program
•	Achieving a top security rating of ‘Advanced’ on BitSight Technologies Inc.’s Company Overview Report of NCR Voyix
•	Continued GHG emissions disclosure for Scope 1 and Scope 2 through annual CDP (formerly Carbon Disclosure Project) climate questionnaire submission
•
Continued our strong commitment to expand the work of the NCR Foundation and increase giving centered around three focus areas: STEM education; economic development; and disaster recovery. In 2023, The NCR Foundation approved 40 grants totaling approximately $4 million in joint donations with NCR Atleos Corporation.

Corporate Sustainability Oversight
We believe that Corporate Sustainability considerations should be fully integrated within an organization and should start at the top with that philosophy. The Board has direct oversight of Corporate Sustainability activities through its Risk Committee. However, the oversight of Corporate Sustainability activities is not confined solely to the Risk Committee. For example, the Committee on Directors and Governance is responsible for the oversight of our ethics and compliance programs. The Audit Committee may liaise with the Risk Committee on matters relating to compliance, risk management and information security, and also shares a number of additional oversight responsibilities with the Risk Committee with clearly delineated responsibilities.
2024 Proxy Statement

Proxy Statement Summary
Our Chief Risk Officer has primary oversight for the Company’s Enterprise Risk Management (ERM) programs, including business continuity planning (BCP) and third-party risk management (TPRM), details of which are reported to the Risk Committee. The Company’s ERM programs support our strategic objectives and corporate governance responsibilities. The ERM programs include the following primary objectives:
•	Establish a standard risk framework and supporting policies and processes to identify, assess, respond to, and report on business risks and opportunities
•	Establish clear roles and responsibilities in support of the Company’s risk management activities
•	Ensure appropriate independent oversight of business risks and opportunities and the impacts of related business decisions on the Company’s risk profiles and tolerances
•	Ensure appropriate communication and reporting of business risks and opportunities including related response strategies and controls to the Company’s executive leadership and Board of Directors
•	Provide relevant training to executives, managers and employees.
Our Chief Risk Officer also supports the Executive Leadership Team’s Corporate Sustainability initiatives and reports on those activities to the Risk Committee. Further, our Chief Ethics & Compliance Officer oversees investigations pertaining to fraud, conflicts of interest, violations of laws, and other similar matters, and reports on those activities to one or more Committees of the Board. All these channels to the Board are designed to provide a holistic, clear, and accurate picture of Corporate Sustainability developments.
Climate Action
We have set the ambitious goal to achieve Net-Zero by 2050 by developing science-based plans and targets to help us meet that goal. To help us achieve this goal, we are continuously working on reducing the environmental footprint of our global fleet of vehicles by transitioning to lower emission and Electric Vehicles (EVs).
We are committed to managing our environmental footprint and protecting the global communities in which we operate. We strive to minimize the environmental impact of our products and operations while also delivering innovative technologies and solutions designed to support businesses and consumers in their efforts to operate responsibly. For example, we use remote sensing technology to solve customer equipment issues, which reduces the number of maintenance visits and reduces our carbon footprint. In the past two years, our remote monitoring and diagnostics capabilities and other dispatch avoidance programs resulted in over 1.1 million eliminated service dispatch trips.
We recognize the importance of minimizing our environmental footprint through energy usage and greenhouse gas (GHG) emission management. That is why we continue to report our Scope 1 and Scope 2 emissions from our global facilities and service operations through CDP (formerly Carbon Disclosure Project). We complete the annual CDP climate change questionnaire and evaluate our environmental management progress annually to better understand our areas of opportunity to make a true impact.
We are proud to continue public disclosure of our Scope 1 and Scope 2 greenhouse gas (GHG) emissions data, which has been measured and calculated in alignment with the GHG Protocol Standard. To accurately track progress towards our GHG reduction targets, we adjusted our emissions inventory to account for significant structural changes that drove a decrease in emissions greater than 5%, in accordance with the GHG Protocol guidance.
To account for the spin-off of NCR Atleos, certain divestments that occurred on October 16, 2023 are removed from the data from the date of divestment and, where entire business operations previously part of NCR Corporation were divested. retrospectively from January 1st, 2023. In alignment with the GHG Protocol, organic site and operations closures are not retrospectively removed from the data. Based on the size of the impact of these changes (≥ 50%), we chose to reset our carbon accounting baseline year to FY 2023.
GHG emissions are expressed as a consolidated figure, adjusted to reflect the entire reporting period by applying the modified organizational boundary. The measurement and reporting involve a degree of estimation based on historical data and other proxies. The data is audited by members of the Finance Team and then reported in different external communication and reporting outlets. The Corporate Sustainability Leader and Chief Risk Officer approve all GHG emissions data statements.
2024 Proxy Statement

Proxy Statement Summary
Our emissions data for the past three years is as follows:
	Metric tons CO2e*
	2021	2022	2023
Scope 1	128,016	158,365	43,376
Scope 2	10,717	12,558	8,386
*	Reported numbers for 2021 and 2022 represent total GHG emissions of NCR Corporation. Numbers reported for 2023 represent total emissions of NCR Voyix Corporation.
As we progress on our environmental accountability journey, we are committed to continued accuracy and transparency and regularly refine our data collection and calculation methodology. To support this commitment, in 2024 we implemented a robust Corporate Sustainability management system, which will allow for more accurate, transparent, and complete data capturing and monitoring. It will also further improve our planning and reporting capabilities and refine our Corporate Sustainability processes.
2024 Proxy Statement

Notice of Annual Meeting of Stockholders Letter from the CEO Proxy Statement Summary

Corporate Governance Matters
PROPOSAL 1
Election of Directors

The election of each of James G. Kelly, David Wilkinson, Catherine L. Burke, Janet Haugen, Irv Henderson, Kirk Larsen, Laura Miller, Kevin Reddy and Laura Sen as a director of the Company, with each to serve until the next annual meeting of stockholders following his or her election and until his or her respective successor is duly elected and qualifies.
Board Recommendation FOR each nominee
The holders of shares of common stock and Series A Convertible Preferred Stock, voting together as a single class, are being asked to consider and vote on each of the nine director nominees up for election, each to serve until the next annual meeting of stockholders following his or her election and until his or her respective successor is duly elected and qualifies. Proxies solicited by the Board and properly authorized will be exercised for the election of each of the nine nominees: James G. Kelly, David Wilkinson, Catherine L. Burke, Janet Haugen, Irv Henderson, Kirk Larsen, Laura Miller, Kevin Reddy and Laura Sen, unless you elect to vote against or abstain from voting with regard to any nominee. The Board has no reason to believe that any of these nominees will be unable to serve. However, if one of them should become unable to serve prior to the Annual Meeting, the Board may reduce the size of the Board or designate a substitute nominee. If the Board designates a substitute nominee, shares represented by properly authorized proxies that were voted in favor of the nominee that became unable to serve will be voted FOR the substitute nominee. Georgette Kiser’s and Gregory Blank’s terms as directors will end at the Annual Meeting. Concurrently with the expiration of their terms, the size of the Board will automatically decrease from eleven to nine such that, assuming all of the nominees are elected at the Annual Meeting, there will be no vacancies on the Board. We thank them for their service and contributions.
How Does the Board Recommend that I Vote on this Proposal?
The Board of Directors recommends that you vote FOR the election of each of James G. Kelly, David Wilkinson, Catherine L. Burke, Janet Haugen, Irv Henderson, Kirk Larsen, Laura Miller, Kevin Reddy and Laura Sen as directors, each to serve until the next annual meeting of stockholders following his or her election and until his or her respective successor is duly elected and qualifies. Properly authorized proxies received by the Board will be voted FOR all nominees for which the stockholder may vote unless they specify otherwise.
Vote Required for Approval
The affirmative vote of a majority of the total votes cast for and against each nominee by holders of our common stock and Series A Convertible Preferred Stock, voting together as a single class (in person via attendance at the virtual Annual Meeting or by proxy), with the holders of Series A Convertible Preferred Stock voting on an as-converted basis, is required to elect each nominee. Abstentions and broker “non-votes” will not be counted as votes cast and will have no effect on the vote required to elect each of these director nominees.
2024 Proxy Statement	1

PROPOSAL 1 Election of Directors
Nominees for Election
The name, age, principal occupation, other business affiliations and certain other information regarding each nominee for election as a director are set forth below, along with a description of the qualifications that led the Committee on Directors and Governance to conclude that he or she meets the needs of the Board and supports the advancement of the Company’s long-term strategy. The age reported for each director is as of the filing date of this proxy statement.
AGE: 62 INDEPENDENT CHAIR SINCE: 2023
JAMES G. KELLY
James Kelly has served as the independent Chairman of our Board of Directors since October 2023. He previously served as Chief Executive Officer and as a member of the Board of Directors of EVO Payments, Inc. (“EVO”) from May 2018 until EVO’s acquisition by Global Payments, Inc. (“Global Payments”) in March 2023. Prior to EVO’s initial public offering in 2018, Mr. Kelly served as Chief Executive Officer and a member of the Board of EVO Payments International from 2012 to 2018.
Before joining EVO, Mr. Kelly held several leadership roles at Global Payments from 2001 to 2010, including President and Chief Operating Officer from 2006 to 2010 and Senior Executive Vice President and Chief Financial Officer from 2000 to 2005. Prior to joining Global Payments, Mr. Kelly served as a managing director of Alvarez & Marsal, a leading global professional services firm, and as a manager of Ernst & Young’s mergers and acquisitions and audit groups.
Mr. Kelly currently serves on the advisory boards of Madison Dearborn Partners, Broad Sky Partners and New Mountain Capital and is a member of the board of directors of MoneyGram International Inc. and Great Gray Trust Company. He also serves on the National Commercial Fishing Safety Advisory Committee of the U.S. Department of Homeland Security. Mr. Kelly holds a bachelor’s degree from the University of Massachusetts, Amherst.
OTHER PUBLIC COMPANY BOARDS: None
QUALIFICATIONS: Mr. Kelly’s qualifications include his extensive experience in senior leadership roles in publicly held companies including EVO and Global Payments; his significant experience in financial services and technology industries; his experience leading companies in operational, financial and strategic matters; and his independence.

AGE: 51 DIRECTOR SINCE: 2023
DAVID WILKINSON
David Wilkinson is our Chief Executive Officer, a position he has held since October 2023. Most recently, he served as Executive Vice President and President of NCR Commerce since December 2022, and was responsible for creating and executing the Company’s overall vision and strategy for the retail and restaurant industries. Mr. Wilkinson first joined NCR Corporation in November 2010 and has overseen the Company’s sales and retail operations in various roles as vice president, senior vice president and President of NCR Retail. Before joining NCR Corporation, Mr. Wilkinson held various leadership positions with Avaya, Nortel and Verizon. He is a member of the Board of Trustees for the NCR Foundation, a board member for Junior Achievement of Georgia and serves on the board of directors of the National Retail Federation.
OTHER PUBLIC COMPANY BOARDS: None
QUALIFICATIONS: Mr. Wilkinson’s qualifications include his extensive experience and expertise in our business, drawing on his 13-year senior leadership tenure at NCR Corporation. He has nearly 30 years of experience helping IT and telecom companies expand beyond their traditional business models. He has a proven track record of growing existing business models as well as innovating new ones to fill strategic gaps and accelerate profitability.

2	2024 Proxy Statement

PROPOSAL 1 Election of Directors
AGE: 48 INDEPENDENT DIRECTOR SINCE: 2019 NCR VOYIX COMMITTEES: Committee on Directors and Governance (Chair), Risk Committee
CATHERINE L. BURKE
Catherine L. Burke (“Katie”) has served on our Board of Directors since September 2019. She is the Founder and Principal of Fall Creek Advisors where she serves as a counselor to a wide range of leaders, chief executive officers and investors. Ms. Burke serves as a member of the U.S. Advisory Board of CVC Capital Partners and is a Senior Advisor to Daniel J. Edelman Holdings, Inc. (“DJE Holdings”).
Ms. Burke previously served as Vice Chairman and Chief Corporate Strategy Officer of DJE Holdings, the parent company of consulting firms Edelman, ZENO, Edelman Smithfield, Revere, Salutem and Edible.
She joined Edelman in 2008 and has served in a variety of executive roles at the firm including Chief Corporate Strategy Officer, Global Chairman of Public Affairs, Global President of Practices and Sectors, and Executive Vice President of Public Affairs. Between 2014 and 2016, Ms. Burke served as Executive Vice President of Marketing and Communications at Nielsen Holdings plc and founded and managed a consulting firm, Katie Burke Communications, until she returned to Edelman in 2017. Ms. Burke previously served on the board of directors of Black Knight, Inc. through the successful acquisition of the company by Intercontinental Exchange, Inc in September 2023.
OTHER PUBLIC COMPANY BOARDS: None
QUALIFICATIONS: Mrs. Burke’s qualifications include her extensive experience and senior leadership roles in corporate strategy and operations; her domestic and international experience in government affairs, public affairs and corporate affairs; her financial literacy; her public company board experience; and her independence.

AGE: 65 INDEPENDENT DIRECTOR SINCE: 2023 NCR VOYIX COMMITTEES: Audit Committee (Chair), Compensation and Human Resources Committee
Janet Haugen
Janet Haugen joined our Board of Directors in October 2023. Ms. Haugen is the former Senior Vice President and Chief Financial Officer of Unisys Corporation (“Unisys”), a global information technology company, a role which she held from April 2000 to November 2016. She also held positions as Vice President, Controller and Interim Chief Financial Officer of Unisys between April 1996 and April 2000. Prior to joining Unisys, she held positions at Ernst & Young from 1980 to 1996, including as an audit partner from 1993 to 1996.
Ms. Haugen has served on the board of directors of Juniper Networks, Inc., a provider of high-performance networking and cybersecurity solutions, since May 2019 and as chair of the audit committee since February 2020. Ms. Haugen has served as a director and member of the audit committee of Bentley Systems, Incorporated., a software development company, since September 2020, and as lead independent director since December 2021 and as chair of the sustainability committee since March 2021. She is also a member of the board of directors and audit committee chair of Central Square Technologies.
From 2018 to 2021, she served on the board of directors, as audit committee chair and as a member of the compensation committee of Paycom Software, Inc., a provider of comprehensive, cloud-based human capital management software. She also served on the board of directors and was chair of the audit committee of SunGard Data Systems Inc., a software and services company, from 2002 to 2005. She earned her bachelor’s degree in economics from Rutgers University.
OTHER PUBLIC COMPANY BOARDS: Juniper Networks, Inc.; Bentley Systems, Inc.
QUALIFICATIONS: Ms. Haugen’s qualifications include her extensive leadership experience; financial literacy and expertise; her current and prior public company board and committee experience; her broad industry experience; and her independence.

2024 Proxy Statement	3

PROPOSAL 1 Election of Directors
AGE: 54 INDEPENDENT DIRECTOR SINCE: 2024 NCR VOYIX COMMITTEES: None (New Board Member)
IRV HENDERSON
Irv Henderson joined our Board of Directors in March 2024. Mr. Henderson is the Chief Executive Officer and Founder of KonstructIQ Inc., a developer of a comprehensive financial management system designed for construction projects, which simplifies invoice management and payments through an all-in-one interface, ensuring control over the entire payments workflow. Mr. Henderson formerly served as Executive Vice President and Chief Digital Officer at U.S. Bank from September 2019 to December 2022, where he led development and execution of the One U.S. Bank digital strategy for business customers. Prior to U.S. Bank, Mr. Henderson was Co-Founder and Chief Executive Officer of Talech, a provider of point-of-sale (POS) systems for restaurants and retailers, from 2012 until Talech’s acquisition by U.S. Bank in 2019. Mr. Henderson has also held various technology product leadership roles with Yahoo!, Obopay and InfoSpace Mobile.
OTHER PUBLIC COMPANY BOARDS: None
QUALIFICATIONS: Mr. Henderson’s qualifications include his extensive leadership experience; background in technology and point-of-sale software, combined with his software development experience and retail and restaurant industry experience; and his independence.

AGE: 52 INDEPENDENT DIRECTOR SINCE: 2019 NCR VOYIX COMMITTEES: Compensation and Human Resources Committee (Chair), Audit Committee
KIRK LARSEN
Kirk Larsen has been a member of our Board of Directors since September 2019. Mr. Larsen is Chief Financial Officer of Relativity, a global legal technology company, a role he has held since April 2024. He served as an Advisor to ICE Mortgage Technology Holdings, Inc., a division of Intercontinental Exchange, Inc. (“Intercontinental Exchange”), from September to December 2023.
Mr. Larsen is the former President and Chief Financial Officer of Black Knight, Inc. (“Black Knight”), a provider of software, data and analytics to the mortgage and consumer loan, real estate and capital markets verticals, a position he held from May 2022 through the successful acquisition of the company by Intercontinental Exchange in September 2023. From January 2014 to May 2022, Mr. Larsen was Executive Vice President and Chief Financial Officer of Black Knight. From January 2014 to April 2015, he also served as the Executive Vice President and Chief Financial Officer of ServiceLink, a national provider of loan transaction services to the mortgage industry.
Before joining Black Knight, Mr. Larsen held leadership roles at Fidelity National Information Services, Inc., a financial services technology company, serving as Corporate Executive Vice President, Finance from July 2013 to December 2013 and as Senior Vice President and Treasurer from October 2009 to July 2013. He previously held finance and accounting roles at Metavante Corporation, Rockwell Automation, Inc. and Ernst & Young LLP.
OTHER PUBLIC COMPANY BOARDS: None
QUALIFICATIONS: Mr. Larsen’s qualifications include his significant experience in leadership roles in publicly held technology companies; his expertise in mergers and acquisitions, technology and software; his financial literacy and expertise; and his independence.

4	2024 Proxy Statement

PROPOSAL 1 Election of Directors
AGE: 59 INDEPENDENT DIRECTOR SINCE: 2023 NCR VOYIX COMMITTEES: Risk Committee (Chair), Audit Committee
LAURA MILLER
Laura Miller joined our Board of Directors in October 2023. Ms. Miller has served as Executive Vice President and Chief Information Officer of Macy’s, Inc. (“Macy’s”) since 2021. As CIO of Macy’s, her responsibilities include strategy, execution, operations, enterprise data and analytics, and cybersecurity for three brands in more than 650 locations. Prior to joining Macy’s, Ms. Miller was with InterContinental Hotels Group PLC (IHG) from 2013 to January 2020, where she held the role of Global Chief Information Officer. Prior to joining IHG, Ms. Miller was Senior Vice President, Financial Services Application Development for First Data Corporation, where she led several transformational initiatives to rearchitect the global business model to deliver operational and financial improvements.
Ms. Miller currently serves on the Supervisory Board of Ahold Delhaize, one of the world's largest food retail groups and a leader in supermarkets and e-commerce. She previously served on the board and as chair of the technology committee of EVO Payments, Inc., a global merchant acquirer and payment processor, and on the board of LGI Homes, an industry-leading residential home design, construction, sales and marketing business.
Ms. Miller has a bachelor’s degree in Information Systems Management from the University of Maryland, Baltimore County, and holds a master’s degree in Computer Systems Management from the University of Maryland University College.
OTHER PUBLIC COMPANY BOARDS: None
QUALIFICATIONS: Ms. Miller’s qualifications include her leadership experience as well as her extensive expertise in technology and cybersecurity matters.

AGE: 66 INDEPENDENT DIRECTOR SINCE: 2023 NCR VOYIX COMMITTEES: Compensation and Human Resource Committee, Committee on Directors and Governance
KEVIN REDDY

Kevin Reddy joined our Board of Directors in October 2023. Since 2016, Mr. Reddy has served as Managing Partner of Reddy Enterprises, providing advisory and management consulting services to distinguished investment funds.
Mr. Reddy previously served as Chief Executive Officer of Noodles & Company from 2006 to 2016. He became a member of its Board of Directors in 2006 and served as Chairman of the board from 2008 to 2016. Under his leadership, Noodles & Company held a successful initial public offering in 2013 and grew to more than 450 restaurants and in excess of 10,000 team members during his tenure. Prior to joining Noodles & Company, he was the Chief Operating Officer and Restaurant Support Officer for Chipotle Mexican Grill and was instrumental in designing and building the infrastructure, team and culture to propel Chipotle from 11 locations to almost 500.
Mr. Reddy currently serves on the Board of Directors of K-MAC Enterprises Inc., a leading YUM! franchisee, operating over 300 Taco Bell restaurants in Arkansas, Missouri, Oklahoma, and Texas. He is an advisory board member of Fusion Education Group and Citation. Mr. Reddy also serves as a Senior Operating Partner to a prestigious sovereign wealth fund and several early stage innovative technology companies.
OTHER PUBLIC COMPANY BOARDS: None
QUALIFICATIONS: Mr. Reddy’s qualifications include his leadership skills, extensive experience in the restaurant industry, and his independence.

2024 Proxy Statement	5

PROPOSAL 1 Election of Directors
AGE: 67 INDEPENDENT DIRECTOR SINCE: 2022 NCR VOYIX COMMITTEES: Risk Committee, Audit Committee
LAURA SEN

Laura Sen has been a member of our Board of Directors since May 2022. She most recently served as the Non-Executive Chairman of the board of directors of BJ’s Wholesale Club, Inc. (“BJ’s”), a membership-only warehouse chain, from January 2016 to April 2018, and was Chief Executive Officer of BJ’s from 2009 to 2016. She served as BJ’s Chief Operating Officer from 2008 to 2009 and served as BJ’s Executive Vice President of Merchandising and Logistics from 2007 to 2008. From 2003 to 2006, Ms. Sen was the Principal of Sen Retail Consulting, advising companies in the retail sector in the areas of merchandising and logistics.
Ms. Sen is a member of the board of directors of Burlington Stores, Inc., where she serves on the audit committee. Ms. Sen is also a member of the board of directors of Massachusetts Mutual Life Insurance Company, a privately held company. Ms. Sen previously served as a director of EMC Corporation, rue21, inc., Abington Savings Bank and the Federal Reserve Bank of Boston.
OTHER PUBLIC COMPANY BOARDS: Burlington Stores, Inc.
QUALIFICATIONS: Ms. Sen’s qualifications include her current and prior experience as a director of other public companies; her significant leadership and management experience in leading a growth company and serving on boards of significant companies in the retail industry; her financial expertise; and her independence.

6	2024 Proxy Statement

PROPOSAL 1 Election of Directors
Qualifications, Attributes, Skills and Experiences Represented by the Director Nominees
We believe our director nominees represent a well-rounded and diverse range of backgrounds, skills and experience.
89% are independent	33% self-identify as an ethnic minority	44% self-identify as women
The Board believes that it is desirable that the following experience, qualifications, attributes, and skills be possessed by one or more of NCR Voyix’s Board members because of their particular relevance to the Company’s business and structure, and these were all considered by the Committee on Directors and Governance and the Board in connection with this year’s director nomination process:

2024 Proxy Statement	7

PROPOSAL 1 Election of Directors
More Information About Our Board of Directors
The Board oversees management in directing the overall performance of the Company on behalf of the stockholders of the Company. Members of the Board stay informed of the Company’s business by participating in Board and committee meetings (including regular executive sessions of the Board), by reviewing materials provided to them prior to the meetings and otherwise, and through discussions with the Chief Executive Officer and other members of management and staff.
Corporate Governance
The Board is elected by the stockholders of the Company to oversee and direct the management of the business and affairs of the Company. The Board acts as an advisor to senior management and monitors its performance. The Board reviews the Company’s strategies, financial objectives, and operating plans. It also plans for management succession of the Chief Executive Officer, as well as other senior management positions, and oversees the Company’s compliance efforts.
To help discharge its duties and responsibilities, the Board has adopted the Corporate Governance Guidelines that address significant corporate governance issues, including, among other things: the size and composition of the Board; director independence; Board leadership; roles and responsibilities of the Board; risk oversight; director compensation and stock ownership; committee membership and structure, meetings and executive sessions; and director selection, training and retirement (the “Corporate Governance Guidelines”). The Corporate Governance Guidelines, as well as the Board’s committee charters, can be found on the “Investor Relations” section of our website at https://investor.ncrvoyix.com. You also may obtain, without charge, a written copy of the Corporate Governance Guidelines, or any of the Board’s committee charters, by writing to the Company’s Corporate Secretary at the address listed in the Communications with Directors section of this proxy statement.
Additionally, the Company’s overboarding policy, which is included in the Corporate Governance Guidelines, provides that directors should advise the chair of the Committee on Directors and Corporate Governance in advance of joining another public company board of directors. The Board has the opportunity to review the director’s availability to fulfill the director’s responsibilities to the Company if the director (a) serves on more than three other public company boards, (b) serves as an executive officer of any other public company while also serving on a total of two or more public company boards or (c) serves as a director of a potential competitor of the Company.
Independence
Under our Corporate Governance Guidelines, and New York Stock Exchange (“NYSE”) rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries, taking into account, in addition to those other factors it may deem relevant, whether the director:
•	has not been an employee of the Company or any of its affiliates, or otherwise affiliated with the Company or any of its affiliates, within the past five years;
•
has not been affiliated with or an employee of the Company’s present or former independent auditors or its affiliates for at least five years after the end of such affiliation or auditing relationship;

•
has not for the past five years been a paid advisor, service provider or consultant to the Company or any of its affiliates or to an executive officer of the Company, or an employee or owner of a firm that is such a paid advisor, service provider or consultant;

•
does not directly or indirectly, have a material relationship (such as being an executive officer, director, partner, employee or significant stockholder) with a company that has made payments to or received payments from the Company that exceed, in any of the previous three fiscal years, the greater of $1 million or 2% of the other company’s consolidated gross revenues;

•
is not an executive officer or director of a foundation, university or other non-profit entity receiving significant contributions from the Company, including contributions in the previous three years that, in any single fiscal year, exceeded the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues;

•	has not been employed by another corporation that has (or had) an executive officer of the Company on its board of directors during the past five years;
•
has not received compensation, consulting, advisory or other fees from the Company, other than director compensation and expense reimbursement or compensation for prior service that is not contingent on continued service for the past five years; and

•
is not and has not been for the past five years a member of the immediate family of: (i) an officer of the Company; (ii) an individual who receives or has received during any twelve-month period more than $120,000 per year in direct compensation from the Company, other

8	2024 Proxy Statement

PROPOSAL 1 Election of Directors
than director and committee fees and pension or other forms of deferred compensation for prior service that is not contingent on continued service; (iii) an individual who, with respect to the Company’s independent auditors or their affiliates, is a current partner or a current employee personally working on the Company’s audit or was a partner or employee and personally worked on the Company’s audit; (iv) an individual who is an executive officer of another corporation that has (or had) an executive officer of the Company on its board of directors;(v) an executive officer of a company that has made payments to, or received payments from, the Company in a fiscal year that exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues; or (vi) any director who is not considered an independent director.
The policy of the Board is to review the independence of all directors at least annually. The Committee on Directors and Governance undertook its annual review of director independence and made a recommendation to the Board of Directors regarding independence. The Board has determined that all of the Company’s non-employee directors and nominees, namely James Kelly, Catherine L. Burke, Janet Haugen, Irv Henderson, Kirk Larsen, Laura Miller, Kevin Reddy and Laura Sen, are independent in accordance with the NYSE listing standards and the Corporate Governance Guidelines.
Corporate Governance Practices and Developments
NCR Voyix continues to demonstrate a strong commitment to corporate governance practices and policies that reinforce the Board’s alignment with, and accountability to, our stockholders.
Annual election of all directors	In 2016, we eliminated the classification of the Board, twice adjourning our annual meeting of stockholders to solicit votes to obtain the requisite stockholder approval.
Majority voting in director elections
Since IPO we have had majority voting in director elections, which was enhanced in 2021 to provide for a plurality voting standard in director elections where there are more nominees than directorships, consistent with market practice.

Board efforts to remove super majority voting provisions
In 2020, the Board recommended the approval of a proposal in its proxy statement to amend and restate the Company charter to eliminate the supermajority voting provisions contemplated thereby and only require the affirmative vote of a majority of all votes entitled to be cast to approve each such matter. The Board noted in the proposal that it had adopted corresponding amendments to the Company’s bylaws eliminating all of the supermajority vote provisions therein, contingent on stockholder approval of the proposed Company charter amendments eliminating the supermajority provisions. Unfortunately, our stockholders did not approve the proposal by the vote required under the Company’s charter and Maryland law.

In 2019, the Board included a proposal in the Company’s proxy statement that was substantially similar to the 2020 proposal described above and a proposed amendment to Section 6.2 of the Company charter to provide that, notwithstanding any provision of law requiring any action to be taken or approved by the affirmative vote of stockholders entitled to cast a greater number of votes, and except as may otherwise be specifically provided, any such action shall be effective and valid if declared advisable by the Board and taken or approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter. The amendment to Section 6.2 was approved and therefore, charter amendments (except as expressly required by the charter), mergers, share exchanges, and dissolutions require a majority vote. However, despite twice adjourning our 2019 annual meeting of stockholders to solicit votes, our stockholders did not approve the balance of the proposal by the vote required under the Company’s charter and Maryland law.

Stockholder right to amend the Bylaws
For decades our stockholders have had the concurrent power to amend our bylaws, provided that amendments to certain provisions require the affirmative vote of stockholders entitled to cast 80% of the votes entitled to be cast on the matter. As noted above, we have repeatedly attempted to solicit the required stockholder approval to remove the supermajority vote requirements but have been unsuccessful.

Proxy Access Bylaw	Since 2016.
Stockholder right to call special meetings upon request of the holders of 25% of the votes entitled to be cast
For decades our stockholders have had the right to call special meetings and, in 2018, the Board authorized and approved amendments to the Company’s bylaws to reduce the percentage ownership requirement necessary to allow stockholders to call a special meeting of stockholders from a majority of the votes entitled to be cast at the meeting to 25% of the votes entitled to be cast at the meeting, with limited exception.

Annual Say on Pay vote	Since inception of Say on Pay.
2024 Proxy Statement	9

PROPOSAL 1 Election of Directors
Board Leadership Structure, Board Committees and Risk Oversight
Leadership Structure
Our Board is committed to independent leadership and acknowledges there are different structures available to achieve that objective. Our Board has the flexibility to determine a leadership structure as it deems best for the Company from time to time. Under our Corporate Governance Guidelines, the Board does not need to appoint an independent lead director when the role of Chair is held by an independent, non-executive chair.
Under our Corporate Governance Guidelines, the Board shall appoint a Chair of the Board and the Board does not have a guideline on whether the role of Chair should be held by a non-employee or independent director. If the positions of Chair of the Board and Chief Executive Officer are held by the same person or if the Chair is a management employee or a non-independent director, the independent directors of the Board will select an independent lead director. Mr. Kelly currently serves as our independent Chair. The Board believes Mr. Kelly is well suited to serve as independent Chair given his extensive experience leading companies in operational, financial and strategic matters, as well as his board leadership experience. As a result of his broad-based and relevant experience, our Board believes Mr. Kelly is well positioned to carry out the responsibilities of the independent Chair, lead the Board and provide constructive, independent, and informed guidance and oversight to management.
Committees of the Board
The Board has four standing committees: the Audit Committee, the Compensation and Human Resource Committee (the “CHRC”), the Committee on Directors and Governance (“CODG”), and the Risk Committee. All members of each of these committees are independent Board members. In addition, in 2023, the Board formed the Transaction and Finance Committee that meets on an ad-hoc basis. The current members of the Transaction and Finance Committee are Mr. Kelly, Mr. Blank, Ms. Haugen and Mr. Larsen.
The Board has adopted a written charter for each standing committee that sets forth the committee’s mission, composition and responsibilities. Each charter can be found on the “Investor Relations” section of our website at https://investor.ncrvoyix.com.
The Board met 16 times in 2023 and each incumbent member of the Board attended 75% or more of the aggregate of: (i) the total number of meetings of the Board (held during the period for which such person was a director); and (ii) the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served). The Company has no formal policy regarding director attendance at its annual meeting of stockholders. All of the Company’s directors then in office were in attendance at the Company’s 2023 Annual Meeting of Stockholders, which was a virtual, and not an in-person, meeting.
10	2024 Proxy Statement

PROPOSAL 1 Election of Directors
The Audit Committee, CHRC, CODG, and Risk Committee met 9, 13, 6, and 5, times, respectively, during fiscal year 2023. The current composition of each Board Committee is set forth below:
NCR Voyix Directors	Audit Committee	Compensation and Human Resource Committee	Risk Committee	Committee on Directors and Governance
James Kelly
David Wilkinson
Gregory Blank	✔			✔
Catherine L. Burke			✔	Chair
Janet Haugen	Chair	✔
Irv Henderson
Georgette Kiser			✔	✔
Kirk Larsen	✔	Chair
Laura Miller	✔		Chair
Kevin Reddy		✔		✔
Laura Sen	✔		✔
Georgette Kiser’s and Gregory Blank’s terms as directors will end at the Annual Meeting. Concurrently with the expiration of their terms, the size of the Board will automatically decrease from eleven to nine such that, assuming all of the nominees are elected at the Annual Meeting, there will be no vacancies on the Board.
Audit Committee
The Audit Committee is the principal agent of the Board in overseeing: (i) the quality and integrity of the Company’s financial statements; (ii) the independence, qualifications, engagement and performance of the Company’s independent registered public accounting firm; (iii) the performance of the Company’s Internal Audit Department; (iv) the integrity and adequacy of internal controls; and (v) the quality and adequacy of disclosures to stockholders.
Among other things, the Audit Committee also:
•	selects, evaluates, sets compensation for and, where appropriate, replaces the Company’s independent registered public accounting firm;
•	pre-approves all audit and non-audit services provided to the Company by its independent registered public accounting firm;
•	reviews and discusses with the Company’s independent registered public accounting firm its services and quality control procedures and the Company’s critical accounting policies and practices;
•	regularly reviews the scope and results of audits performed by the Company’s independent registered public accounting firm and internal auditors;
•	prepares the report required by the U.S. Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual meeting proxy statement;
•	meets with management to review the adequacy of the Company’s internal control framework and its financial, accounting, reporting and disclosure control processes;
•	reviews the Company’s periodic SEC filings and quarterly earnings releases;
•
discusses with the Company’s Chief Executive Officer and Chief Financial Officer the procedures they follow to complete their certifications in connection with the Company’s periodic filings with the SEC;

•	reviews the Company’s compliance with legal and regulatory requirements; and
2024 Proxy Statement	11

PROPOSAL 1 Election of Directors
•
reviews the effectiveness of the Internal Audit function, including compliance with the Institute of Internal Auditors’ International Professional Practices Framework for Internal Auditing consisting of the Definition of Internal Auditing, Code of Ethics and the Standards.

All members of the Audit Committee during 2023 were, and all current members are, independent and financially literate as determined by the Board under applicable SEC rules and NYSE listing standards. In addition, the Board has determined that four current members of the Audit Committee, Ms. Haugen, Mr. Blank, Mr. Larsen, and Ms. Sen are each an “audit committee financial expert,” as defined under SEC regulations. The Board has also determined that each member of the Audit Committee is independent based on independence standards set forth in the Corporate Governance Guidelines, the listing standards of the NYSE and the applicable rules of the SEC. No member of the Audit Committee may receive any compensation, consulting, advisory or other fees from the Company, other than the Board compensation described below under the Director Compensation section in this proxy statement, as determined in accordance with applicable SEC rules and NYSE listing standards. Members serving on the Audit Committee are limited to serving on no more than two other audit committees of public company boards of directors, unless the Board evaluates and determines that these other commitments would not impair the member’s effective service to the Company.
Compensation and Human Resource Committee
The CHRC provides general oversight of the Company’s management compensation philosophy and practices, benefit programs and strategic workforce initiatives, and leadership development plans. In doing so, the CHRC reviews and approves executive officer total compensation goals, objectives and programs, and the competitiveness of total compensation practices.
Among other things, the CHRC also:
•	evaluates executive officer performance levels and determines their base salaries, incentive awards and other compensation;
•	discusses its evaluation and compensation determinations for the Chief Executive Officer at Board executive sessions;
•	reviews executive compensation plans and recommends them for Board approval;
•	oversees our compliance with SEC and NYSE compensation-related rules;
•	reviews and approves executive officer employment, severance, change in control and similar agreements and plans;
•	reviews management proposals for significant organizational changes;
•	annually assesses compensation program risks; and
•	oversees management succession and development.
The Board determined that all members of the CHRC during 2023 were, and the current members are, independent based on independence standards set forth in the Corporate Governance Guidelines which reflect NYSE listing standards and satisfies the additional provisions specific to compensation committee membership set forth in the NYSE listing standards.
Committee on Directors and Governance
The CODG is responsible for reviewing the Board’s corporate governance practices and procedures, including the review and approval of each related party transaction under the Company’s Related Person Transaction Policy (unless the CODG determines that the approval or ratification of such transaction should be considered by all of the disinterested members of the Board), and the Company’s ethics and compliance program.
Among other things, the CODG also:
•	recommends to the Board the principles of director compensation and compensation to be paid to directors, and reviews and makes recommendations to the Board concerning director compensation;
•
reviews the composition of the Board and the qualifications of persons identified as prospective directors, recommends the candidates to be nominated for election as directors, and, in the event of a vacancy on the Board, recommends any successors;

•	recommends to the Board the assignment of directors to various committees of the Board;
•	recommends criteria and process to assess the Board’s performance, and conducts an evaluation of the Board based on such criteria;
•
reviews the Company’s charter, bylaws and Corporate Governance Guidelines, including the Director Qualification Guidelines and independence standards, and makes any recommendations for changes, as appropriate; and

12	2024 Proxy Statement

PROPOSAL 1 Election of Directors
•	monitors compliance with independence standards established by the Board.
The CODG is authorized to engage consultants to review the Company’s director compensation program.
The Board has determined that each member of the CODG is independent based on independence standards set forth in the Corporate Governance Guidelines, which reflect the listing standards of the NYSE.
Risk Committee
The Risk Committee assists the Board with its oversight of executive management’s responsibilities to design, implement and maintain an effective enterprise risk management (“ERM”) framework for the Company’s overall operational, information security, strategic, reputational, technology, cybersecurity, Corporate Sustainability, and other risks. In addition, the Risk Committee assists the Board in fulfilling its oversight responsibilities for matters relating to diversity, equity and inclusion, as well as matters relating to the health, environment, safety, sustainability, and the security of personnel and physical assets. Among other things, the Risk Committee also:
•
monitors all enterprise risks and reviews and discusses with management the Company’s policies, procedures, and standards for identifying and managing enterprise risk, and the Company’s compliance with and performance against those policies, procedures and standards;

•	reviews and discusses with executive management the Company’s ERM strategy and ERM controls, including the Company’s business continuity plans;
•
oversees the Company’s technology planning and strategy, including integration, investments, expenditures, innovation, modernization and response to client, competitor, market and industry trends and disruptions;

•	reviews and discusses with executive management and oversees the Company’s cybersecurity and information security processes and polices on cybersecurity risk identification, management and assessment;
•	conducts periodic assessments of the state of the Company’s management culture;
•	reviews and discusses with executive management the Company’s major risk exposures and the steps taken to monitor and control such exposures;
•	considers the Company’s risk capacity and strategic risks; and
•
oversees emerging risks presented by economic, societal, environmental, regulatory, geo-political, competitive landscape or other conditions, and the business opportunities arising from such emerging risks.

Risk Oversight
As a part of its oversight responsibilities, the Board regularly monitors management’s processes for identifying and addressing areas of material risk to the Company, including operational, financial, cybersecurity, legal, regulatory, strategic, and reputational risks. In doing so, the Board receives regular assistance and input from its committees, as well as regular reports from members of the Executive Leadership Team and other members of senior management. For example, our Board exercises oversight over our risk management process directly, as well as through its committees that address risks inherent in their respective areas of oversight. In particular, our Board of Directors delegates cybersecurity risk management oversight to the Risk Committee of the Board of Directors. While the Board and its committees provide oversight, management is responsible for implementing risk management programs, supervising day-to-day risk management and reporting to the Board and its committees on these matters.
Audit Committee: The Audit Committee, with the assistance of the Risk Committee, reviews in a general manner the guidelines and policies governing the process by which the Company conducts risk assessment and risk management. In addition, the Audit Committee reviews and reassesses the adequacy of the Risk Committee charter on an annual basis. The Audit Committee Chair may liaise with the Risk Committee Chair in his or her discretion for matters where the Risk Committee can assist the Audit Committee in its decision-making process for matters for which the Audit Committee is responsible. The Audit Committee also receives periodic updates on compliance and regulatory risk items from members of the senior leadership team.
CHRC and CODG: The CHRC regularly considers potential risks related to the Company’s compensation programs, as discussed below, and the CODG considers risks within the context of its responsibilities (as such responsibilities are defined in the committee charter), including legal and regulatory compliance risks.
Risk Committee: The Risk Committee assists the Board with its oversight of executive management’s responsibilities to design, implement and maintain an effective ERM framework for the Company’s overall operational, information security, strategic, reputational, technology,
2024 Proxy Statement	13

PROPOSAL 1 Election of Directors
Corporate Sustainability, and other risks. In addition, the Risk Committee reviews and reassesses the adequacy of the Risk Committee charter on an annual basis. The Risk Committee also assists the Board with its oversight responsibilities for matters relating to diversity, equity and inclusion (DE&I), environment, health and safety (EHS), sustainability, and the security of our personnel and physical assets. The Risk Committee Chair may liaise with the Chair of any other Board committee in his or her discretion for matters where such committee can assist the Risk Committee in its decision-making process for matters for which the Risk Committee is responsible, and vice versa.
At the management level, we have appointed a Chief Risk Officer to oversee our ERM program and assist the Company and the Risk Committee in fulfilling its objectives relating to ERM, Corporate Sustainability, third-party risk management (TPRM) and business continuity planning (BCP). The Company’s Chief Risk Officer is responsible for developing and managing formal ERM, Corporate Sustainability, TPRM and BCP programs designed to identify, assess and respond to material and emerging risks and opportunities that may impact the achievement of the Company’s strategic objectives.
The Risk Committee oversees our cybersecurity processes and policies on risk identification, management, and assessment. The Risk Committee also reviews the adequacy and effectiveness of such policies, as well as the steps taken by management to mitigate or otherwise control these cybersecurity exposures and to identify future risks. Our CIO reports regularly to the Risk Committee on cybersecurity and information security and the full Board reviews significant cybersecurity matters as appropriate. Included among the members of both the Board and the Risk Committee are directors with substantial expertise in cybersecurity matters, and Board members actively engage in dialogue on the Company’s information security plans, and in discussions of improvements to the Company’s cybersecurity defenses. When, in management’s or the Board’s judgment, a threatened cybersecurity incident has the potential for material impacts, management, the Board and applicable committees of the Board will engage to assess and manage the incident.
After each quarterly committee meeting, the Audit Committee, CHRC, CODG, and Risk Committee each report at the next meeting of the Board all significant items discussed at each committee meeting, which includes a discussion of items relating to risk oversight where applicable.
Compensation Risk Assessment
The Company takes a prudent and risk-balanced approach to its incentive compensation programs to ensure that these programs promote the long-term interests of our stockholders and do not contribute to unnecessary risk-taking. The CHRC evaluates the Company’s executive and broad-based compensation programs, including the mix of cash and equity, balance of short-term and longer-term performance focus, balance of revenue and profit-based measures, stock ownership guidelines, clawback policies and other risk mitigators. The CHRC directly engages its independent compensation consultant to assist with this evaluation process. Based on this evaluation, the CHRC concluded that none of the Company’s compensation policies and plans are reasonably likely to have a material adverse effect on the Company.
Director Selection, Communications and Code of Conduct
Selection of Nominees for Directors
The CODG and our other directors are responsible for recommending nominees for membership to the Board. The director selection process is described in detail in the Corporate Governance Guidelines. In determining candidates for nomination, the CODG will seek the input of the Chair of the Board and the Chief Executive Officer and will consider individuals recommended for Board membership by the Company’s stockholders. In addition, periodically the Board or the CODG engages a third-party search firm, including most recently Ridgeway Partners, to assist to identify candidates who have desired experience and expertise, and meet the qualification guidelines described below.
Our Corporate Governance Guidelines include qualification guidelines for directors standing for re-election and new candidates for membership on the Board. All candidates are evaluated by the CODG using these qualification guidelines. In accordance with the guidelines, as part of the selection process, in addition to such other factors as it may deem relevant, the CODG will consider, among other things, a candidate’s:
•	management experience (including with major public companies with multinational operations);
•
other areas of expertise or experience that are desirable given the Company’s business and the current make-up of the Board (such as expertise or experience in information technology businesses, manufacturing, international, financial or investment banking or scientific research and development, senior level government experience, and academic administration or teaching);

•	desirability of range in age so that retirements are staggered to permit replacement of directors of desired skills and experience in a way that will permit appropriate continuity of Board members;
14	2024 Proxy Statement

PROPOSAL 1 Election of Directors
•
independence, as defined by the Board (and under the standards of independence set forth in the Corporate Governance Guidelines, which reflect the independence standards provided in the NYSE listing standards);

•	diversity of thought and perspectives, such as on the basis of age, race, gender, and ethnicity, or on the basis of geographic knowledge, industry experience, board tenure, or culture;
•
knowledge and skills in accounting and finance, business judgment, general management practices, crisis response and management, industry knowledge, international markets, leadership, and strategic planning;

•	personal characteristics matching the Company’s values such as integrity, accountability, financial literacy and high performance standards;
•	willingness to commit the time required to fully discharge responsibilities to the Board; and
•	the number of commitments to other entities, with one of the more important factors being the number of other public-company boards on which the individual serves.
All of the nominees for election are currently serving as directors of the Company. Irv Henderson was recommended for appointment to the Board by a non-employee director. After review and consideration by the CODG, the CODG recommended to the Board that Mr. Henderson be appointed, and he was appointed to the Board effective March 14, 2024.
Other than David Wilkinson, the Company’s Chief Executive Officer, all of the candidates for election have been determined by the Board to be independent under the standards of independence set forth in the Corporate Governance Guidelines, which reflect the independence standards provided in the NYSE listing standards.
Stockholders wishing to recommend individuals for consideration as directors should contact the CODG by writing to the Company’s Corporate Secretary at NCR Voyix Corporation 864 Spring Street NW, Atlanta, Georgia 30308-1007. Recommendations by stockholders that are made in this manner will be evaluated in the same manner as other candidates.
Stockholders who wish to nominate directors for inclusion in the Company’s proxy statement pursuant to the proxy access provisions in the Company’s bylaws, or to otherwise nominate directors for election at the Company’s next annual meeting of stockholders, must follow the procedures described in the Company’s bylaws, the current form of which is available on the “Investor Relations” section of our website at https://investor.ncrvoyix.com. See “Procedures for Nominations Using Proxy Access”, “Procedures for Stockholder Proposals and Nominations for 2025 Annual Meeting Outside of SEC Rule 14a-8” and “Procedures for Stockholder Proposals and Nominations for 2025 Annual Meeting Outside of SEC Rule 14a-8 and Pursuant to SEC Rule 14a-19” in this proxy statement for further details regarding how to nominate directors.
New Director Orientation
The Board has an orientation process for new directors that is overseen by the Committee on Directors and Governance. The orientation process program is tailored to the needs of each new director depending on his or her level of experience serving on other boards and knowledge of the Company or industry. Materials provided to new directors include information on the Company’s strategic and operating plans, corporate governance practices (including committee assignments and roles), Code of Conduct, and other key policies and practices. The orientation process includes a series of one-on-one meetings with members of the Company’s Executive Leadership Team, including, among others, the Chief Executive Officer, Chief Financial Officer, General Counsel and Secretary, and various business leaders, as well as other key senior management employees. New directors are also invited to tour various Company facilities, depending on their orientation needs and preferences. The program enables the new directors to thoroughly understand the Company’s business and strategic initiatives, as well as overall governance and processes, including, among other things, the Company’s organization, the Company charter, bylaws, Board committee charters, the Company Code of Conduct, and Corporate Governance Guidelines.
Communications with Directors
Stockholders or interested parties wishing to communicate directly with the Board or any other individual director, the Chair of the Board, or the Company’s independent directors as a group are welcome to do so by writing to the Company’s Corporate Secretary at NCR Voyix Corporation, 864 Spring Street NW, Atlanta, Georgia 30308-1007. The Corporate Secretary will forward appropriate communications. Any matters reported by stockholders relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee as appropriate. Anonymous and/or confidential communications with the Board may also be made by writing to this address. For more information on how to contact the Board, please see the Company’s Corporate Governance page on the “Investor Relations” section of our website at https://investor.ncrvoyix.com.
2024 Proxy Statement	15

PROPOSAL 1 Election of Directors
Code of Conduct
The Company has a Code of Conduct that sets forth the standard for ethics and compliance for all of its directors and employees. The Code of Conduct is available on the “Investor Relations” section of our website at https://investor.ncrvoyix.com. To receive a copy of the Code of Conduct, please send a written request to the Corporate Secretary at the address provided above.
Director Compensation
The CODG oversees our Director Compensation Program (the “Program”). In recommending compensation under the Program, the CODG considered peer group director pay practices and other relevant data and considerations, including material provided by Farient, the independent compensation consultant for the CHRC in 2023. The Program provides for the payment of annual retainers and annual equity grants to non-employee Board members in accordance with the NCR Corporation 2017 Stock Incentive Plan, as amended (the “Stock Plan”). Our Stock Plan generally caps non-employee director pay at $1 million per calendar year (including cash and grant date fair value of equity).
16	2024 Proxy Statement

PROPOSAL 1 Election of Directors
Annual Retainer
In May 2023, the CODG recommended, and the Board approved, that the annual retainer for each non-employee director under the Program effective following the 2023 annual meeting of stockholders would remain unchanged at $80,000, the additional annual retainer for Lead Independent Director service would be remain unchanged at $75,000 and the additional cash retainer for Non-Executive Chairman would remain at $200,000. The CODG and the Board determined that adjustments to annual retainers for certain committee chair and member services were appropriate based on, among other things, materials relating to competitive pay practices and related matters provided by Farient.
In anticipation of the spin-off of NCR Atleos (such transaction, the “Spin-Off”), the CODG reviewed, in consultation with Farient, the annual retainer fees for non-employee directors following the Spin-Off to ensure that director compensation would remain competitive and generally aligned at approximately the median of the Company’s post-spin peer group. The CODG recommended, and the Board approved, that effective as of the Spin-off the additional cash retainers for non-executive chairman and lead independent director be reduced to $130,000 and $50,000, respectively, and that certain committee fees be adjusted. The annual retainer for each non-employee director remained unchanged at $80,000.
The Program provides for grants of prorated annual cash retainers for Board service to directors who join the Board mid-year. Cash retainers for committee service are prorated in the event a director commences or ceases service on a particular Committee of the Board mid-year. In each case, proration is based on the number of days served on the Board or the applicable Committee during the applicable payment period.
The annual retainers for Board and committee service are generally paid in four equal installments on approximately June 30, September 30, December 31 and March 31. They may be received at the director’s election in: (i) cash; (ii) shares of common stock; (iii) one-half cash and one-half shares of common stock; or (iv) deferred restricted stock units (“RSUs”) distributable in shares of common stock after director service ends.
The following tables set forth the approved annual cash retainer fees for board and committee service for non-employee directors during fiscal year 2023:
	January 1 - October 16, 2023	October 16 - December 31, 2023
Board Service Cash Retainer	$80,000	$80,000
Lead Independent Director	$75,000	$50,000
Non-Executive Chairman	$200,000	$130,000
Additional Annual Retainers for Board Committee Service ($)
	January 1 – October 16, 2023		October 16 – December 31, 2023
Committee	Chair	Member	Chair	Member
Audit Committee	$34,000	$15,000	$35,000	$15,000
Compensation and Human Resource Committee	$27,000	$12,500	$25,000	$10,000
Committee on Directors and Governance	$20,000	$10,000	$17,500	$7,500
Risk Committee	$20,000	$10,000	$20,000	$10,000
Transaction and Finance Committee	$—	$—	$15,000	$10,000
2024 Proxy Statement	17

PROPOSAL 1 Election of Directors
Annual Equity Grant
Under the Program, the CODG and the Board determine the value of the annual equity grant made to non-employee directors elected at the annual meeting of stockholders. Annual equity grants made to directors generally vest in four equal quarterly installments beginning three months after the grant date. Annual equity grants may be deferred until after director service ends, at the director’s election. The Program also permits prorated mid-year equity grants for non-employee directors who join our Board mid-year and in other appropriate circumstances. Mid-year equity grants generally vest on the same quarterly vesting dates that apply to full year directors.
In 2023, based on an evaluation of peer group pay data and other material provided by Farient, the CODG recommended, and the Board agreed, that the annual equity grant value under the Program should remain unchanged at $225,000. Accordingly, on May 2, 2023, the 2023 annual meeting date, each then serving non-employee director received an annual equity grant of RSUs valued at $225,000. In June 2023, in anticipation of Spin-Off, the CODG determined to reduce the annual equity grant value to $160,000 and to increase the pro-rata mid-year sign-on grant for new non-employee directors by a 25% premium.
Director Stock Ownership Guidelines
Our Board has adopted Stock Ownership Guidelines for our non-employee directors to foster equity ownership and to align the interests of our directors with those of our stockholders. Within five years of his or her appointment to the Board, each non-employee director is expected to beneficially own NCR Voyix stock equal to five times the annual retainer amount. Ownership includes shares owned outright, restricted stock, and interests in RSUs or deferred shares, and excludes stock options. As of the Record Date (as defined below), all of our current non-employee directors were in compliance with the guidelines or within the five-year grace period.
Director Compensation Tables
For 2023, compensation for Mr. Hayford and Mr. Wilkinson is disclosed in the Summary Compensation Table in the Executive Compensation – Compensation Discussion & Analysis section of this proxy statement. The director compensation tables below include Mr. Martire’s 2023 compensation under our executive compensation program, which was paid to him for his services as our Executive Chairman of the Board through the 2023 annual meeting.
18	2024 Proxy Statement

PROPOSAL 1 Election of Directors
Compensation for 2023 ($)
Director Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation	Total
Gregory Blank	106,634	225,077	—	331,711
Catherine L. Burke	109,535	225,077	—	334,612
Janet Haugen	28,479	147,235(3)	—	175,714
James G. Kelly	64,342	147,235(3)	—	211,577
Georgette Kiser	109,534	225,192	—	334,726
Kirk Larsen	125,084	225,310	—	350,394
Laura Miller	22,151	147,235(3)	—	169,386
Kevin Reddy	20,568	147,235(3)	—	167,803
Laura Sen	114,551	225,077	—	339,628
Mark Begor	76,919	225,012	—	301,931
Deborah Farrington	80,500	225,013	—	305,513
Martin Mucci	80,625	225,013	—	305,638
Joseph Reece(4)	178,778	475,034(4)	350,001(5)	1,003,813
Glenn Welling	80,670	225,013	—	305,683
Frank Martire(6)	—	—	534,346	534,346
(1)
For non-employee directors, this column shows annual retainers earned in cash, or at the director’s election in shares of NCR Voyix Common Stock or RSUs in lieu of cash in 2023. Mr. Begor and Mr. Reece elected to receive their annual retainers entirely in the form of RSUs, while Mr. Welling elected to receive his annual cash retainer entirely in the form of NCR Voyix Common Stock.

(2)
For non-employee directors, this column shows the aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718, of annual equity grants in the form of RSUs (including RSUs that were deferred until after director service ends at the director’s election (also referred to as “phantom stock units”)). See Note 8 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, where we explain assumptions made in valuing equity awards. These amounts include the incremental accounting expenses associated with the Spin-Off.

(3)
Upon appointment, Ms. Haugen, Mr. Kelly, Ms. Miller and Mr. Reddy were awarded RSUs, comprised of prorated annual equity grants under the Program; vesting on May 2, 2024; subject to their continued service as a director on the vesting date.

(4)
Mr. Reece received a grant of equity awards for board service and an additional grant for his appointment as Non-Executive Chair. This amount also reflects an equity award described in footnote 5 below.

(5)
Following his service as Chairman and his resignation from the Company’s Board of Directors in connection with the Spin-Off, the Company engaged Mr. Reece to provide certain transition services to the Board and its Transaction & Finance Committee. For these services Mr. Reece received an equity grant of unrestricted stock in the amount of $250,000 and a cash consulting fee payable monthly. The amount in this column includes the equity grant and cash consulting fees paid in 2023.

(6)
For Mr. Martire, the amount shown in this column consists of amounts provided under our executive compensation program. The total amount includes salary paid in 2023 ($265,385), the value of Company-paid premiums for life insurance ($323), Company matching contributions to our broad-based qualified

2024 Proxy Statement	19

PROPOSAL 1 Election of Directors
401(k) plan ($7,031), and the Company’s incremental cost for personal use of the corporate aircraft for the reasons set forth in footnote (1) to our Perquisites – Summary Compensation Table below ($261,607). For general details, see the disclosures with respect to our Named Executive Officer Compensation in the Compensation Discussion & Analysis section and “All Other Compensation” in our Summary Compensation Table.
This Table shows the grant date fair value of non-employee director annual equity grants and other equity granted in 2023 under the Program.
Grant Date Fair Value(1) of Director(2) 2023 Retainers and Equity Grant Shares ($)
Director Name	Annual Equity RSU Grant	Current Stock in lieu of cash	Deferred Stock in lieu of cash	Incremental Accounting Expense due to Spin-Off
Gregory Blank	225,077	—	—	64
Catherine L. Burke	225,077	—	—	64
Janet Haugen	147,235	—	—
James G. Kelly	147,235	—	—
Georgette Kiser	225,192	—	—	179
Kirk Larsen	225,310	—	—	297
Laura Miller	147,235	—	—
Kevin Reddy	147,235	—	—
Laura Sen	225,077	—	—	64
Mark Begor	225,013	—	76,918
Deborah Farrington	225,013	—	—
Martin Mucci	225,013	—	—
Joseph Reece	475,034	—	178,778
Glenn Welling	225,013	80,670	—
(1)
Grant date fair value, as determined in accordance with FASB ASC Topic 718, of annual equity grants (including deferred grants), and annual cash retainers received in the form of current shares or deferred shares (also referred to as “phantom stock units”). See Note 8 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for an explanation of the assumptions we make in the valuation of our equity awards.

20	2024 Proxy Statement

PROPOSAL 1 Election of Directors
This Table shows the shares of NCR Voyix common stock underlying director equity awards as of December 31, 2023. In connection with the Spin-Off, outstanding equity awards for Ms. Farrington, Mr. Mucci and Mr. Welling accelerated and vested in October 2023.
Shares of NCR Voyix Common Stock Underlying Director(1) Equity Awards as of December 31, 2023 (#)
Director Name	Outstanding Options	RSUs Outstanding	Deferred Shares Outstanding
Gregory Blank	—	5,381	—
Catherine L. Burke	—	5,381	—
Janet Haugen	—	9,396	—
James G. Kelly	—	9,396	—
Georgette Kiser	—	—	22,839
Kirk Larsen	—	—	35,697
Laura Miller	—	9,396	—
Kevin Reddy	—	9,396	—
Laura Sen	—	5,381	—
Mark Begor	—	—	53,151
Joseph Reece	—	—	49,909
(1)	For Mr. Martire, equity awards under our executive compensation program outstanding as of December 31, 2023 included 774,504 nonqualified stock options and 16,893 RSUs.
2024 Proxy Statement	21

PROPOSAL 1 Election of Directors
In connection with the Spin-Off, outstanding equity awards for all of our non-employee directors as of the Spin-Off were equitably adjusted into shares of NCR Voyix and NCR Atleos stock. This Table shows the shares of NCR Atleos common stock underlying director equity awards as of December 31, 2023.
Shares of NCR Atleos Common Stock Underlying Director(1) Equity Awards as of December 31, 2023 (#)
Director Name	Outstanding Options	RSUs Outstanding	Deferred Shares Outstanding
Gregory Blank	—	2,690	—
Catherine L Burke	—	2,690	—
Georgette Kiser	—	—	11,418
Kirk Larsen	—	—	17,847
Laura Sen	—	2,690	—
Mark Begor	—	—	27,480
Joseph Reece	—	—	27,585
(1)	For Mr. Martire, equity awards under our executive compensation program outstanding as of December 31, 2023 included 387,251 nonqualified stock options and 8,446 RSUs.
Related Person Transactions
Under its charter, the CODG is responsible for the review of all related person transactions. The Board has adopted a Related Person Transaction Policy that provides that each related person transaction must be considered for approval (i) by the CODG, or (ii) by all of the disinterested members of the Board, if the CODG so determines (the “Related Person Transaction Policy”).
The Related Person Transaction Policy requires each director and executive officer of the Company to report to the Company’s General Counsel any transaction that could constitute a related person transaction prior to undertaking the transaction. The General Counsel must advise the Chair of the CODG of any related person transaction of which the General Counsel becomes aware, whether as a result of reporting or otherwise. The CODG then considers each such related person transaction, unless the CODG determines that the approval of such transaction should be considered by all of the disinterested members of the Board, in which case such disinterested members of the Board will consider the transaction.
If the Company enters into a transaction that it subsequently determines is a related person transaction or a transaction that was not a related person transaction at the time it was entered into but thereafter became a related person transaction, then, in either case, the related person transaction shall be promptly presented to the CODG or the disinterested members of the Board, as applicable, for approval. If such related person transaction is not approved, then the Company shall take all reasonable actions to attempt to terminate the Company’s participation in that transaction.
Following his service as Chairman and his resignation from the Company’s Board of Directors in connection with the Spin-Off, the Company engaged Mr. Reece to provide certain transition services to the Board and its Transaction & Finance Committee. For these services Mr. Reece received a stock grant of $250,000 and a cash consulting fee of $250,000.
22	2024 Proxy Statement

PROPOSAL 1 Election of Directors
Biographical Information of Our Executive Officers
The Company's executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors and hold office until such officer's successor is elected and qualified or until such officer's earlier death, resignation or removal. Set forth below are the names and certain biographical information regarding the Company's executive officers.
Name	Age	Position
David Wilkinson(1)	51	Chief Executive Officer and Director
Brian Webb-Walsh	48	Executive Vice President and Chief Financial Officer
Eric Schoch	51	Executive Vice President and President, Retail
Kelli Sterrett	44	Executive Vice President, General Counsel and Secretary
Kelly Moyer	49	Chief Accounting Officer
Brendan Tansill	45	Executive Vice President and President, Digital Banking
Beimnet Tadele	45	Executive Vice President and President, Restaurants
(1)	See Nominees for Election for biographical information regarding Mr. Wilkinson.
Brian Webb-Walsh is Executive Vice President and Chief Financial Officer for NCR Voyix. Brian has global responsibility for finance, accounting, treasury, investor relations, tax, M&A, audit and real estate. He works with our business units to ensure success and profitability. Mr. Webb-Walsh has spent his career operating in global, publicly traded Fortune 500 organizations. He is a credible finance leader with a successful track record of leading large, global teams. He was most recently the CFO for UPS' international, health care and supply chain solutions businesses. Prior to UPS, he spent nearly five years as Executive Vice President and CFO of Conduent Incorporated, a technology-led business process services company that spun out of Xerox Corporation in 2017. He led all aspects of finance, real estate, procurement and transformation with a team of more than 1,000 professionals primarily in the U.S., India and the Philippines. Before Conduent, he spent 19 years at Xerox. At Xerox he developed strong financial discipline and leadership capability. His positions included divisional CFO roles, investor relations, and corporate financial planning and analysis. Mr. Webb-Walsh holds a bachelor's degree in management from the State University of New York at Geneseo, an MBA from Rochester Institute of Technology, and a master’s degree in accounting from George Washington University.
Eric Schoch is Executive Vice President and President, Retail for NCR Voyix. Mr. Schoch is a seasoned executive with extensive experience leading high-growth technology businesses on a global stage, developing innovative solution portfolios and building high-performance leadership teams. He has an exceptional track record of execution and driving for results while leading successful market transitions and business turnarounds. In January 2023, Mr. Schoch assumed responsibility for NCR Retail and the engineering and technology functions serving both Retail and Hospitality. From 2019 to 2023, Mr. Schoch was responsible for global retail sales and field operations. He joined NCR in December 2016, where he led the North American Retail business. Prior to NCR, Mr. Schoch held various business unit (BU) leadership roles at Cisco Systems over eight years. His last role at Cisco was Vice President of Product Management and Go-To-Market for the Network Function Virtualization (NFV) BU. He holds a BBA in marketing and finance from Stephen F. Austin State University, an MBA from the University of Texas at Dallas, and studied technology leadership, innovation and change in high-tech companies at the London Business School as part of an executive leadership development program.
Kelli Sterrett is Executive Vice President, General Counsel and Secretary of NCR Voyix. She has global responsibility for the Company’s legal, compliance and risk functions. Ms. Sterrett has spent her career as a corporate attorney, focusing on strategic transactions, corporate governance, and securities law matters. She has significant experience with regulated industries. Ms. Sterrett was most recently General
2024 Proxy Statement	23

PROPOSAL 1 Election of Directors
Counsel at EVO Payments, a NASDAQ-listed electronic payments company. Prior to EVO, she served as Deputy General Counsel of Scientific Games Corporation, a NASDAQ-listed technology and gaming company. She began her career as a corporate attorney at Gibson, Dunn & Crutcher in New York. Ms. Sterrett holds a bachelor's degree in political science from Colgate University and a juris doctorate from Columbia University School of Law.
Kelly Moyer is Chief Accounting Officer of NCR Voyix. Ms. Moyer previously served as our Chief Audit Executive, where she led the internal audit function, from July 2021 to October 2023. Ms. Moyer first joined the Company in 2009 and has held various leadership roles within controllership, including as Assistant Controller from 2012 to July 2021. Prior to joining NCR Corporation, Ms. Moyer spent 12 years with PricewaterhouseCoopers LLP in the audit assurance practice serving global, publicly traded organizations which included a secondment in the PricewaterhouseCoopers office in St. Albans, United Kingdom from 2003 to 2007. Ms. Moyer serves as Treasurer of the NCR Foundation, a role she has held since 2019. She holds a bachelor's degree in accounting from the University of Georgia.
Brendan Tansill is Executive Vice President and President of Digital Banking of NCR Voyix. Mr. Tansill has extensive experience scaling businesses, driving product innovation, and delivering best-in-class customer experience. Mr. Tansill is responsible for establishing the strategy and driving the operations of Digital Banking, which has a primary mission of partnering with our financial institution customers to enhance the digital experience of their consumer and business customers. Prior to NCR Voyix, Mr. Tansill spent 11 years at EVO Payments, a NASDAQ-listed financial technology company, ultimately serving as President of the Americas. In this capacity, Mr. Tansill was responsible for a large organization delivering complicated technology solutions through partnerships with leading global financial institutions and software companies. Earlier in his time at EVO, Mr. Tansill served as Executive Vice President of Business Development & Strategy, with primary responsibility for driving EVO's international expansion by partnering with leading financial institutions and enhancing EVO's product capabilities through technology acquisitions. Earlier in his career, Mr. Tansill was a private equity investment professional. Mr. Tansill began his career in investment banking at Lehman Brothers. Mr. Tansill received his Bachelor of Arts from the University of Virginia and his master’s degree in business administration from the Kellogg School of Management at Northwestern University.
Benny Tadele is Executive Vice President and President of Restaurants of NCR Voyix. With an exceptional ability to navigate the complexities of today’s digital economy, Mr. Tadele excels at transitioning traditional business models to innovative Software as a Service (SaaS) and platform-based solutions, driving significant growth and operational efficiency. Prior to joining NCR Voyix, Mr. Tadele made significant contributions at ACI Worldwide as the executive vice president and head of North America. There, he was instrumental in transforming the organization’s approach to market engagement, implementing SaaS models that enhanced customer value and drove robust revenue growth. Under his leadership, ACI Worldwide not only expanded its market footprint but also optimized its operational processes. Mr. Tadele earned advanced degrees in computational science and engineering from the Georgia Institute of Technology, where he developed a solid foundation in the principles that underpin today’s most successful tech-driven business models. His career trajectory through pivotal roles in executive management, revenue growth and strategic program development showcases a consistent theme: a relentless pursuit of innovation and efficiency.
24	2024 Proxy Statement

Executive Compensation
PROPOSAL 2
Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers
Consider and vote on the approval, on a non-binding and advisory basis, of the compensation of the named executive officers (Say on Pay), as described in these proxy materials.	Board Recommendation FOR this proposal
Proposal Details
We conduct a Say on Pay vote at our annual meeting of stockholders as required by Section 14A of the Securities Exchange Act of 1934, as amended. We currently conduct the Say on Pay vote every year. Unless our Board changes its policy, our next Say on Pay vote following the 2024 Annual Meeting of Stockholders will be held at our 2025 Annual Meeting of Stockholders. While this vote is non-binding, the Board and the Compensation and Human Resource Committee (the “Committee” as referenced throughout the various sections of this Proposal 2, including the Compensation Discussion & Analysis section) highly value the opinions of our stockholders. The Committee will consider the outcome of the Say on Pay vote as part of its annual evaluation of our executive compensation program.
Please read the following Compensation Discussion & Analysis section and our Executive Compensation Tables for information necessary to inform your vote on this proposal.
How Does the Board Recommend that I Vote on this Proposal?
The Board of Directors recommends that you vote to approve, on a non-binding and advisory basis, the compensation of the Named Executive Officers as disclosed in these proxy materials. Properly authorized proxies received by the Board will be voted FOR this proposal unless they specify otherwise.
Vote Required for Approval
Under applicable Maryland law and the Company’s Charter and Bylaws, a majority of all the votes cast by holders of our common stock and Series A Convertible Preferred Stock voting together as a single class (in person via attendance at the virtual meeting or by proxy), with the Series A Convertible Preferred Stock voting on an as-converted basis, is required to approve, on a non-binding and advisory basis, the compensation of the Named Executive Officers as disclosed in these proxy materials. Under Maryland law, abstentions and broker “non-votes” will not be counted as votes cast and will have no effect on the approval of this proposal.
2024 Proxy Statement	25

PROPOSAL 2 Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers
Compensation Discussion & Analysis
Introduction
This Compensation Discussion & Analysis (“CD&A”) provides an overview of the Company’s strategy and performance, stockholder engagement process, and our 2023 executive compensation programs and decisions. This CD&A focuses on the compensation of our Named Executive Officers (collectively, the “Named Executive Officers” or “NEOs”) shown below for the fiscal year 2023. The Committee has the authority to establish the Company’s executive compensation programs and make compensation decisions for our NEOs.
Due to the Spin-Off that occurred in October 2023 and the planned leadership transitions that took place in connection with the Spin-Off, our Named Executive Officers for 2023 include four former executive officers. See Changes to our Leadership Team below for more information.
After taking into account the transition in our leadership team during 2023 as a result of the Spin-Off, our Named Executive Officers for 2023 were:
David Wilkinson	Chief Executive Officer (CEO)
Brian Webb-Walsh	Executive Vice President and Chief Financial Officer (CFO)
Eric Schoch	Executive Vice President and President, Retail
Kelli Sterrett	Executive Vice President, General Counsel and Secretary
Kelly Moyer	Chief Accounting Officer (CAO)
Mike Hayford	Former Chief Executive Officer (CEO)
Tim Oliver	Former Senior Executive Vice President and Chief Financial Officer (CFO)
Don Layden	Former Executive Vice President and President, Payments & Networks, Head of Strategy and M&A
Owen Sullivan	Former President and Chief Operating Officer (COO)
We refer to the NEOs who departed the Company at the time of the Spin-Off, as indicated above, as the “Departed Executives.”
Additional Information and Definitions
This CD&A uses capitalized terms, certain of which are defined in the Glossary of Key Terms Used in Our CD&A and Executive Compensation Tables section below, including certain terms used with respect to the metrics established by our Committee for the Company’s executive incentive plans.
Business Overview
NCR Voyix Corporation is a global provider of digital commerce solutions for retail stores, restaurants and financial institutions. Headquartered in Atlanta, Georgia, we are a software and services-led enterprise technology provider of run-the-store capabilities for retail and restaurants and cloud-based digital solutions for financial institutions, serving businesses of all sizes. Our software platforms, which run in the cloud and include microservices and application program interfaces (APIs) that integrate with our customers’ systems, and our As-a-Service solutions enable end-to-end technology-based operations solution for our customers. Our offerings include digital first software and services offerings for retailers, restaurants and financial institutions, as well as payments acceptance solutions, multi-vendor connected device services, self-checkout kiosks and related technologies, point of sale terminals and other self-service technologies. Our solutions are designed to enable retailers, restaurants and financial institutions to seamlessly transact and engage with their customers and end users.
In 2023 we successfully completed the Spin-Off of our ATM-focused business, which included our self-service banking, payments & network and telecommunications and technology businesses, into an independent publicly traded company (“NCR Atleos”). The Spin-Off was completed on October 16, 2023. In connection with the Spin-Off, the Company changed its name from NCR Corporation to NCR Voyix Corporation. Additionally, starting on October 17, 2023, the Company’s common stock began trading on the New York Stock Exchange under the stock symbol “VYX.”
26	2024 Proxy Statement

PROPOSAL 2 Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers
Company 2023 Financial Performance
Key Highlights
Software & Services Revenue growth of 4% compared with FY 2022
Added approximately 14,000 customer sites to the platform
Payment sites growth of 34%
Signed over 650 new logos across the three segments
Financial Results (in millions)	FY 2023	FY 2022	% Change
Revenue	$3,830	$3,793	1%
Net income (loss) from continuing operations	($586)	($203)	n/m
Adjusted EBITDA	$616	$596	3%
*
FY 2023 Adjusted EBITDA includes, among other items, adjustments of $150 million for stock-based compensation, $99 million for separation costs, $46 million for loss on debt extinguishment, and $39 million for transformation and restructuring costs. Refer to the Supplementary Non-GAAP Information section of this proxy statement for definitions of non-GAAP measures.

Changes to Our Leadership Team
There were several changes to our executive leadership team during 2023 and early 2024 in connection with the Spin-Off, as described below.
Changes at Spin-Off
•	David Wilkinson, formerly the Executive Vice President and President of NCR Commerce, was appointed our Chief Executive Officer;
•	Brian Webb-Walsh was appointed our Executive Vice President and Chief Financial Officer;
•	Eric Schoch, formerly head of our Retail business and our Engineering and Technology functions for Retail and Restaurant, was appointed our Executive Vice President and President, Retail;
•	Kelli Sterrett was appointed our Executive Vice President, General Counsel and Secretary;
•	Kelly Moyer, our former Chief Audit Executive, was appointed our Chief Accounting Officer;
•	Michael Hayford, our former Chief Executive Officer, is no longer employed by us;
•	Tim Oliver, our former Senior Executive Vice President and Chief Financial Officer, is no longer employed by us and was appointed the Chief Executive Officer of NCR Atleos;
•	Don Layden, our former Executive Vice President and President, Payments & Networks and Head of Strategy and M&A, is no longer employed by us;
•	Owen Sullivan, our former President and Chief Operating Officer, is no longer employed by us;
•	James Bedore, our former Executive Vice President, General Counsel and Secretary, is no longer employed by us; and
•	Beth Potter, our former Chief Accounting Officer, moved to an SVP, Accounting role on a post Spin-Off transitional basis.
2024 Executive Officer Appointments
•	Benny Tadele was appointed our Executive Vice President and President, Restaurants, in January 2024; and
•	Brendan Tansill was appointed our Executive Vice President and President, Digital Banking, in January 2024.
2024 Proxy Statement	27

PROPOSAL 2 Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers
Effect of the Spin-Off on Bonus and Long-Term Incentive Compensation
As discussed above, we completed the Spin-off on October 16, 2023. In connection with the Spin-Off, we entered into an Employee Matters Agreement with NCR Atleos (the “EMA”), which (among other items) addressed the treatment of Company equity awards at the time of the Spin-Off as well as bonus payouts based the financial performance of the Company through the end of the last full fiscal quarter prior to the date of the Spin-Off in lieu of the full year, as originally contemplated. The below details the treatment of the annual bonuses and equity awards held by the Company’s executive officers at the time of the Spin-Off under the terms of the EMA. Pursuant to the terms of their respective employment agreements, equity award agreements and separation agreements, certain of our Departed Executives have alternate annual bonus treatment and equity vesting arrangements, as detailed in the Agreements with Our Named Executive Officers – Employment Agreements with Departed Executives section of this proxy statement.
Annual Bonus Adjustments in Connection with the Spin-Off
Pursuant to the terms of the EMA, the Company’s financial performance for the nine months ended September 30, 2023 versus the Company’s original targets through the nine months ended September 30, 2023 (based on the targets originally set for the 2023 Annual Incentive Plan) was used to determine annual incentive achievement.
Equity Award Adjustments in Connection with the Spin-Off
Effective as of the Spin-Off, outstanding equity awards held by the Company’s employees, including the NEOs, were converted into NCR Voyix awards or, in some cases, into a combination of NCR Voyix and NCR Atleos awards, in accordance with the EMA. The purpose of the conversion methodology used was to preserve the intrinsic value, immediately prior to the Spin-Off, of the outstanding award. The terms of the equity awards, such as the vesting schedule and termination protections, generally remained unchanged. The performance-based restricted stock awards were evaluated at the time of the Spin-Off. Details of the timing of adjustments can be found in the 2021 PBRSUs – Performance Achieved section and the 2022 PBRSUs – Performance Achieved section of this proxy statement.
28	2024 Proxy Statement

PROPOSAL 2 Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers
The table below describes an overview of each type of outstanding equity award treatment for our NEOs at the Spin-Off. For purposes of the table below, “NCR” refers to NCR Corporation prior to the Spin-Off, “NATL” refers to NCR Atleos and “VYX” refers to NCR Voyix.
Stock Options
• Converted into VYX options and NATL options
• Exercise price and number of shares subject to each option were adjusted to preserve the original intrinsic value of the original award as measured immediately prior to and immediately following the distribution

Restricted Stock Units (RSUs)
• For some employees their NCR RSUs were converted into both VYX RSUs and NATL RSUs using a distribution ratio to preserve the intrinsic value of the original award
• For some employees their NCR RSUs were converted solely into VYX RSUs using a distribution ratio to preserve the intrinsic value of the original award

2021 PBRSUs

• For awards subject to performance based on recurring revenue and adjusted EBITDA, performance was measured as of September 30, 2023 in lieu of the original performance periods, with awards continuing to vest under the original vesting schedule based on continued service, vesting in 2024

Performance Based Restricted Stock Units (PBRSUs)
2022 PBRSUs

• For the portion of the awards subject to performance based on recurring revenue and adjusted EBITDA, performance was measured as of September 30, 2023 in lieu of the original performance periods, with such awards continuing to vest under the original vesting schedule based on continued service, vesting in 2025
• For the portion of the awards subject to performance based on rTSR, performance will be assessed based on the combined rTSR of VYX and NATL at the end of the original performance period

2023 PBRSUs

• The awards referred to as the “Qualified Transaction PBRSUs” vested in accordance with their on the one-year anniversary of the grant date following the Spin-Off
• For the awards referred to as the “Total Shareholder Return (TSR) Awards”, TSR performance will be assessed at the end of the three-year performance period based on the combined TSR of VYX and NATL at the end of the performance period

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PROPOSAL 2 Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers
Stockholder Engagement and 2023 Say on Pay Vote
We regularly engage with our stockholders to understand their perspectives and views on our Company, including our executive compensation program, corporate governance and other strategic initiatives. Our annual Say on Pay vote is one avenue for the Board to receive feedback from stockholders regarding our executive compensation program.

At our 2023 Annual Meeting of Shareholders, over 83% of the votes cast were in support of the annual advisory vote to approve the compensation paid to our NEOs (“say on pay”). The Compensation Committee believes that this vote affirms stockholder support of the Company’s approach to executive compensation. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for our NEOs. We regularly review and assess our compensation programs to ensure that they are aligned with our business strategies and that the type and mix of short-term and long-term incentive vehicles used continue to align management with stockholders’ interests and reward for high performance. While we received support for our 2023 say on pay proposal, we continued engagement with our stockholders to understand their perspectives and views on our Company, including our executive compensation program, corporate governance, Corporate Sustainability and other strategic initiatives.
In fiscal 2024, the Committee completed a comprehensive review of the Company’s executive compensation plans with a goal to ensure alignment with and support for the Company’s strategy and to drive the performance of NCR Voyix Corporation as a stand-alone company following the Spin-Off. For a preview of the changes to our executive compensation program in 2024, see the Preview of our 2024 Compensation Program section of this proxy statement.
Compensation Philosophy and Committee Role
Our executive compensation program rewards executives for achieving and exceeding the Company’s strategic business and financial goals in furtherance of stockholder interests. The Committee accomplishes this by generally linking executive compensation to Company-wide metrics and operational results for areas that each member of our executive team directly controls. The Committee regularly evaluates the elements of our program to ensure that they appropriately align executive pay with Company performance, reflect the feedback shared by our stockholders, and are consistent with both Company and stockholder short-term and long-term goals given the dynamic nature of our business and the markets in which we compete for talent. The Committee annually approves the design of our executive compensation program, performance objectives, specific goals, results, compensation levels and final compensation for our Named Executive Officers.
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Best Practices in Executive Compensation – What We Do and Don’t Do
Our executive compensation program continues to feature many best practices.
WHAT WE DO

Clarified Severance Practices. Severance will not be paid under the Executive Severance Plan to Named Executive Officers who voluntarily resign from Company service and no additional amounts will be paid unless required to obtain additional covenants, transition services, or similar additional consideration determined to be proportionate and necessary and appropriate to protect the interests of the Company and our stockholders.

Independent Compensation Consultant. The Committee retains an independent compensation consultant to evaluate and advise on our executive compensation programs and practices, as well as pay mix and levels for our Named Executive Officers.

Double Trigger Benefits in the Event of a Change in Control. Assumed equity awards do not vest in a change in control of NCR Voyix unless employment also ends in a qualifying termination.

Reasonable Change in Control Severance. Change in control cash severance benefits range from one to 2.5 times target cash pay depending upon the executive’s position and is paid solely upon a qualifying termination of employment that occurs within a specified period following the change in control.

Compliant Procedures for Trading of NCR Voyix Stock. We only permit executive officers to trade in NCR Voyix common stock with appropriately protective pre-clearance procedures, including pursuant to a Rule 10b5-1 trading plan.

Compensation Clawback Policy. Maintain an executive officers clawback policy that requires the Company to recover incentive compensation in the event of an accounting restatement.

Robust Stock Ownership Guidelines. We require our executive officers to meet our guidelines, which range from one to six times salary, and to maintain the guideline ownership level after any transaction.

WHAT WE DON’T DO

No Guaranteed Annual Salary Increases or Guaranteed Bonuses. Salary increases and bonuses are not guaranteed for our Named Executive Officers. Salaries are instead based on individual performance evaluations and competitive considerations as determined appropriate by the Committee, with bonuses generally tied to performance on corporate financial and non-financial metrics that link executive and stockholder interests and drive our business priorities.

No Compensation Plans that Encourage Excessive Risk Taking. Based on the Committee’s annual review, none of our pay practices incentivize executives or employees to engage in unnecessary or excessive risk-taking.

No Hedging or Pledging of NCR Voyix Securities. Our policies prohibit hedging and pledging of the Company’s equity securities as described in the Hedging and Pledging Policy section below.

No Excessive Perquisites. We offer only perks we believe important to be competitive, to attract and retain highly talented executives, enhance productivity and ensure focus on critical business activities, and protect the health, safety and security of our executives.

No Dividends or Dividend Equivalents Paid on Unvested Equity Awards. Equity awards must vest before dividends are payable.
No Special Executive Pension Benefits. There are no special executive or broad-based pension benefits for any Named Executive Officers.
No Excise Tax Gross-ups. Our Named Executive Officers are not eligible for excise tax gross-ups or tax gross-ups on any perquisites other than standard relocation benefits.
No Repricing Stock Options or SARs. Our Stock Plan prohibits repricing of stock options and stock appreciation rights without prior stockholder approval.
Use of Market Data
The Committee, with assistance from its independent compensation consultant, annually reviews competitive market data to assist with evaluating and establishing compensation levels for our executive officers. Farient Advisors LLC (“Farient”) utilized compensation peer group data (see compensation peer group section below) along with compensation survey data from the following sources for general and high-tech industries when analyzing the market competitiveness of our executive pay levels.
The Committee reviewed a comprehensive analysis and assessment prepared by its independent compensation consultant, which shows the competitive position of our Named Executive Officers’ pay mix and levels compared to the marketplace using a combination of survey data provided by the Company as well as proxy data from our peer group for the CEO and CFO positions. The Committee targets the median for all pay elements but ensures recommendations are balanced against the following factors:
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PROPOSAL 2 Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers
•	Creation of shareholder value
•	Internal equity
•	External market
•	Tenure
•	Responsibility
•	Company Performance
•	Individual Performance
The Committee retains the flexibility to make adjustments to compensation that represent market changes. Management does participate in Committee discussions about CEO compensation. No member of management provides recommendations or participates in discussions regarding his or her own compensation.
Role and Responsibilities in Setting Executive Officer Compensation
The responsibilities of the Committee include:
•	Review and recommend the compensation of the Company’s CEO to the Board
•	Review and approve the compensation of the Company’s executive officers (except for the CEO)
•	Perform the other duties and responsibilities as outlined in its charter or as delegated by the Board
Role and Responsibilities of the Independent Compensation Consultant
To assist in review and oversight of our executive compensation programs in 2023, the Committee retained and was advised by Farient. Farient is a nationally recognized executive compensation consulting firm that is independent of the Company’s management and reported directly to the Committee. When making executive compensation decisions, the Committee considered the advice and recommendations of Farient. Named executive officers were not present during Committee and Farient discussions about their own compensation. In 2024, the Committee retained and is advised by Meridian Compensation Partners.
The independent compensation consultant has an important role in our compensation program and provides objective, expert analyses, independent advice, and comparative data on executive and director compensation. The independent compensation consultant reports directly to the Committee, which is responsible for the appointment, compensation, retention, and oversight of the work performed by the compensation consultant. A senior representative of the compensation consultant generally attends Committee meetings, participates in executive sessions of the Committee without management present, and communicates directly with Committee members outside of meetings.
Peer Group
The Committee reviews the Company’s compensation peer group annually with its independent compensation consultant and makes changes to the group, as needed. This review includes ensuring the suitability of the peer group for gauging the competitiveness of our pay levels and practices. The unique combination of industries represented by our core business model creates challenges in identifying comparable companies for executive compensation analysis. We select our peer group by examining other companies in terms of industry, size and recruiting in our GICS (Global Industry Classification Standard) industry group that are in the software and services or technology hardware industries and are of reasonably similar size based primarily on annual revenues. We also consider other companies outside our GICS industry group where we compete for talent.
2023 Pre Spin-Off Peer Group. The Committee carefully reviewed our 2023 peer group, and with the advice of its independent compensation consultant, made the following changes to our peers from 2022: added DXC, Euronet, JH & Associates, Insight, Palo Alto, Zebra; removed: Black Knight, Citrix Systems, Intuit, Juniper Networks, Keysight Technologies, Gen Digital, Paychex, Seagate Technology, ServiceNow and Western Digital. The Committee determined changes were needed to ensure the peer group more accurately aligned with the size of our organization, business model criteria, and to remove certain peers since they were the subject of acquisition transactions. The peer group shown below as “2023 Pre Spin-Off Peer Group” in the table below was utilized by the Committee as one element of making determinations on 2023 compensation for the Departed Executives.
2023 Post Spin-Off Peer Group. Similar to earlier in the year, the Committee carefully reviewed the 2023 peer group post spin, and with the advice of its independent compensation consultant updated the peer group. The Committee retained the following peers: ACI Worldwide,
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PROPOSAL 2 Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers
Insight, Jack Henry & Associates, Sabre, Zebra and added Go Daddy, Paysafe, Shift4 Payments, Toast, and TTEC. These changes were made to reflect the respective business model and size of the organization post spin. The peer group shown in the table below as “2023 Post Spin-Off Peer Group” was utilized by the Committee as one element of making determinations on 2023 compensation for Mr. Wilkinson, Mr. Webb-Walsh, Mr. Schoch, Ms. Sterrett and Ms. Moyer.

2023 Compensation Program
The following table sets forth the key elements of our 2023 NEO compensation programs:
Pay Components	Key Features
Base Salary
• Fixed cash compensation reflective of the market for similar positions as well as individual skill, abilities and performance
• Reviewed and adjusted to maintain market competitiveness
• Increases are not automatic or guaranteed

Annual Incentive Plan
• Variable cash compensation designed to reward performance in the prior year
• Rewards short-term performance based on company and operating financial measures (EBITDA and Revenue) as well as non-financial metrics (Net Promoter Score)

Long-Term Incentive Program
• Rewards long-term performance, drives long-term growth, aligns interest with stockholders, and promotes a culture of ownership and accountability
• Awarded in the form of Performance Based Restricted Stock Units (PBRSUs)

The portion of performance-based “at risk” compensation increases directly with an executive’s role and responsibility within the Company, ensuring that more senior executives have greater accountability for performance.
For the Departed Executives, who are the NEOs that served as executive officers for the majority of 2023 until the Spin-Off, consistent with our pay for performance philosophy, the Committee directly linked a very significant percentage of their compensation to Company performance. With respect to Mr. Hayford’s total pay, 92% was tied to Company performance through quantitative financial metrics and customer satisfaction metrics that support the strategy of the organization. For Mr. Hayford, this percentage of 2023 target total pay included base salary of $1,000,000, a target 2023 Annual Incentive Plan award of 150% of base salary, and a target value for 2023 LTI Plan equity awards of $10,000,000, consisting of PBRSUs and rTSR RSUs. The percentage of target total pay directly linked by the Committee to Company performance for the other Named Executive Officers that served as executive officers until the Spin-Off averaged 91% for 2023.
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PROPOSAL 2 Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers
2023 Target Total Direct Compensation Mix

As discussed above, our executive officers changed in October 2023 at the time of Spin-Off. The newly appointed NEOs did not receive annual equity grants in 2023 in connection with their current NEO roles. Specifically, Mr. Webb-Walsh and Ms. Sterrett did not receive any annual equity grant in 2023 as they were hired in the second half of 2023 and instead received sign-on equity grants at the time of hire. Mr. Wilkinson, Mr. Schoch and Ms. Moyer received their 2023 equity grants in December 2022 which was the grant timing for all equity participants at the Company other than the then-current executive officers (including the Departed Executives). As such, the portion of 2023 compensation for the newly appointed NEOs that is “at risk” is not reflective of their go-forward mix of compensation. For Mr. Wilkinson, the at-risk percentage of base salary and target Annual Incentive Plan for 2023 compensation was 60%. The 60% at-risk percentage of Mr. Wilkinson was comprised solely of his Annual Incentive Plan award and the remaining portion of his compensation was comprised of his base salary.
The average at-risk percentage of the aggregate base salary and target Annual Incentive Plan for 2023 compensation for Messrs. Webb-Walsh and Schoch and Mses. Sterrett and Moyer was 43%. The 43% average at-risk percentage of Messrs. Webb-Walsh and Schoch and Mses. Sterrett and Moyer was comprised of Annual Incentive Plan awards and, for Mr. Webb-Walsh and Ms. Sterrett, their sign-on equity awards, and the remaining portion of their compensation was comprised of base salary payments. For a preview of the changes to our executive compensation program in 2024, see the Preview of our 2024 Compensation Program section.
2023 Compensation Program Elements and Payouts
The following describes the elements of our 2023 executive compensation program established by the Committee for our Named Executive Officers, as well as the payouts earned and funded under the program for our Named Executive Officers.
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2023 Base Salaries
The Committee endeavors to set salaries at a level competitive with our peer group. This helps us attract and retain top quality executive talent, while keeping our overall fixed costs at a reasonable level. For 2023, the Committee approved the following salaries for our NEOs:
2023 Base Salary ($)
Named Executive Officer	2023 Base Salary(1)
David Wilkinson	$800,000
Brian Webb-Walsh	$550,000
Eric Schoch	$500,000
Kelli Sterrett	$500,000
Kelly Moyer	$320,000
Mike Hayford	$1,000,000
Tim Oliver	$625,000
Don Layden	$600,000
Owen Sullivan	$825,000
(1)	For Mr. Wilkinson, Mr. Schoch and Ms. Moyer, the above sets forth each executive’s base salary as in effect following the Spin-Off.
2023 Annual Incentive Plan
Our 2023 Annual Incentive Plan (AIP) established pursuant to the Second Amended and Restated NCR Management Incentive Plan is an annual short-term cash incentive plan designed to promote the attainment of our 2023 NCR Financial Plan, and reward achievement of organizational objectives and effective collaboration across teams.
The Committee established annual target incentives for our Named Executive Officers based on market pay ranges and positioning within the senior leadership team. The 2023 target AIP opportunities for our NEOs are outlined below:
2023 Annual Incentive Plan Target Opportunity (% of Salary)
Named Executive Officer	Target Incentive
David Wilkinson	150%
Brian Webb-Walsh	100%
Eric Schoch	100%
Kelli Sterrett	70%
Kelly Moyer	45%
Mike Hayford	150%
Tim Oliver	150%
Don Layden	150%
Owen Sullivan	150%
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PROPOSAL 2 Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers
2023 Annual Incentive Plan Metrics
Our AIP metrics and goals strongly link executive interests with those or our stockholders, include key financial metrics that support the Company’s strategic business objectives and include stakeholder metrics, such as non-customer satisfaction (NPS) goals, that support our business strategies.

Adjusted EBITDA continues to be our primary financial performance objective and key corporate compensation metric, weighted at 60%. Revenue is weighted at 30% and customer satisfaction, demonstrated through Net Promoter Scores, an independent metric, is weighted 10%. Each of these financial metrics is defined in the Glossary of Key Terms Used in Our CD&A and Executive Compensation Tables. The Supplementary Non-GAAP Information section of this proxy statement reflects a reconciliation of net income (loss) from continuing operations attributable to NCR Voyix (GAAP) to Adjusted EBITDA (Non-GAAP).
2023 Annual Incentive Plan Goals
Each year the Committee sets rigorous performance targets for our AIP based on an evaluation of various factors such as corporate strategy, alignment with stockholder interests, corporate responsibility, our annual financial plan, our performance history, and industry outlook. The Committee established NPS goals to drive our “Customer First” culture and highlight our commitment to customer satisfaction.
For 2023, the Committee adopted threshold, target, and maximum funding levels for the AIP objectives which, if achieved, would result in funding at 25%, 100%, and 200%, respectively, funding interpolated between levels. Individual payout for each achieved AIP objective is capped at 200% of target. The 2023 Annual Incentive Plan was originally based on the Company’s financial performance for the year ended December 31, 2023 but as a result of the Spin-off, and as described in more detail below, was calculated as of September 30, 2023.
Annual Incentive Plan Payout for 2023
Under the terms of the EMA, annual incentive payouts under the AIP for 2023 were determined based on the financial performance of the Company through the end of the last full fiscal quarter prior to the date of the Spin-Off in lieu of the full year, as originally contemplated. As a result, the Company’s financial performance for the nine months ended September 30, 2023 (based on the targets originally set for the 2023 Annual Incentive Plan) was used to determine achievement of EBITDA and Revenue performance. In addition, the Spin-Off transaction agreements required payment of the 2023 annual incentives to the Departed Executives in the fourth quarter of 2023 based on financial performance for the nine months ended September 30, 2023, while the remainder of our NEOs received the 2023 bonus in March of 2024 during our normal compensation cycle and was adjusted downward to 100% of target by the Committee.
Subsequent to the payment of 2023 annual incentives to the Departed Executives in December 2023, the Company revised its financial statements for interim periods in 2023 as reported in our Annual Report on Form 10-K for fiscal year 2023, filed with the SEC on March 14, 2024 (the “2023 Form 10-K”). In March 2024, the Compensation Committee determined that, based on the revisions, the achievement of 2023 AIP was impacted and the calculation of the 2023 annual incentive payout was adjusted downward. Under the Company’s clawback policy, this required the Company to recover a portion of the 2023 annual incentive payouts paid to certain Departed Executives in December 2023. The amount recovered from each affected Departed Executive was $129,000 for Mr. Hayford, and $106,425 for Mr. Sullivan.
No amounts were recovered from the bonus payments made to current executives. Their bonuses were not impacted by the restatement because the Committee previously exercised its negative discretion to reduce their bonus levels below what they would have received after the revised financial statements. In addition, as discussed below, Mr. Oliver’s annual incentive payout also was not subject to recovery because he did not receive any 2023 AIP payout from the Company as he was appointed the Chief Executive Officer of NCR Atleos in connection with
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the Spin-Off. The table below depicts the AIP achievement based on the revised financial statements issued in the Company’s 2023 Form 10-K. See Recovery of Erroneously Awarded Compensation Resulting from Accounting Restatement for discussion of the amounts recovered from the Departed Executives.
For the AIP EBITDA achieved by the Company for 2023 through September 30, 2023 was $1.079 billion, which was above the target AIP Objective of $1.062 billion as shown in the table below (with each amount shown after constant currency and other Committee approved adjustments noted with respect to the definition of this metric in the Glossary of Key Terms Used in Our CD&A and Executive Compensation Tables section).
Following the revisions to the Company’s financial statements for interim periods in 2023, the AIP Revenue achieved by the Company for 2023 through September 30, 2023 was $5,893 billion, which was above the target AIP objective of $5,870 billion (with each amount shown after constant currency and other Committee approved adjustments noted with respect to the definition of this metric in the Glossary of Key Terms Used In Our CD&A and Executive Compensation Tables section).
NPS achieved by the Company for 2023 through September 30, 2023 was 61 which was above the target AIP objective of 53.
2023 AIP Objectives and Performance Results
		Modifier Range			Performance Results	Weighted Metric Results	Total
	Weight	Threshold (25% Earned)	Target (100% Earned)	Maximum (200% Earned)
AIP EBITDA	60%	$966M	$1,062M	$1,169M	$1,079M	69.5%	123.4% (calculated on a 9-month basis)
AIP Revenue	30%	$5,694M	$5,870M	$6,047M	$5,893M	33.9%
NPS	10%	48	53	>56	61	20%
(1)
The AIP EBITDA and AIP Revenue objectives are shown after the revisions to the Company’s financial statements for interim periods in 2023, constant currency and other Committee approved adjustments noted with respect to the definition of this metric in the Glossary of Key Terms Used in Our CD&A and Executive Compensation Tables section.

As set forth in the table above, the AIP plan was achieved at 123.4%. In accordance with the terms of the EMA, the Departed Executives except for Mr. Oliver, after implementation of the compensation clawback described above, received AIP payouts in accordance with that achievement. For the current NEOs, the Committee utilized its discretion to apply a downward adjustment and approved payouts for current NEOs, as well as other members of the executive team that report to the Chief Executive Officer, at 100% rather than 123.4% of target. The Committee’s decision was based on a number of factors including segment performance, Company performance subsequent to September 30, 2023 and the fact that several members of the post-Spin executive team joined the Company in the second half of 2023.
As contemplated by the Spin-Off agreements, Mr. Oliver, the Company’s former Chief Financial Officer, did not receive any 2023 AIP payout from the Company as he was appointed the Chief Executive Officer of NCR Atleos in connection with the Spin-Off.
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PROPOSAL 2 Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers
The table below shows the 2023 AIP funded annual incentive awards paid to each named executive officer:
2023 AIP Payouts
Named Executive Officer	Target Incentive	Earned and Funded Payout (% of Target)	Total Funded Annual Incentive Payout(1)
David Wilkinson	$1,200,000	100% of Target	$1,200,000
Brian Webb-Walsh(2)	$253,151		$253,151
Eric Schoch(3)	$157,288		$157,288
Kelli Sterrett(2)	$146,712		$146,712
Kelly Moyer(4)	$128,948		$128,948
Mike Hayford	$1,500,000	123.4% of Target	$1,851,000
Don Layden	$900,000		$1,110,600
Owen Sullivan	$1,237,500		$1,527,075
Tim Oliver	$937,500	N/A	N/A
(1)	Performance with respect to the Departed Executives is reported on an after-restatement basis.
(2)	Values prorated based on hire dates for Mr. Webb-Walsh on July 17, 2023 and Ms. Sterrett on August 1, 2023.
(3)
Values prorated based on promotion date for Mr. Schoch. A portion of his annual incentive payout was subtracted from his earned annual incentive for the 2023 performance plan year in relation to his transition from sales compensation to AIP. The total target incentive was $407,288.

(4)	Values prorated based on promotion date for Ms. Moyer on October 16, 2023.
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Long-Term Incentive Program
Our Long-Term Incentive Program (LTIP) directly aligns a large portion of the total compensation of our Named Executive Officers with Company performance and changes in stockholder value. In 2023, the Committee granted 100% of our 2023 annual LTI award value for Named Executive Officers in the form of performance-based RSUs (PBRSUs) half of which were eligible to vest on an accelerated basis upon completion of the Spin-Off, subject to a multiplier if the stock price exceeded $35.04 at the time of the Spin-Off (“Qualified Transaction Award”) and the other half is subject to our three-year total shareholder return (“TSR”), with a relative TSR (“rTSR”) floor.

2023 PBRSUs – Qualified Transaction Award
One half of the PBRSUs vested on the completion of the Spin-Off, subject to a minimum one-year vesting period. The PBRSUs were subject to upward adjustment if the 20-day volume weighted average stock price of the Company’s common stock immediately preceding the Spin-Off exceeded $35.04 (“Stock Price Target”) but no adjustment occurred because the Stock Price Target was not met. These PBRSUs vested in October 2023 in connection for Mr. Sullivan and Mr. Layden in accordance with the terms of their separation agreements, in December 2023 for Mr. Wilkinson, Mr. Schoch and Ms. Moyer and in February 2024 for Mr. Hayford and Mr. Oliver.
2023 PBRSUs – Total Shareholder Return Award
One-half of the PBRSUs is subject to a three-year TSR performance metric with a rTSR floor. Following the Spin-Off, this portion of the PBRSU award shall continue to be assessed at the end of the original three-year performance period based on the combined TSR metrics attained by NCR Voyix and NCR Atleos (i.e., with the ending share price for purposes of such awards calculated by adding together the sum of the applicable NCR Voyix average stock price and the applicable NCR Atleos average stock price (as adjusted for the Spin-Off distribution ratio)) for the entire three-year performance period. See definitions of the applicable TSR metrics in the Glossary of Key Terms Used in Our CD&A and Executive Compensation Tables section.
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PROPOSAL 2 Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers
2023 Annual LTI Program
This chart shows the target value and the accounting grant date fair values of the 2023 LTI equity awards described above for all Named Executive Officers that received such awards. There are no 2023 annual equity awards listed for our newly appointed NEOs, including our new CEO, Mr. Wilkinson, given that (i) that Mr. Wilkinson, Mr. Schoch and Ms. Moyer received their 2023 equity grants in December 2022 which was the grant timing for all equity participants at the Company other than the then-current executive officers (including the Departed Executives) and (ii) Mr. Webb‐Walsh and Ms. Sterrett did not receive any annual equity grant in 2023 as they were hired in the second half of 2023 and instead received sign‐on equity grants at the time of hire. The target values approved by the Committee as shown in the first column of the chart differ from the total values shown in the last column because the target values were converted to a number of RSUs based on the closing price of NCR common stock on the date of grant.
Named Executive Officer	Target Value Approved by the Committee	Qualified Transaction Award	Total Shareholder Return RSU Award	ASC 718 Value(1)(2)
David Wilkinson	—	—	—	—
Brian Webb-Walsh	—	—	—	—
Eric Schoch	—	—	—	—
Kelli Sterrett	—	—	—	—
Kelly Moyer	—	—	—	—
Mike Hayford	$10,000,000	$5,000,000	$5,000,000	$11,580,539
Tim Oliver	$5,800,000	$2,900,000	$2,900,000	$6,716,702
Don Layden	$5,000,000	$2,500,000	$2,500,000	$5,790,286
Owen Sullivan	$6,000,000	$3,000,000	$3,000,000	$6,948,338
(1)
This column shows the valuation of the Qualified Transaction RSUs (QT RSUs) and Total Shareholder Return RSUs (TSR RSUs) for all Named Executive Officers made in early 2023, as determined in accordance with FASB ASC Topic 718. TSR RSUs are valued using a Monte Carlo valuation, which simulates a distribution of stock prices for equity awards throughout the remaining performance period for the awards, based on certain assumptions of the Company’s common stock price behavior. QT RSUs are valued by applying the applicable stock price of the Company’s common stock on the grant date. The grant date fair value for the TSR RSU awards is $35.04.

(2)
Represents the grant date fair value of the QT RSUs and TSR RSUs and incremental expense with respect to the 2023 LTI awards, as shown in the Grants of Plan-Based Awards Table section of this proxy statement.

Other 2023 Equity Grants for Named Executive Officers
Mr. Webb-Walsh and Ms. Sterrett were hired in connection with the Spin-Off and were not employed by the Company at the time of the 2023 annual LTI award. In connection with his hiring, Mr. Webb-Walsh received a sign-on equity grant with a grant date value of $2,000,000, consisting of time-vested restricted stock units that cliff vest on the third anniversary of the grant date. In accordance with FASB ASC Topic 718, the accounting value of this award was $2,000,012. In connection with her hiring, Ms. Sterrett received a sign-on equity grant with a grant date value of $500,000, consisting of time-vested restricted stock units that vest in equal annual installments over a three-year period. In accordance with FASB ASC Topic 718, the accounting value of this award was $500,011.
On November 1, 2023, Mr. Schoch received an equity grant with a grant date value of $1,000,000 in connection with his promotion, consisting of time-vested restricted stock units that that vest in equal annual installments over a three-year period. In accordance with FASB ASC Topic 718, the accounting value of this award was $1,000,002.
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2021 PBRSUs – Performance Achievement
The 2021 PBRSUs based on LTI EBITDA and LTI Recurring Revenue with a three-year performance period from January 1, 2021 through December 31, 2023 were granted in February 2021. The final earned award could range from 0% to 200% of the target RSUs, based on the Company’s achievement of the performance metrics. The achievement of performance metrics for the final year was calculated under the terms of the EMA based on the Company’s 2023 results through September 30, 2023 in lieu of the original performance period of December 31, 2023 for the third year, and certified by the Compensation Committee in December 2023. As noted above, the 2021 PBRSUs were then adjusted an appropriate number of time-vesting NCR Voyix restricted stock units and time-vesting NCR Atleos restricted stock units based on the certified performance. Only the applicable service-based time vesting requirements continued to apply to these awards.
Subsequent to the adjustment of the 2021 PBRSUs in December 2023, the Company revised its financial statements for interim periods in 2023 as reported in our 2023 Form 10-K. In March 2024 the Compensation Committee determined that, based on the revisions, the performance achievement for the 2021 PBRSUs was impacted and the calculation of the adjustment of the 2021 PBRSUs into time-vested restricted stock units was adjusted downward from 134.1% to 131.1%. Under the Company’s clawback policy, this required the Company to recover a portion of the applicable vested restricted stock units for each impacted executive. The amount recovered from each affected NEO with respect to the 2021 PBRSUs was $112,579 for Mr. Hayford, $69,893 for Mr. Sullivan, $45,041 for Mr. Oliver, $22,517 for Mr. Wilkinson, $5,348 for Mr. Schoch, and $975 for Ms. Moyer.
The table below depicts the performance achievement for the 2021 PBRSUs based on the revised financial statements issued in the Company’s 2023 Form 10-K.
Performance Period	1st Year (1/1/2021 – 12/31/2021)		2nd Year (1/1/2022 – 12/31/2022)		3rd Year (1/1/2023 – 9/30/2023)
Metric(1)	LTI Recurring Revenue	LTI EBITDA	LTI Recurring Revenue	LTI EBITDA	LTI Recurring Revenue	LTI EBITDA
Maximum (200% of target payout)	$3,709M	$1,118M	$4,903M	$1,529M	$3,872M	$1,135M
Target (100% of target payout)	$3,544M	$1,013M	$4,721M	$1,424M	$3,722M	$1,049M
Threshold (50% of target payout)	$3,377M	$907M	$4,539M	$1,318M	$3,585M	$978M
Actual	$3,572M	$1,095M	$4,741M	$1,381M	$3,796M	$1,094M
Annual Result (% of Target Payout)(2)	147.4%		95.3%		150.5% (calculated based on 9-month basis)
Avg. of Annual Results	131.1%
(1)
The LTI Recurring Revenue and LTI EBITDA results are shown after constant currency and other Committee approved adjustments noted with respect to the applicable definition of these metrics in the Glossary of Key Terms Used in Our CD&A and Executive Compensation Tables sections.

(2)
As noted above, in accordance with the EMA and as a result of the Spin-Off, achievement for the third year was calculated based on results for the 9-month period ended September 30, 2023 in lieu of the original performance period ended December 31, 2023 for the third year.

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2022 PBRSUs – Performance Achievement
The 2022 PBRSUs based on LTI EBITDA and LTI Recurring Revenue with a three-year performance period from January 1, 2022 through December 31, 2024 were granted in February 2022. The final earned award could range from 0% to 200% of the target RSUs, based on the Company’s achievement of the performance metrics. The achievement of performance metrics for the second year was calculated under the terms of the EMA based on the Company’s 2023 results through September 30, 2023 in lieu of the original performance period of December 31, 2023 for the second year, and the third performance year was disregarded. Performance achievement was certified by the Compensation Committee in December 2023. As noted above, the 2022 PBRSUs were then adjusted to an appropriate number of time-vesting NCR Voyix restricted stock units and time-vesting NCR Atleos restricted stock units based on the certified performance. Only the applicable service-based time vesting requirements continued to apply to these awards.
Subsequent to the adjustment of the 2022 PBRSUs in December 2023, the Company revised its financial statements for interim periods in 2023 as reported in our 2023 Form 10-K. In March 2024 the Compensation Committee determined that, based on the revisions, the performance achievement for the 2022 PBRSUs was impacted and the calculation of the adjustment of the 2021 PBRSUs into time-vested restricted stock units was adjusted downward from 108.8% to 101.7%. Under the Company’s clawback policy, this required the Company to recover a portion of the applicable unvested restricted stock units for each impacted executive. The amount recovered from each affected NEO with respect to the 2022 PBRSUs was $228,955 for Mr. Hayford, $137,387 for Mr. Sullivan, $91,580 for Mr. Oliver, $45,774 for Mr. Wilkinson, $16,325 for Mr. Schoch, and $2,291 for Ms. Moyer.
The table below depicts the performance achievement for the 2022 PBRSUs based on the revised financial statements issued in the Company’s 2023 Form 10-K.
Performance Period	1st Year (1/1/2022 – 12/31/2022)		2nd Year (1/1/2023 – 9/30/2023)
Metric(1)	LTI Recurring Revenue	LTI EBITDA	LTI Recurring Revenue	LTI EBITDA
Maximum (200% of target payout)	$5,192M	$1,564M	$3,861M	$1,118M
Target (100% of target payout)	$4,910M	$1,472M	$3,783M	$1,063M
Threshold (50% of target payout)	$4,645M	$1,377M	$3,646M	$1,001M
Actual	$4,818M	$1,380M	$3,796M	$1,094M
Annual Result (% of Target Payout)(2)	67.2%		136.3% (calculated based on 9-month basis)
Avg. of Annual Results	101.7%
(1)
The LTI Recurring Revenue and LTI EBITDA results are shown after constant currency and other Committee approved adjustments noted with respect to the applicable definition of these metrics in the Glossary of Key Terms Used in Our CD&A and Executive Compensation Tables sections.

(2)
As noted above, in accordance with the EMA and as a result of the Spin-Off, achievement for the second year was calculated based on results for the 9 months ended September 30, 2023 in lieu of the original performance period of December 31, 2023 for the second year, and the third year was disregarded.

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Preview of 2024 Compensation Program
The Committee regularly reviews the design and effectiveness of the Company’s executive compensation design plan. Following the Spin-Off, the Committee, in consultation with its independent compensation consultant, approved changes to the Company’s executive compensation program for 2024 to continue to emphasize pay for performance.
Overview of 2024 Program
Annual Incentive Plan	Metrics for 2024 Annual Incentive Plan: • EBITDA at 50% • Revenue at 30% • Strategic Scorecard at 20% on total sites, payment sites, services and software revenue, and strategic cost reductions
Long-Term Incentive Plan	Annual 2024 LTI Mix: • 50% Performance Based Restricted Stock Units (PBRSUs) with 3-year cliff vesting • 50% Time-Based Restricted Stock Units (RSUs) with 3-year pro-rata vesting
Metrics for 2024 PBRSUs: • 50% of PSUs: Free Cash Flow Conversion • 50% of PSUs: rTSR with Peer Group S&P 600 Information Technology
Refined Peer Group	Adopted a new peer group to account for business model and size of organization post Spin-Off

Other Benefits and Perquisites
Like our other full-time salaried U.S. employees, the Named Executive Officers participate in our 401(k) plan and our health and welfare benefit programs designed to attract, retain and motivate our workforce and keep us competitive with other employers. Our 401(k) plan encourages employees to save and prepare financially for retirement. Health and welfare benefits help our workforce stay healthy, focused and productive.
The Departed Executives were, and certain of our current NEOs are, eligible for other limited benefits that the Committee considers reasonable and appropriate under our executive compensation philosophy. These benefits, which do not represent a significant portion of our named executives officers’ total compensation, are intended to attract and retain highly qualified talent, minimize distractions from critical Company business and protect the health, safety and security of our key executives. These benefits are reported as “All Other Compensation” in our Summary Compensation Table. They include financial counseling, executive medical exams, relocation benefits to certain of our NEOs and, with respect to Mr. Hayford, Mr. Sullivan, Mr. Oliver, and Mr. Layden, certain personal use of corporate aircraft.
We do not provide tax reimbursements (or tax gross-ups) with the exception of those provided in connection with relocations required by the Company, which are generally also provided to non-executive employees.
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Agreements with Our Named Executives Officers
Our current Named Executive Officers have agreements with the Company that generally describe, among other things, their initial base salaries, bonus opportunities and equity awards, as well as benefit plan participation and applicable restrictive covenants. These agreements generally are not updated to reflect ordinary-course compensation changes. In addition, the Departed Executives entered into separation agreements with the Company that detailed certain key terms with respect to their separation from the Company in connection with the Spin-Off.
Employment Agreements with Our Current NEOs
Mr. Wilkinson: Mr. Wilkinson’s September 25, 2023 employment agreement describes his salary, incentive opportunities and awards, benefit plan participation and related items including noncompete and other restrictive covenants. Pursuant to his letter agreement, Mr. Wilkinson was entitled to a separation benefit of one times (1x) salary plus target bonus for a qualifying termination (which generally includes termination without Cause and termination for Good Reason) and, in the event of a change in control, a separation benefit of two times (2x) salary plus target bonus.
Mr. Wilkinson’s employment agreement was amended on March 13, 2024 to incorporate the Company’s 2024 Executive Severance Plan. As a result, Mr. Wilkinson is entitled to a separation benefit of two times (2x) salary plus target bonus for a qualifying termination (which generally includes termination without Cause and termination for Good Reason) and, in the event of a change in control, a separation benefit of two and half times (2.5x) salary plus target bonus. Mr. Wilkinson’s equity awards are governed by the terms of the applicable award and the Stock Plan. Under Mr. Wilkinson’s employment agreement, “Cause” generally means felony conviction, material Code of Conduct violation, willful and continued failure to perform his duties, and engaging in illegal conduct or gross misconduct which is injurious to the Company. For purposes of this provision, no act or failure to act, on Executive’s part, shall be considered “willful” unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive’s action or omission was in the best interests of the Company. “Good reason” generally means assignment of duties inconsistent with position, authority, duties or responsibilities or diminution in such items, relocation over 40 miles or material breach of employment agreement or equity award agreements, and material reduction in compensation.
Mr. Webb-Walsh: Mr. Webb-Walsh’s June 9, 2023 letter agreement describes his initial salary, sign-on bonus, incentive opportunities and awards, benefit plan participation and related items including noncompete and other restrictive covenants. Pursuant to his letter agreement, Mr. Webb-Walsh was entitled to a separation benefit of one-and-a half times (1.5x) salary plus target bonus for a qualifying termination (which generally includes termination without Cause and termination for Good Reason) and, in the event of a change in control, a separation benefit of three times (3x) salary plus target bonus. Mr. Webb-Walsh’s equity awards are governed by the terms of the applicable award and the Stock Plan. “Cause” and “Good Reason” generally have the same meanings noted for Mr. Wilkinson above, but “Good Reason” also captured the failure of the Spin Off to occur by June 1, 2024.
On March 13, 2024, Mr. Webb-Walsh’s letter agreement was amended to reflect that the separation benefits set out in his letter agreement have been replaced by participation in, and the terms of, the Company’s Amended & Restated Executive Severance Plan and to provide that, in the event Mr. Webb-Walsh resigns his position, other than for Good Reason, within twelve (12) months of his first day of employment with NCR Corporation, he will be required to repay the sign-on bonus cash payment in full.
Mr. Schoch: Mr. Schoch’s October 21, 2016 letter agreement describes his initial salary, sign-on bonus equity award, eligibility for incentive opportunities and awards, benefit plan participation and related items including noncompete and other restrictive covenants. This letter agreement was amended by his promotion letter agreement, dated September 15, 2023, reflecting the terms of his promotion to EVP & President, Retail and the Company’s executive leadership team and associated changes to his salary, eligibility for cash incentive payments and equity award opportunities and relocation benefits.
Ms. Sterrett: Ms. Sterrett's July 26, 2023 letter agreement describes her initial salary, sign-on bonus, incentive opportunities and awards, benefit plan participation and related items including noncompete and other restrictive covenants. Pursuant to her letter agreement, if her employment is terminated other than for Cause or if she resigns for Good Reason, under the agreement her unvested sign-on equity awards will vest immediately, and she will be entitled to separation benefits pursuant to the terms of the NCR Change in Control Severance Plan or the cash severance described in the Executive Severance Plan, as applicable. “Cause” and “Good Reason” generally have the same meanings noted for Mr. Wilkinson above, but “Good Reason” also captured the failure of the Spin Off to occur by June 1, 2024.
Ms. Moyer: Ms. Moyer received a promotion letter agreement, dated April 14, 2011, in connection with her promotion to Assistant Controller, which describes her initial salary, promotion bonus equity award, eligibility for incentive opportunities and awards, benefit plan participation
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and related items including noncompete and other restrictive covenants. This letter agreement was amended by her promotion letter agreement, dated August 19, 2023, reflecting the terms of her promotion to Chief Accounting Officer and associated changes to her salary, eligibility for cash incentive payments and equity award opportunities.
Employment Agreements with Departed Executives
Mr. Hayford: Mr. Hayford’s April 27, 2018 employment agreement describes his initial salary, incentive opportunities and awards, benefit plan participation and related items including noncompete and other restrictive covenants. The agreement also provides for Mr. Hayford’s Executive Severance Plan participation with a separation benefit of one and one-half times (1.5x) salary plus target bonus, and Change in Control Severance Plan participation with a Tier I separation benefit of three times (3x) salary plus target bonus. If his employment is terminated other than for cause or if he resigns for good reason, under the agreement Mr. Hayford’s unvested 2018 option award vests immediately and remains exercisable for 1 year (or until earlier expiration). “Cause” generally means grounds for cause under our Change in Control Severance Plan, felony conviction or material Code of Conduct violation. “Good reason” generally means assignment of duties inconsistent with position, authority, duties or responsibilities or diminution in such items, relocation over 40 miles or material breach of employment agreement or 2018 option award agreements.
On February 16, 2023, the Company entered into an employment agreement amendment with Mr. Hayford (the “Hayford Amendment”), which provides that: (i) for purposes of the Change in Control Severance Plan, if his employment is terminated without cause or he resigns for good reason (as defined in the Change in Control Severance Plan) within the two-year period following, or the ninety-day period preceding, a “qualified transaction” (as defined in the Hayford Amendment, which includes, among other things, a spin-off, split-off or sale of the Commerce or Banking segment or a sale of more than 50% of the Company’s assets), he will receive the separation benefits that he is currently eligible to receive under the Change in Control Severance Plan upon a termination without cause or resignation for good reason following a change in control; (ii) for purposes of any then-outstanding equity awards, if his employment is terminated without cause or he resigns for good reason within the two-year period following, or the ninety-day period preceding, a qualified transaction, he will receive the accelerated vesting treatment (and for any stock options, the post-termination exercise period) as set forth in the applicable award agreements upon a “Change in Control Termination” or “Good Reason Termination,” as the case may be, that occurs in connection with a change in control in which the equity awards are assumed, converted or replaced; (iii) for purposes of any pre-2023 equity awards, if his employment is terminated for any reason other than for cause on or after August 13, 2024, he will receive the vesting treatment that he would have received upon a “mutually agreed retirement” approved by the Compensation Committee, and any vested options will remain outstanding and exercisable through their original expiration dates; and (iv) the completion of a qualified transaction will constitute good reason for purposes of the Change in Control Severance Plan and any equity awards.
On October 13, 2023, in connection with the Spin-Off, the Company entered into a separation and release agreement with Mr. Hayford, pursuant to which Mr. Hayford agreed to remain employed through the Spin-Off, and subject to his execution of a supplemental release of claims following his termination of employment as of the Spin-Off (which qualifies as a constructive termination under his existing contractual agreements), he became entitled to (i) receive cash severance payments and benefits consistent with the provisions of his employment agreement dated as of April 27, 2018 and amended as of February 16, 2023 and (ii) continued vesting of his outstanding equity awards (as adjusted in connection with the Spin-Off) as if he had remained actively employed following the Spin-Off. Mr. Hayford affirmed certain post-employment restrictive covenants pertaining to non-competition, non-solicitation, confidentiality and non-disparagement.
Mr. Sullivan: Mr. Sullivan’s July 18, 2018 employment agreement describes his initial salary as Chief Operating Officer, incentive opportunities and awards, benefit plan participation and related items including noncompete and other restrictive covenants. The agreement also provides for Mr. Sullivan’s Executive Severance Plan participation with a separation benefit of one and one-half times (1.5x) salary plus target bonus, and Change in Control Severance Plan participation with a Tier I separation benefit of three times (3x) salary plus target bonus. If his employment is terminated (other than for cause) or if he resigns for good reason, under the agreement Mr. Sullivan’s unvested 2018 equity awards vest immediately, and his 2018 option awards remain exercisable for 1 year (or until earlier expiration). “Cause” and “Good Reason” generally have the same meanings noted for Mr. Hayford above.
On February 13, 2023, the Company entered into an employment agreement amendment with Mr. Sullivan (the “Sullivan Amendment”), which provides that: (i) for purposes of the Executive Severance Plan, if Mr. Sullivan resigns for good reason, he will receive the separation benefits that he is currently eligible to receive under the Executive Severance Plan upon a termination without cause; (ii) for purposes of the Change in Control Severance Plan, if his employment is terminated without cause or he resigns for good reason within the two-year period following a qualified transaction, he will receive the separation benefits that he is currently eligible to receive under the Change in Control Severance Plan upon a termination without cause or resignation for good reason following a change in control; (iii) the completion of a qualified transaction will constitute good reason for purposes of the Change in Control Severance Plan and any 2023 equity awards;(iv) for purposes of any pre-2023 equity awards, if Mr. Sullivan’s employment is terminated for any reason other than for cause, he will receive the
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vesting treatment that he would have received upon a “mutually agreed retirement” approved by either the Chief Executive Officer or the Compensation Committee, and any vested options will remain outstanding and exercisable through their original expiration dates, provided that if his employment is terminated for cause or he resigns without good reason prior to the earlier to occur of either December 1, 2023, or the occurrence of a qualified transaction, he will not be entitled to receive such vesting and post-termination exercisability treatment; and (v) for purposes of any 2023 equity awards, if his employment is terminated for any reason other than for cause, he will receive the vesting treatment that he would have received upon a qualified retirement occurring on or after the first anniversary of the grant date, provided that if his employment is terminated for cause or he resigns without good reason prior to the earlier to occur of either the first anniversary of the grant date or the occurrence of a qualified transaction, he will not be entitled to receive such vesting treatment.
On October 13, 2023, in connection with the Spin-Off, the Company entered into a separation and release agreement with Mr. Sullivan, pursuant to which Mr. Sullivan agreed to remain employed through the Spin-Off, and subject to his execution of a supplemental release of claims following his termination of employment as of the Spin-Off (which qualifies as a constructive termination under his existing contractual agreements), he became entitled to (i) receive cash severance payments and benefits consistent with the provisions of his employment agreement dated as of July 18, 2018 and amended as of February 13, 2023, (ii) accelerated vesting of his outstanding equity awards granted in 2023 (as adjusted in connection with the Spin-Off) in accordance with their terms and (iii) continued vesting of his outstanding equity awards granted prior to 2023 (as adjusted in connection with the Spin-Off) as if he had remained actively employed following the Spin-Off, consistent with the provisions of his amended employment agreement. Mr. Sullivan also affirmed certain post-employment restrictive covenants pertaining to non-competition, non-solicitation, confidentiality and non-disparagement.
Mr. Oliver: Mr. Oliver’s June 17, 2020 employment agreement describes his initial salary as Chief Financial Officer, incentive opportunities and awards, benefit plan participation and related items including noncompete and other restrictive covenants. The agreement also provides for Mr. Oliver’s Executive Severance Plan participation with a separation benefit of one and one-half times (1.5x) salary plus target bonus, and Change in Control Severance Plan participation with a Tier I separation benefit of three times (3x) salary plus target bonus. If his employment is terminated other than for cause or if he resigns for good reason, under the agreement Mr. Oliver’s unvested 2020 sign-on equity awards vest immediately, and his 2020 sign-on options remain exercisable for one year (or until earlier expiration). “Cause” and “Good Reason” generally have the same meanings noted for Mr. Hayford above.
On February 13, 2023, the Company entered into an employment agreement amendment with Mr. Oliver (the “Oliver Amendment”), which provides that: (i) for purposes of the Executive Severance Plan, if he resigns for good reason, he will receive the separation benefits that he is currently eligible to receive under the Executive Severance Plan upon a termination without cause; (ii) for purposes of the Change in Control Severance Plan, if his employment is terminated without cause or he resigns for good reason within the two-year period following a qualified transaction, he will receive the separation benefits that he is currently eligible to receive under the Change in Control Severance Plan upon a termination without cause or resignation for good reason following a change in control; (iii) unless he is offered and accepts a chief executive officer role at the Company or a successor entity resulting from a qualified transaction (e.g., the Company’s planned spin-off), the completion of a qualified transaction will constitute good reason for purposes of the Change in Control Severance Plan and any 2023 equity awards, provided that if he is offered, but does not accept, such chief executive officer role, such resignation shall be treated only as a termination for good reason for purposes of the Executive Severance Plan, and not the Change in Control Severance Plan; (iv) for purposes of any pre-2023 equity awards, if Mr. Oliver’s employment is terminated without cause in the ninety-day period preceding a qualified transaction, then, subject to his continued compliance with the applicable restrictive covenants, such awards will continue to vest as if he had remained actively employed, and any vested options will remain outstanding and exercisable through their original expiration dates, provided that, from and after the date of a qualified transaction, upon a termination of his employment for any reason other than for cause, then, subject to his continued compliance with the applicable restrictive covenants, such awards will continue to vest as if he had remained actively employed, and any vested options will remain outstanding and exercisable through their original expiration dates; (v) for purposes of any 2023 equity awards, if his employment is terminated without cause in the ninety-day period preceding a qualified transaction, then, subject to his continued compliance with the applicable restrictive covenants, such awards will continue to vest as if he had remained actively employed; and (vi) for purposes of his 2023 bonus, if Mr. Oliver’s employment is terminated without cause in the ninety-day period preceding a qualified transaction, he will receive a pro-rated bonus for 2023 based on actual performance, provided that, from and after the date of a qualified transaction, upon a termination of his employment for any reason other than for cause, he will receive a full bonus (without pro-ration) for 2023 based on actual performance.
Mr. Layden: Mr. Layden’s employment agreement dated October 1, 2021 describes his initial salary as Executive Vice President, President, Payments & Network, Head of Strategy and M&A, as well as his incentive opportunities and awards, benefit plan participation and related items including noncompete and other restrictive covenants, following transition from a consulting role he held with the Company before accepting his current position. The agreement provides for Mr. Layden’s Executive Severance Plan participation with a separation benefit of
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one and one-half times (1.5x) salary plus target bonus, and Change in Control Severance Plan participation with a Tier I separation benefit of three times (3x) salary plus target bonus. The agreement also provides for $60,000 in relocation expenses subject to repayment if Mr. Layden resigns without good reason or is terminated by the Company for Cause during his first year of employment.
If Mr. Layden’s employment had been terminated other than for cause, his agreements for equity awards made during his pre-employment consulting period provided that (i) his unvested 2021 restricted stock unit awards would have vested immediately, and (ii) his unvested 2020 options would have continued to vest for a period of one year following termination, and any remaining unvested options are forfeited and cancelled (with vested options exercisable until the 2-year anniversary of his termination date, or until earlier expiration). “Cause” and “Good Reason” generally have meanings similar to those noted for Mr. Hayford above.
On February 13, 2023, the Company entered into an employment agreement amendment with Mr. Layden (the “Layden Amendment”), which provides that: (i) for purposes of the Executive Severance Plan, if Mr. Layden resigns for good reason, he will receive the separation benefits that he is currently eligible to receive under the Executive Severance Plan upon a termination without cause; (ii) for purposes of the Change in Control Severance Plan, if his employment is terminated without cause or he resigns for good reason within the two-year period following a qualified transaction, he will receive the separation benefits that he is currently eligible to receive under the Change in Control Severance Plan upon a termination without cause or resignation for good reason following a change in control; (iii) the completion of a qualified transaction will constitute good reason for purposes of the Change in Control Severance Plan and any 2023 equity awards; (iv) for purposes of any pre-2023 equity awards, if Mr. Layden’s employment is terminated for any reason other than for cause, he will receive the vesting treatment that he would have received upon a “mutually agreed retirement” approved by either the Chief Executive Officer or the Compensation Committee, and any vested options will remain outstanding and exercisable through their original expiration dates, provided that if his employment is terminated for cause or he resigns without good reason prior to the earlier to occur of either December 1, 2023, or the occurrence of a qualified transaction, he will not be entitled to receive such vesting and post-termination exercisability treatment; and (v) for purposes of any 2023 equity awards, if his employment is terminated for any reason other than for cause, he will receive the vesting treatment that he would have received upon a qualified retirement occurring on or after the first anniversary of the grant date, provided that if his employment is terminated for cause or he resigns without good reason prior to the earlier to occur of either the first anniversary of the grant date or the occurrence of a qualified transaction, he will not be entitled to receive such vesting treatment.
On October 13, 2023, in connection with the Spin-Off, the Company entered into a separation and release agreement with Mr. Layden, pursuant to which Mr. Layden agreed to remain employed through the Spin-Off, and subject to his execution of a supplemental release of claims following his termination of employment as of the Spin-Off (which qualifies as a constructive termination under his existing contractual agreements), became entitled to (i) receive cash severance payments and benefits consistent with the provisions of his employment agreement dated as of October 1, 2021 and amended as of February 13, 2023, (ii) accelerated vesting of his outstanding equity awards granted in 2023 (as adjusted in connection with the Spin-Off) in accordance with their terms and (iii) continued vesting of his outstanding equity awards granted prior to 2023 (as adjusted in connection with the Spin-Off), as if he had remained actively employed following the Spin-Off, consistent with the provisions of his amended employment agreement. Mr. Layden also agreed to execute a general release of claims in favor of Voyix and reaffirmed certain post-employment restrictive covenants pertaining to non-competition, non-solicitation, confidentiality and non-disparagement.
Severance Benefits – Standard Severance and Change in Control (CIC) Severance
Change in Control (CIC) Severance Benefits
If the Company considers potential change in control transactions, we want to ensure that key executives are incentivized to remain with us during this process and evaluate the transactions in an objective and undistracted way in order to support stockholder value. For these reasons, we maintain the 2024 Executive Severance Plan for our senior executive team. Under this plan, in the event of a Change in Control, we pay only “double-trigger” separation benefits, that is, benefits pay out only if both a change in control occurs and employment ends in a qualifying termination. There are no tax gross-ups under the plan for any named executives officers.
Our Change in Control Severance Plan has three benefit levels that apply to our named executives officers. For more about plan benefit levels for the Named Executive Officers and double-trigger benefits, see the Potential Payments Upon Termination or Change in Control section below.
For information about the CIC Severance Plan in effect prior to the implementation of the 2024 Executive Plan, see the Termination Connected with Change in Control — Legacy CIC Plan section of this proxy statement.
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Standard Severance Benefits (Non-CIC)
We provide our key executives reasonable severance benefits to ensure that we remain competitive with other employers, and to help us attract and retain top talent. Our 2024 Executive Severance Plan provides certain severance benefits in the event employment ends in a qualifying termination not connected to a change in control. For more about these severance benefits and the multipliers used to determine the executives’ benefits, see the Potential Payments Upon Termination or Change in Control section below.
The Committee has affirmed its expectation that severance will not be paid under the 2024 Executive Severance Plan to Named Executive Officers who voluntarily resign from Company service and no additional amounts will be paid under this Plan unless required to obtain additional covenants, transition services, or similar additional consideration determined to be proportionate and necessary and appropriate to protect the interests of the Company and our stockholders.
For information about the Executive Severance Plan in effect prior to the implementation of the 2024 Executive Plan, see the Termination Not Connected with Change in Control — Legacy Executive Severance Plan section of this proxy statement.
Hedging and Pledging Policy
Our Insider Trading Policy incorporates the Company’s prohibitions against hedging, pledging and related transactions. The Policy applies to all officers, directors, employees (including temporary employees) and contractors of the Company and its subsidiaries who have access, including temporary access, to material nonpublic information, as well as certain family members of, and individuals who live in the same household as, are financially dependent on, or whose transactions (including transactions by an entity) in NCR Voyix’s securities are directed by or subject to the influence or control of, any such person.
In order to restrict covered persons from engaging in transactions that hedge or offset, or are designed to hedge or offset, fluctuation in the market value of NCR Voyix equity securities, our Insider Trading Policy prohibits covered persons from directly or indirectly engaging in hedging activities or transactions of derivative securities of the Company at any time. In addition, because a margin or foreclosure sale may occur at a time when individuals are in possession of material nonpublic information or otherwise are not permitted to trade in NCR Voyix securities, our directors, executive officers and designated key employees are prohibited from taking margin loans where NCR Voyix securities are used, directly or indirectly, as collateral for the loan. Such individuals are also prohibited from pledging NCR Voyix securities as collateral for a loan.
Stock Ownership Requirements
Our Board has adopted stock ownership guidelines for our executive leadership to foster equity ownership and align the interests of our executive leadership team with those of our stockholders. Within five years of his or her initial appointment to the position, the executive is expected to beneficially own at least the number of shares as follows:
•	For the Chief Executive Officer: equal to six times base salary
•	For the Chief Financial Officer: equal to three times base salary
•	For all other NEOs, other than our Chief Accounting Officer: equal to three times base salary
•	For the Chief Accounting Officer: equal to one times base salary
Shares that count towards satisfaction of the stock ownership levels include shares owned personally, unvested time-based RSUs, and stock acquired through our Employee Stock Purchase Plan. Unearned performance-based equity awards and unexercised stock options (vested and unvested) do not count toward the minimum ownership levels. Newly hired or promoted executives have five years to reach their ownership levels. Each of our NEOs was within the grace period or was in compliance with the stock ownership guidelines as of the record date.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves on the compensation committee or board of directors of any other company of which any member or proposed member of our compensation committee is an executive officer.
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PROPOSAL 2 Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers
Compensation Clawback Policy
We adopted an updated clawback policy in 2023 to comply with newly enacted NYSE rules that track the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. This policy generally provides that short-term and long-term incentive awards provided to our executive officers, including our Named Executive Officers, that is based on a financial reporting measure, will be subject to clawback (forfeiture or repayment) subject to certain limited regulatory exceptions, as directed by the Committee, if:
•
There is an accounting restatement of the Company’s’ financial statements and the amount of covered compensation granted, vested or paid to a person exceeds the amount of covered compensation that otherwise would have been granted, vested or paid to the person had such compensation been determined based on the applicable restatement.

The clawback obligation is irrespective of any finding of misconduct by any current or former executive. This policy applies to all incentive-based compensation (including cash bonus payments) received by our current and former executive officers on or after October 2, 2023, the effective date specified in the NYSE listing standards.
Recovery of Erroneously Awarded Compensation Resulting from Accounting Restatement
As disclosed above the Company revised its financial statements for interim periods in 2023 as reported in our 2023 Form 10-K. In March 2024 the Compensation Committee determined that, based on the revisions, the achievement of 2023 AIP and the adjustment of the 2021 PBRSUs and 2022 PBRSUs was impacted. Under the Company’s clawback policy, in April 2024, the Company recovered a portion of the 2023 bonus payouts paid to certain Departed Executives in December 2023 as well as a portion of the adjusted restricted stock units that were issued in December 2023 in connection with the performance-related adjustments for the 2021 PBRSUs and 2022 PBRSUs. No amounts were recovered from the bonus payments made to current executives. Their bonuses were not impacted by the restatement because the Committee previously exercised its negative discretion to reduce their bonus levels below what they would have received after the revised financial statements. In addition, as discussed below, Mr. Oliver’s annual incentive payout also was not subject to recovery because he did not receive any 2023 AIP payout from the Company as he was appointed the Chief Executive Officer of NCR Atleos in connection with the Spin-Off. The amounts recovered in April 2024 satisfied the entirety of the Company’s clawback obligations under its clawback policy. See the 2023 Annual Incentive Plan and 2023 Long Term Incentive Program sections above for further analysis of how the clawback amounts were calculated and executed the impacted executives.
In addition, and in satisfaction of Item (w) of Regulation S-K, the following chart provides: (i) the date of the restatement; (ii) the aggregate dollar amount of erroneously awarded incentive-based compensation attributable to the accounting restatement; and (iii) the aggregate amount of the incentive-based compensation erroneously awarded and that remains outstanding at the end of the last completed fiscal year; and (iv) the outstanding amounts from any current or former named executive officer for more 180 days or more.
Date of Restatement	March 14, 2024
Aggregate Dollar Amount of Erroneously Awarded Incentive-Based Compensation Attributable to the Accounting Restatement	$1,324,592
Aggregate Amount of Incentive-Based Compensation Erroneously Awarded and that Remains Outstanding at the End of the Last Completed Fiscal Year	$1,324,592(1)
Any Outstanding Amounts Due from any Current or Former Named Executive Officer for 180 days or More	$0
(1)	This amount was recovered in full in April 2024.
2024 Proxy Statement	49

PROPOSAL 2 Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers
Compensation and Human Resource Committee Report
The Compensation and Human Resource Committee of our Board of Directors, comprised of all independent directors, reviewed and discussed the below Executive Compensation – Compensation Discussion & Analysis (“CD&A”) with management. Based on that review and those discussions, the Committee recommended to our Board of Directors that the CD&A be included in these proxy materials.
The Compensation and Human Resource Committee
Kirk T. Larsen (Chair)
Janet Haugen (since October 16, 2023)
Kevin Reddy (since October 16, 2023)
50	2024 Proxy Statement

PROPOSAL 2 Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers
Executive Compensation Tables
These Executive Compensation Tables use capitalized terms, certain of which are defined in the Glossary of Key Terms Used in Our CD&A and Executive Compensation Tables section, including certain terms used with respect to the metrics established for the Company’s incentive plans.
Summary Compensation Table for 2023
Our Summary Compensation Table below shows the total compensation paid to or earned by each of our Named Executive Officers with respect to each of the fiscal years ending December 31, 2023, December 31, 2022 and December 31, 2021.
Summary Compensation Table ($)
Name and Principal Position (a)	Year (b)	Salary (c)(1)	Bonus (d)(2)	Stock Awards (e)(3)	Option Awards (f)(3)	Non-Equity Incentive Plan Compensation (g)(4)	All Other Compensation (h)(5)	Total (i)
David Wilkinson Chief Executive Officer	2023	$560,607	—	$69,314	$25,425	$1,200,000	$24,076	$1,879,422
Brian Webb-Walsh Executive Vice President and Chief Financial Officer	2023	$236,923	$1,074,000	$2,003,760	—	$253,151	$3,962	$3,571,796
Eric Schoch Executive Vice President and President, Retail	2023	$504,321	$250,200	$1,039,045	$4,696	$157,288	$54,705	$2,010,255
Kelli Sterrett Executive Vice President, General Counsel and Secretary	2023	$200,000	—	$500,813	—	$146,712	$215	$847,740
Kelly Moyer Chief Accounting Officer	2023	$285,625	—	$3,882	—	$128,948	$11,580	$430,035
Mike Hayford Former Chief Executive Officer	2023	$869,608	—	$11,754,837	$466,988	$1,851,000	$7,690,337	$22,632,770
	2022	$1,000,000	—	$11,597,692	—	—	$145,903	$12,743,595
	2021	$984,813	—	$11,331,818	—	$2,325,000	$198,870	$14,840,501
Tim Oliver Former Senior Executive Vice President and Chief Financial Officer	2023	$504,808	—	$6,786,415	$119,683	—	$23,250	$7,434,156
	2022	$625,000	—	$4,639,083	—	—	$124,384	$5,388,467
	2021	$625,000	—	$4,532,716	—	$1,453,125	$212,534	$6,823,375
Don Layden Former Executive Vice President and President, Payments & Networks, Head of Strategy and M&A	2023	$492,338	—	$5,859,455	$126,151	$1,110,600	$4,533,667	$12,122,211
	2022	$600,000	—	$4,639,083	—	—	$39,559	$5,278,642
	2021	$140,769	—	$2,832,978	—	$351,616	$1,320,490	$4,645,853
Owen Sullivan Former President and Chief Operating Officer (COO)	2023	$695,205	—	$7,052,951	$221,182	$1,527,075	$6,293,915	$15,790,328
	2022	$825,000	—	$6,958,608	—	—	$204,547	$7,988,155
	2021	$755,962	—	$7,032,801	—	$1,773,529	$79,953	$9,642,245
2024 Proxy Statement	51

PROPOSAL 2 Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers
(1)
This column shows base salary payments received by our NEOs in 2023. The payments to Mr. Webb-Walsh and Ms. Sterrett are based on the portion of the year in which they were employed by NCR Voyix following their hire dates of July 17, 2023 and August 1, 2023, respectively. Each of Messrs. Wilkinson and Schoch received an increase to their base salary payments in connection with their respective promotions on October 16, 2023 and Ms. Moyer received an increase to her base salary payments in connection with her promotion on August 19, 2023. For further details, see the Agreements with Our Named Executive Officers section above.

(2)
For Mr. Webb-Walsh, the reported bonus amount is a sign-on bonus in relation to his joining NCR Voyix on July 17, 2023. For Mr. Schoch, the bonus is in relation to his transition from the sales compensation plan in which he participated prior to his promotion on October 16, 2023 to the Annual Incentive Plan. The value of this bonus was subtracted from his earned Annual Incentive Plan bonus for the 2023 performance plan year.

(3)
This column shows the aggregate accounting grant date fair value, as determined in accordance with FASB ASC Topic 718, of stock awards granted to each named executive officer in the applicable year along with the incremental accounting expense from the adjustments made in connection with the Spin-Off. See Note 8 of the Notes to Consolidated Financial Statements contained in the Company’s 2023 Form 10-K for an explanation of the assumptions we make in the valuation of our equity awards and the incremental accounting expense incurred from the adjustments made in connection with the Spin-Off. For 2023, QT RSUs are valued by applying the applicable NCR Voyix common stock price on the date of grant. TSR RSUs are valued using a Monte Carlo valuation, which simulates a distribution of stock prices for equity awards throughout the remaining performance period of the awards, based on certain assumptions of NCR Voyix common stock price behavior. The Monte Carlo valuations for TSR RSU awards differ from target value approved by the Committee, which were converted to a number of RSUs based on the closing price of NCR Voyix common stock on the date of grant. Assuming target level of performance, the aggregate grant date fair values of the stock awards granted in 2023 along with the incremental accounting expense incurred in connection with the Spin-Off are:

Named Executive Officer	Performance Based RSU Awards	Time-Based RSU Awards	Incremental Accounting Expense from Spin-Off
David Wilkinson	—	—	$94,739
Brian Webb-Walsh(a)	—	$2,000,012	$3,748
Eric Schoch(b)	—	$1,000,002	$43,739
Kelli Sterrett(a)	—	$500,011	$802
Kelly Moyer	—	—	$3,882
Mike Hayford	$11,505,749	—	$716,076
Tim Oliver	$6,673,328	—	$232,770
Don Layden	$5,752,896	—	$232,710
Owen Sullivan	$6,903,458	—	$370,675
(a)	Mr. Webb-Walsh and Ms. Sterrett received one-time new hire awards upon joining the Company.
(b)	Mr. Schoch received a one-time promotion award his promotion.
(4)
This column shows the earned payout under the Annual Incentive Plan. The values are prorated for the following executives: (i) Mr. Webb-Walsh based on his hire date of July 17, 2023; (ii) Mr. Schoch’s based on his promotion on October 16, 2023; (iii) Ms. Sterrett based on her hire date of August 1, 2023; and (iv) Ms. Moyer’s based on her promotion on August 19, 2023. The totals shown have already been reduced to reflect the amounts recovered under the Company’s clawback deducted from the bonus for Mr. Hayford in the amount of $129,000 and Mr. Sullivan in the amount of $106,425.

(5)
The amounts in this column consist of the aggregate incremental cost to the Company of the perquisites, personal benefits, contributions, relocation expense and associated tax gross-up and certain other compensation provided to our Named Executive Officers and separation payments to our Departed Executives. Additional details regarding these amounts are included in the All Other Compensation Table and the Agreements with Our Named Executive Officers sections.

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PROPOSAL 2 Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers
All Other Compensation Table
This Table shows the value of Company-paid perquisites and other personal benefits, insurance premiums and Company matching contributions to the NCR Voyix Savings Plan, our broad-based 401(k) plan, on behalf of our Named Executive Officers in 2023:
All Other Compensation
Named Executive Officer	Corporate Aircraft Usage(1)	Severance(2)	Relocation and Tax Gross-Up(3)	Employer Paid Medical(4)	Executive Medical Program(5)	Financial Planning Allowance(6)	Life Insurance Premiums(7)	Company Contributions to 401(k) Plans(8)	Total
David Wilkinson	—	—	—	—	—	$12,000	$826	$11,250	$24,076
Brian Webb-Walsh	—	—	—	—	—	—	$260	$3,702	$3,962
Eric Schoch	—	—	$21,824	—	—	$21,115	$516	$11,250	$54,705
Kelli Sterrett	—	—	—	—	—	—	$215	—	$215
Kelly Moyer	—	—	—	—	—	—	$330	$11,250	$11,580
Mike Hayford	$168,121	$7,500,000	—	$3,133	—	$12,000	$52	$7,031	$7,690,337
Tim Oliver	—	—	—	—	—	$12,000	$0	$11,250	$23,250
Don Layden	$6,888	$4,500,000	—	$2,910	—	$12,000	$619	$11,250	$4,533,667
Owen Sullivan	$79,404	$6,187,500	—	$2,910	—	$12,000	$851	$11,250	$6,293,915
(1)
This column shows the Company's aggregate incremental cost for personal usage of the corporate aircraft. Personal use of the aircraft includes travel between an executive’s principal place of residence and the Company's headquarters in Atlanta and other locations. We calculate the incremental cost by determining the variable operating cost to the Company, including items such as fuel, landing and terminal fees, crew travel expenses and operational maintenance. Expenses determined to be less variable in nature, such as general administration, depreciation and pilot compensation, were not included in the incremental cost. On occasion, family members and close associates traveled with or at the authorization of the CEO on the corporate aircraft; the Company incurred de minimis incremental costs as a result of such travel, which are included in the total.

(2)	This column shows the cash severance payments required under the agreements with the Departed Executives and described in the Agreements with our Named Executive Officers section.
(3)	This column shows relocation expenses related to our Named Executive Officers. For Mr. Schoch, the amount shown includes a tax gross-up of $8,434.
(4)
This column shows the severance benefits in the form of employer paid benefit premiums for the latter part of 2023 following the separation. These payments are required under the agreements with the Departed Executives and described in the Agreements with our Named Executive Officers section.

(5)
This column shows the Company-paid medical services available to Named Executive Officers under our Executive Medical Exam Program. No executives used the Program in 2023. The following are the plan guidelines: $5,000 for those under age 65 and $10,000 for those age 65 or older.

(6)
This column shows the Company-paid amounts for financial planning assistance under our Executive Financial Planning Program. In 2023, Mr. Schoch exceeded the $12,000 limit for financial reimbursement and will only receive $3,000 for 2024 to offset the difference of his annual limit.

(7)	This column shows the value of Company-paid premiums for life insurance for the benefit of our Named Executive Officers.
(8)	This column shows Company matching contributions to our broad-based 401(k) plan, which the Company also makes for our non-executive participants in that plan.
2024 Proxy Statement	53

PROPOSAL 2 Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers
Grants of Plan-Based Awards Table for 2023
This Table shows the equity and non-equity incentive plan awards approved by the Committee for our Named Executive Officers during 2023. Equity awards were made under our Stock Plan. Non-equity incentive plan awards were made under our 2023 Annual Incentive Plan. These plans and related awards are described in the Executive Compensation – Compensation Discussion & Analysis section.
Named Executive Officer	Award Type(4)	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards(3) (4) ($)
			Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
David Wilkinson	Annual Incentive Plan		600,000	1,200,000	2,400,000	—	—	—	—	—
	Modified PB RSUs	10/16/2023	—	—	—	—	—	—	—	1,414
	Modified TSR-Related RSUs	10/16/2023	—	—	—	—	—	—	—	67,900
	Modified Options	11/13/2023	—	—	—	—	—	—	—	24,425
Brian Webb-Walsh	Annual Incentive Plan		126,576	253,151	506,302	—	—	—	—	—
	Time-Based RSUs	08/01/2023	—	—	—	—	—	—	75,873	2,000,012
	Modified TB RSUs	11/13/2023	—	—	—	—	—	—	—	3,748
Eric Schoch	Annual Incentive Plan		78,644	157,288	314,576	—	—	—	—	—
	Time-Based RSUs	11/01/2023	—	—	—	—	—	—	64,185	1,000,002
	Modified PB RSUs	11/13/2023	—	—	—	—	—	—	—	2,203
	Modified TSR-Related RSUs	11/13/2023	—	—	—	—	—	—	—	36,518
	Modified TB RSUs	11/13/2023	—	—	—	—	—	—	—	322
	Modified Options	11/13/2023	—	—	—	—	—	—	—	4,696
Kelli Sterrett	Annual Incentive Plan		73,356	146,712	293,424	—	—	—	—	—
	Time-Based RSUs	09/01/2023	—	—	—	—	—	—	16,287	500,011
	Modified TB RSUs	11/13/2023	—	—	—	—	—	—	—	802
Kelly Moyer	Annual Incentive Plan		64,474	128,948	257,896	—	—	—	—	—
	Modified PB RSUs	10/16/2023	—	—	—	—	—	—	—	66
	Modified TSR-Related RSUs	10/16/2023	—	—	—	—	—	—	—	3,798
	Modified TB RSUs	10/16/2023	—	—	—	—	—	—	—	18
Mike Hayford	Annual Incentive Plan		750,000	1,500,000	3,000,000	—	—	—	—	—
	Qualified Transaction RSUs	2/13/2023	—	—	—	92,834	185,667	371,334	—	5,000,012
	rTSR RSUs	2/13/2023	—	—	—	92,833	185,666	371,332	—	6,505,737
	Modified QT RSUs	10/16/2023	—	—	—	—	—	—	—	4,923
	Modified TSR-Related RSUs	10/16/2023	—	—	—	—	—	—	—	244,165
	Modified Options	11/13/2023	—	—	—	—	—	—	—	466,988
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PROPOSAL 2 Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers
Named Executive Officer	Award Type(4)	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards(3) (4) ($)
			Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
Tim Oliver	Annual Incentive Plan		468,750	937,500	1,875,000	—	—	—	—	—
	Qualified Transaction RSUs	2/13/2023	—	—	—	53,844	107,687	215,374	—	2,900,011
	rTSR RSUs	2/13/2023	—	—	—	53,843	107,686	215,372	—	3,773,317
	Modified QT RSUs	10/16/2023	—	—	—	—	—	—	—	2,264
	Modified TSR-Related RSUs	10/16/2023	—	—	—	—	—	—	—	110,823
	Modified Options	11/13/2023	—	—	—	—	—	—	—	119,683
Don Layden	Annual Incentive Plan		450,000	900,000	1,800,000	—	—	—	—	—
	Qualified Transaction RSUs	2/13/2023	—	—	—	46,417	92,833	185,666	—	2,499,993
	rTSR RSUs	2/13/2023	—	—	—	46,417	92,834	185,668	—	3,252,903
	Modified QT RSUs	10/16/2023	—	—	—	—	—	—	—	1,583
	Modified TSR-Related RSUs	10/16/2023	—	—	—	—	—	—	—	104,976
	Modified Options	11/13/2023	—	—	—	—	—	—	—	126,151
Owen Sullivan	Annual Incentive Plan		618,750	1,237,500	2,475,000	—	—	—	—	—
	Qualified Transaction RSUs	2/13/2023	—	—	—	55,700	111,400	222,800	—	3,000,002
	rTSR RSUs	2/13/2023	—	—	—	55,700	111,400	222,800	—	3,903,456
	Modified QT RSUs	10/16/2023	—	—	—	—	—	—	—	2,995
	Modified TSR-Related RSUs	10/16/2023	—	—	—	—	—	—	—	146,498
	Modified Options	11/13/2023	—	—	—	—	—	—	—	221,182
(1)
These columns show potential award levels based on performance under our 2023 Annual Incentive Plan. Actual payouts earned under this plan are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. The values are prorated for the following executives: (i) Mr. Webb-Walsh based on his hire date of July 17, 2023; (ii) Mr. Schoch’s based on his promotion on October 16, 2023; (iii) Ms. Sterrett based on her hire date of August 1, 2023 and (iv) Ms. Moyer’s based on her promotion on August 19, 2023. For Mr. Schoch, payout under the AIP was reduced by the amount paid in relation to the transition from sales compensation plan to the AIP.

(2)	This column shows the threshold, target and maximum shares that could be received under QT RSUs and rTSR RSUs awarded in 2023.
(3)
This column shows the accounting grant date fair value of equity awards, as determined in accordance with FASB ASC Topic 718. For 2023, rTSR RSUs values, which are based on a Monte Carlo valuation for accounting purposes, differ from the target values approved by the Committee, which were converted to a number of RSUs based on the closing price of NCR common stock on the date of grant. A Monte Carlo valuation simulates a distribution of stock prices for equity awards throughout the remaining performance period of the awards, based on certain assumptions of NCR common stock price behavior. The accounting grant date fair values of QT RSU awards are based on the closing price of NCR common stock on the date of grant. The rTSR RSUs awarded to all Named Executive Officers in 2023 are subject to our TSR performance after a performance period from January 1, 2023 through December 31, 2024 relative to the TSR after the same period for the companies in the S&P MidCap 400 Value Index, and to the extent earned, will cliff-vest on December 31, 2025. Vesting of both types of RSUs is generally subject to continued Company service through the applicable vesting dates.

(4)
The modified awards are the incremental accounting expense incurred as a result of the adjustments to equity awards in connection with the Spin-Off, as determined in accordance with FASB ASC Topic 718.

2024 Proxy Statement	55

PROPOSAL 2 Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers
Outstanding Equity Awards at Fiscal Year-End 2023 Table
The numbers contained in the following tables reflect the equity award adjustments made in connection with the Spin-Off of NCR Atleos. For additional information about the effect of the Spin-Off on equity awards, see Effect of the Spin-Off on Bonus and Long-Term Incentive Compensation sections of this proxy statement.
NCR Voyix LTI Awards
This Table provides details about the outstanding NCR Voyix LTI awards held by our Named Executive Officers as of December 31, 2023.
NCR Voyix LTI Awards
Named Executive Officer	Grant Date	Option Awards			Number of Stock Units That Have Not Vested (#)	Market Value of Stock Units That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested ($)(2)
		Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date
David Wilkinson	12/21/2022(3)	—	—	—	—	—	85,617	1,447,783
	2/25/2022(4)	—	—	—	27,932	472,330	—	—
	2/25/2022(5)	—	—	—	—	—	19,413	328,274
	2/23/2021(7)	—	—	—	43,601	737,293	—	—
	2/12/2020(8)	207,006	22.19	2/11/2027	—	—	—	—
	2/08/2019	43,424	15.33	2/07/2026	—	—	—	—
Brian Webb-Walsh	8/01/2023(9)	—	—	—	130,830	2,212,335	—	—
Eric Schoch	11/01/2023(10)	—	—	—	64,185	1,085,368	—	—
	12/21/2022(3)	—	—	—	—	—	41,520	702,103
	8/18/2022(10)	—	—	—	11,654	197,069	—	—
	2/25/2022(4)	—	—	—	19,147	323,776	—	—
	2/25/2022(5)	—	—	—	—	—	12,553	212,271
	2/23/2021(7)	—	—	—	19,151	323,843	—	—
	2/12/2020(8)	62,102	22.19	2/11/2027	—	—	—	—
Kelli Sterrett	9/01/2023(10)	—	—	—	28,084	474,900	—	—
56	2024 Proxy Statement

PROPOSAL 2 Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers
NCR Voyix LTI Awards
Named Executive Officer	Grant Date	Option Awards			Number of Stock Units That Have Not Vested (#)	Market Value of Stock Units That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested ($)(2)
		Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date
Kelly Moyer	12/21/2022(3)	—	—	—	—	—	5,351	90,485
	8/16/2022(10)	—	—	—	1,445	24,435	—	—
	2/25/2022(4)	—	—	—	1,396	23,606	—	—
	2/25/2022(5)	—	—	—	—	—	971	16,420
	2/25/2022(10)	—	—	—	1,618	27,360	—	—
	2/23/2021(7)	—	—	—	1,889	31,943	—	—
	2/23/2021(6)	—	—	—	735	12,429	—	—
Mike Hayford	2/13/2023(3)	—	—	—	—	—	185,666	3,139,612
	2/13/2023(11)	—	—	—	185,667	3,139,629	—	—
	2/25/2022(4)	—	—	—	139,657	2,361,600	—	—
	2/25/2022(5)	—	—	—	—	—	97,064	1,641,352
	2/23/2021(7)	—	—	—	218,004	3,686,448	—	—
	2/12/2020	910,828	22.19	2/11/2027	—	—	—	—
	2/08/2019	434,243	15.33	2/7/2026	—	—	—	—
	5/01/2018	266,634	18.07	4/30/2025	—	—	—	—
	5/01/2018	533,268	18.07	4/30/2025	—	—	—	—
Tim Oliver	2/13/2023(3)	—	—	—	107,686	1,820,970	—	—
	2/13/2023(11)	—	—	—	—	—	107,687	1,820,987
	2/25/2022(4)	—	—	—	55,863	944,643	—	—
	2/25/2022(5)	—	—	—	—	—	38,826	656,548
	2/23/2021(7)	—	—	—	87,200	1,474,552	—	—
	8/1/2020	345,423	11.76	7/31/2027	—	—	—	—
Don Layden	2/25/2022(4)	—	—	—	55, 863	944,643	—	—
	2/25/2022(5)	—	—	—	—	—	38,826	656,548
	2/23/2021(7)	—	—	—	14,120	238,769	—	—
	7/01/2020	185,471	9.85	6/30/2027	—	—	—	—
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PROPOSAL 2 Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers
NCR Voyix LTI Awards
Named Executive Officer	Grant Date	Option Awards			Number of Stock Units That Have Not Vested (#)	Market Value of Stock Units That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested ($)(2)
		Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date
Owen Sullivan	2/25/2022(4)	—	—	—	83,794	1,416,957	—	—
	2/25/2022(5)	—	—	—	—	—	58,238	984,805
	2/23/2021(7)	—	—	—	135,297	2,287,872	—	—
	2/12/2020	546,497	22.19	2/11/2027	—	—	—	—
	2/08/2019	260,546	15.33	2/07/2026	—	—	—	—
	8/01/2018	178,784	15.77	7/31/2025	—	—	—	—
	8/01/2018	268,176	15.77	7/31/2025	—	—	—	—
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PROPOSAL 2 Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers
NCR Atleos LTI Awards
This Table provides details about the outstanding NCR Atleos LTI awards held by our Named Executive Officers as of December 31, 2023. Neither Mr. Webb-Walsh nor Ms. Sterrett hold outstanding NCR Atleos LTI awards.
NCR Atleos LTI Awards
Named Executive Officer	Grant Date	Option Awards				Number of Stock Units That Have Not Vested (#)	Market Value of Stock Units That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested ($)(2)
		Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
David Wilkinson	12/21/2022(3)	—	—	—	—	—	—	42,808	1,039,806
	2/25/2022(4)	—	—	—	—	15,840	384,754	—	—
	2/25/2022(5)	—	—	—	—	—	—	9,706	235,759
	2/23/2021(7)		—	—	—	22,722	551,917	—	—
	2/12/2020(8)	103,503	—	32.15	2/11/2027	—	—	—	—
	2/8/2019	21,712	—	22.20	2/07/2026	—	—	—
Eric Schoch	2/12/2020(8)	31,051	—	32.15	2/11/2027	—	—	—	—
Kelly Moyer	12/21/2022(3)	—	—	—	—	—	—	2,675	64,976
	8/16/2022(10)	—	—	—	—	722	17,537	—	—
	2/25/2022(4)	—	—	—	—	792	19,238	—	—
	2/25/2022(5)	—	—	—	—	—	—	485	11,781
	2/25/2022(10)	—	—	—	—	809	19,651	—	—
	2/23/2021(7)	—	—	—	—	984	23,901	—	—
	2/23/2021(6)	—	—	—	—	367	8,914	—	—
Mike Hayford	2/13/2023(3)	—	—	—	—	—	—	92,833	2,254,914
	2/13/2023(11)	—	—	—	—	92,833	2,254,914	—	—
	2/25/2022(4)	—	—	—	—	79,204	1,923,865	—	—
	2/25/2022(5)	—	—	—	—	—	—	48,532	1,178,842
	2/23/2021(6)	—	—	—	—	113,612	2,759,635	—	—
	2/12/2020(8)	455,414	—	32.15	2/11/2027	—	—	—	—
	2/8/2019	217,121	—	22.20	2/07/2026	—	—	—	—
	5/1/2018	133,317	—	26.18	4/30/2025	—	—	—	—
	5/1/2018	266,634	—	26.18	4/30/2025	—	—	—	—
2024 Proxy Statement	59

PROPOSAL 2 Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers
NCR Atleos LTI Awards
Named Executive Officer	Grant Date	Option Awards				Number of Stock Units That Have Not Vested (#)	Market Value of Stock Units That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Stock Units That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Stock Units That Have Not Vested ($)(2)
		Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Tim Oliver	2/13/2023(3)	—	—	—	—	53,843	1,307,846	—	—
	2/13/2023(11)	—	—	—	—	—	—	53,843	1,307,846
	2/25/2022(4)	—	—	—	—	31,681	769,531	—	—
	2/25/2022(5)	—	—	—	—	—	—	19,413	471,542
	2/23/2021(6)	—	—	—	—	45,444	1,103,835	—	—
	8/1/2020	172,711	—	11.76	7/31/2027	—	—	—	—
Don Layden	2/25/2022(4)	—	—	—	—	31,681	769,531	—	—
	2/25/2022(5)	—	—	—	—	—	—	19,413	471,542
	2/23/2021(7)	—	—	—	—	7,060	171,487	—	—
	7/01/2020	92,735	—	14.26	6/30/2027	—	—	—	—
Owen Sullivan	2/25/2022(4)	—	—	—	—	47,523	1,154,334	—	—
	2/25/2022(5)	—	—	—	—	—	—	29,119	707,301
	2/23/2021(7)	—	—	—	—	70,510	1,712,688	—	—
	2/12/2020(8)	273,248	—	32.15	2/11/2027	—	—	—	—
	2/8/2019	130,273	—	22.20	2/07/2026	—	—	—	—
	8/1/2018	89,392	—	22.85	7/31/2025	—	—	—	—
	8/1/2018	134,088	—	22.85	7/31/2025	—	—	—	—
(1)	The 2018, 2019 and 2020 options are fully vested.
(2)
The market value of outstanding RSU awards was calculated by multiplying the number of shares shown in the tables by $16.91, which was the closing market price of NCR Voyix common stock on December 29, 2023, the last trading day of our fiscal year, or by $24.29, which was the closing market price of Atleos on December 29, 2023, as applicable.

(3)	Reflects the TSR portion of the 2023 equity award awarded to our Named Executive Officers in December 2022, and with respect to the Departed Executives, in February 2023.
(4)
Performance of these PBRSUs against the applicable adjusted EBITDA and recurring revenue metrics was measured as of the date of the Spin-Off, certified at 101.7% of target and converted into time-based RSUs which will continue to vest through February 25, 2025, subject to continued service through the vesting date.

(5)
For all Named Executive Officers, a rTSR RSU award where performance achieved will be determined based on the combined performance of the TSR of NCR Voyix and NCR Atleos common stock relative to the S&P MidCap 400 Value Index over the performance period between February 25, 2023 and December 31, 2025, and will cliff vest on the third anniversary of the grant date, generally subject to continued Company service through the vesting date. These rTSR RSUs were trending below target as of December 31, 2023 and in accordance with SEC rules are reflected herein at the target level of achievement.

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PROPOSAL 2 Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers
(6)
For all Named Executive Officers, PBRSU award where performance achieved was determined at 65.26% of target based on the Company’s stock price appreciation through December 30, 2023. The PBRSU award vested at 50% on December 31, 2022 and the remainder vested on December 31, 2023, generally subject to continued Company service through the vesting date.

(7)
For all Named Executive Officers other than Mr. Layden, performance of these PBRSUs against the applicable adjusted EBITDA and recurring revenue metrics was measured as of the date of the Spin-Off, certified at 131.1% of target and vested on the grant date anniversary in 2024. For Mr. Layden, his 2021 PBRSU award was subject to the performance goal of successfully closing the Cardtronics Acquisition (achieved in 2021), which award vested 1/3 on each anniversary of the grant date, generally subject to his continued Company service through the vesting dates or qualified retirement.

(8)
Premium-priced options granted on February 12, 2020 with an exercise price that includes a 15% premium over the grant date closing NCR stock price. Sign-on premium-priced options granted on August 1, 2020 have an exercise price that includes a 10% premium over the grant date closing NCR stock price.

(9)	Sign-on time-based RSU award that will fully vest on the grant date anniversary in 2026, generally subject to continued Company service through the vesting date.
(10)
Time-based RSU award that will vest in equal installments over a three-year period and will fully vest in on the three-year anniversary of the grant date, generally subject to continued Company service through each applicable vesting date.

(11)	Reflects the Qualified Transaction portion of the 2023 equity award awarded in February 2023, which vested on the one year anniversary of the grant date.
2023 Stock Vested Table
This Table shows the vesting of RSUs held by our Named Executive Officers during 2023. None of our Named Executive Officers exercised options in 2023.
Stock Vested - 2023
	PBRSUs and RSUs
Named Executive Officer	Number of NCR Corporation Shares Acquired on Vesting	Number of NCR Voyix Corporation Shares Acquired on Vesting	Number of Atleos Corporation Shares Acquired on Vesting	Value Realized of NCR Corporation Shares on Vesting(1)	Value Realized of NCR Voyix Corporation Shares on Vesting(2)	Value Realized on Atleos Corporation Shares on Vesting(3)	Total Value Realized on Vesting
David Wilkinson	28,588	92,988	46,494	$756,438	$1,545,030	$1,153,740	$3,455,208
Brian Webb-Walsh	—	—	—	—	—	—	—
Eric Schoch	8,576	44,699	—	$226,921	$742,573	—	$969,494
Kelli Sterrett	—	—		—	—	—	—
Kelly Moyer	2,488	5,351	2,675	$64,917	$88,773	$66,501	$220,191
Mike Hayford	125,788	36,859	18,429	$3,328,350	$623,286	$447,640	$4,399,276
Tim Oliver	36,173	14,744	7,372	$953,520	$249,321	$179,066	$1,381,907
Don Layden	14,120	194,882	97,440	$367,967	$3,159,918	$2,092,960	$5,620,845
Owen Sullivan	75,473	245,676	122,838	$1,997,016	$3,991,737	$2,655,105	$8,643,858
(1)	The value realized is the fair market value on the vesting date for NCR Corporation shares prior to Spin-Off.
(2)	The value realized is the fair market value on the vesting date for NCR Voyix Corporation shares post Spin-Off.
(3)	The value realized is the fair market value on the vesting date for NCR Atleos Corporation shares post Spin-Off.
2024 Proxy Statement	61

PROPOSAL 2 Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers
Potential Payments Upon Termination or Change in Control
The compensation and benefits that would have been provided to our Named Executive Officers in the event of various types of employment terminations on December 31, 2023 are described below and shown in the Tables below. For more on these items, see the Severance Benefits – Standard Severance and Change in Control (CIC) Severance section in our Executive Compensation – Compensation Discussion & Analysis section and the Agreements with Our Named Executive Officers section.
The information provided below reflects the payments that would have been required in the event of various types of employment terminations on December 31, 2023 and do not reflect the terms of the Executive Severance Plan, adopted March 13, 2024.
Termination Connected with Change in Control
Legacy CIC Severance Plan
The legacy NCR Corporation Change in Control Severance Plan in effect during 2023 provided separation benefits to our Named Executive Officers only if both a Change in Control occurs, and employment ends in a qualifying termination. Amounts payable are based on executive “Tier” level, and payment is conditioned on the executive signing a restrictive covenant and release agreement with confidentiality and eighteen-month non-competition and non-solicitation provisions. Under this plan, if the Company terminates the employment of an eligible named executive officer for reasons other than “cause,” death or disability, or if the executive resigns for “good reason” within two years after a Change in Control (or within six months before a Change in Control, if the executive can show that the termination occurred in connection with a Change in Control), then the Company or its successor must provide these benefits:
•
A lump sum equal to 300 percent of annual salary and target bonus under the Annual Incentive Plan for Tier I (Mr. Webb-Walsh, Mr. Hayford, Mr. Sullivan, Mr. Oliver, and Mr. Layden) and 200 percent of annual salary and target bonus under the Annual Incentive Plan for Tier II (Messrs. Wilkinson and Schoch, Ms. Sterrett and Ms. Moyer);

•	A lump sum equal to a pro rata portion of the current year target bonus under the Annual Incentive Plan (prorated based on days of service in the performance period);
•
Three years of medical, dental and life insurance benefits for the executive and dependents at the level in effect at termination for Tier 1 (Mr. Webb-Walsh, Mr. Hayford, Mr. Sullivan, Mr. Oliver, and Mr. Layden) and two years of these benefits for Tier II (Messrs. Wilkinson and Schoch, Ms. Sterrett and Ms. Moyer); and

•	One year of outplacement assistance.
“Cause” generally means the willful and continued failure to perform assigned duties or the willful engaging in illegal or gross misconduct that materially injures the Company.
“Good reason” generally means: (i) reduction in duties or reporting requirements; (ii) reduction in salary; (iii) failure to pay incentive compensation when due; (iv) reduction in target or maximum incentive opportunities; (v) failure to continue the equity award or other employee benefit programs; (vi) relocation of an executive’s office over forty miles; or (vii) successor’s failure to assume the Change in Control Severance Plan.
“Change in Control” generally means any of the following: (i) third party acquisition of 30% or more of our stock; (ii) a change in our Board members such that the current incumbents and approved successors no longer make up a majority; (iii) a reorganization, merger, consolidation or sale or other disposition of substantially all of our assets in which any of the following is true – the stockholders of NCR immediately before the change in control do not hold at least 50% of the combined enterprise, there is a 30%-or-more stockholder of the combined enterprise (other than as a result of conversion of the stockholder’s pre-combination interest in the Company), or our Board members (immediately before the combination) do not make up a majority of the board of the combined enterprise; or (iv) stockholder approval of a complete liquidation.
Treatment of Equity – In the Event of a Change in Control
The general rules for treatment for outstanding equity awards granted through 2022 in the event of a Change in Control are described below. Under new hire employment agreements, or under a pre-employment consulting agreement (for Mr. Layden only), certain Named Executive Officers have varied negotiated terms for sign-on or other equity awards, as described in the Agreements with Our Named Executive Officers section.
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PROPOSAL 2 Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers
Stock Options and Time-Based RSUs. Under our Stock Plan and award agreements, the timing of any accelerated vesting for unvested stock options (including Premium-priced options) and time-based RSUs awarded to our Named Executive Officers depends upon whether the acquirer assumes the awards in the change in control. If the acquirer does not assume the awards, they immediately vest and options become exercisable. If the acquirer does assume the awards, they vest and become exercisable if the Company terminates the named executive officer’s employment within 24 months of the transaction for reasons other than cause or disability, or if the named executive officer is subject to our Change in Control Severance Plan or other applicable severance plan and resigns for good reason within such 24-month period. Such options generally remain exercisable until the earlier of the first anniversary of employment termination or the option expiration date.
Performance-Based RSUs (PBRSUs). Under our Stock Plan and award agreements, the timing for vesting of unvested PBRSUs depends upon whether the acquirer assumes the awards in the change in control.
If the acquirer is a public company, the awards must be assumed. Or, if the acquirer is a private company and does assume these awards, they vest at the end of the original vesting period based on:
•	target performance, if less than one year of the performance period is complete; or
•	actual results, if at least one year of the performance period is complete.
For 2022 PBRSUs, if the acquirer is not a public company and does not assume the awards, they vest immediately, based on:
•	target performance, if less than one year of the performance period is complete; or
•	actual results, if at least one year of the performance period is complete.
If the Company terminates the named executive officer’s employment within 24 months of the transaction for reasons other than cause or disability, or if the named executive officer is subject to our Change in Control Severance Plan or other applicable severance plan and resigns for good reason within that 24-month period, PBRSU awards will vest immediately based on:
•	target performance, if less than one year of the performance period is complete; or
•	actual results, if at least one year of the performance period is complete.
Performance Share RSUs. Under our Stock Plan and award agreements, the timing for vesting of unvested PBRSUs depends upon whether the acquirer assumes the awards in the change in control. If the acquirer does not assume the awards, they vest immediately, based on:
•	the target award number multiplied by the Change in Control Multiplier if the performance period is not complete; or
•	actual results, if the performance period is complete.
If the acquirer does assume these awards, they vest at the end of the original vesting period based on:
•	the target award number multiplied by the Change in Control Multiplier if the performance period is not complete; or
•	actual results, if the performance period is complete.
If the Company terminates the named executive officer’s employment within 24 months of the transaction for reasons other than cause or disability, or if the named executive officer is subject to our Change in Control Severance Plan or other applicable severance plan and resigns for good reason within that 24-month period, performance share RSU awards will vest immediately based on:
•	the target award number multiplied by the Change in Control Multiplier if the performance period is not complete; or
•	actual results, if the performance period is complete.
rTSR RSUs. Under our Stock Plan and award agreements, the timing for vesting of unvested rTSR RSUs depends upon whether the acquirer assumes the awards in the change in control. If the acquirer does not assume the awards, they vest immediately, based on:
•	the target award adjusted for rTSR performance as compared to the comparator group as if the performance period ended on the date of the Change in Control, or
•	actual results, if the performance period is complete.
If the acquirer does assume these awards, they vest at the end of the original vesting period based on:
•	the target award adjusted for rTSR performance as compared to the comparator group as if the performance period ended on the date of the Change in Control, or
•	actual results, if the performance period is complete.
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PROPOSAL 2 Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers
If the Company terminates the named executive officer’s employment within 24 months of the transaction for reasons other than cause or disability, or if the named executive officer is subject to our Change in Control Severance Plan or other applicable severance plan and resigns for good reason within that 24-month period, rTSR RSU awards will vest immediately based on:
•	the target award adjusted for rTSR performance as compared to the comparator group as if the performance period ended on the date of the Change in Control, or
•	actual results, if the performance period is complete.
Termination Not Connected with Change in Control
Legacy Executive Severance Plan
Our Named Executive Officers participated in our Executive Severance Plan during 2023 and until the amended plan was approved by the Board in March 2024. Under this plan, if a named executive officer’s employment is terminated by the Company without cause (other than death or disability as defined in the plan), we would provide the executive a lump sum equal to one and a half times (1.5x) salary plus target bonus (as defined in the plan) for Messrs. Webb-Walsh, Hayford, Sullivan, Oliver and Layden, or one times (1x) salary plus target bonus for Messrs. Wilkinson and Schoch, Ms. Sterrett and Ms. Moyer. Also, the Named Executive Officers will receive up to eighteen months of “COBRA” medical, dental and vision coverage, and outplacement services under the Company’s outplacement program in effect on the termination date. Under negotiated new hire employment agreements, in the event of a qualifying termination, certain Named Executive Officers receive additional payments or benefits described in the Agreements with Our Named Executives Officers section.
Treatment of Equity – Termination Not Connected with a Change in Control
Under our Stock Plan, the treatment of outstanding equity awards when employment ends in a termination not connected with a Change In Control of the Company differs based on the form of equity award, the grant agreement in use at a given time and the reason for the termination, as summarized below. Under negotiated new hire employment agreements, or under a pre-employment consulting agreement (for Mr. Layden only), certain Named Executive Officers have varied terms for sign-on or other specific equity awards, as described in the “Agreements with Our Named Executive Officers” section.
Performance-Based RSUs (PBRSUs). Unless determined otherwise by the Committee, unvested PBRSUs vest pro rata at a specified date (depending upon year of grant) if employment ends because of death, disability, retirement or Company termination without cause. For this purpose, “retirement” means termination of Company service after reaching age 62 with 10 years of continuous service. The pro rata portion is determined based on the length of service during the applicable vesting period and in certain cases on our achievement of performance objectives. An exception applies for (i) performance-based RSU awards granted in 2019, 2020, and 2021 which will become 100% vested upon death or disability, and (ii) PBRSU awards granted in 2020 and 2021 which, upon approval by the Committee in its sole discretion (or by the CEO, for awards to Named Executive Officers other than Mr. Hayford), will continue to vest on their original vesting dates following a termination due to “Mutually Agreed Retirement” (defined to mean at least age 62 with two years of continuous Company service) subject to continued compliance with the restrictive covenants and other terms of the applicable award agreement. All unvested PBRSUs are forfeited if a named executive officer resigns or is terminated for cause.
Performance Share RSUs and rTSR RSUs. Unless determined otherwise by the Committee, unvested performance share RSUs and rTSR RSUs generally vest pro rata and become exercisable if employment ends because of retirement or Company termination without cause. For this purpose, “retirement” has the meaning noted above for PBRSUs. The pro rata portion is determined based on the length of service during the applicable vesting period. In the event of death or disability, unvested performance share RSUs and rTSR RSUs become 100% vested. Further, upon approval by the Committee in its sole discretion (or by the CEO, for awards to Named Executive Officers other than Mr. Hayford), unvested performance share RSUs and rTSR RSUs will continue to vest on their original vesting dates following a termination due to Mutually Agreed Retirement (as defined above for PBRSUs) subject to continued compliance with the restrictive covenants and other terms of the applicable award agreement. All unvested performance share RSUs and rTSR RSUs are forfeited if a named executive officer resigns or is terminated for cause.
Time-Based RSUs. Unvested time-based RSUs held by our Named Executive Officers generally vest pro rata if employment ends because of death, disability, retirement or Company termination without cause. For this purpose, “retirement” has the meaning noted above for PBRSUs. An exception applies for the time-based RSUs granted to Mr. Oliver in 2020, which (i) will become 100% vested upon death or disability, and (ii) upon approval by the Committee in its sole discretion or by the CEO, will continue to vest on their original vesting dates following a
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termination due to “Mutually Agreed Retirement” (as defined above for PBRSUs) subject to continued compliance with the restrictive covenants and other terms of the applicable award agreement. The pro rata portion is determined based on the length of service during the applicable vesting period. All unvested time-based RSUs are immediately forfeited if a named executive officer resigns or is terminated for cause.
Stock Options. Unvested options generally vest pro rata and become exercisable if employment ends because of death, disability, retirement or Company termination without cause. For this purpose, “retirement” has the meaning noted above for PBRSUs. The pro rata portion is determined based on the length of service during the applicable vesting period. An exception applies for (i) options granted in 2019 and 2020, which will become 100% vested upon death or disability, and (ii) and Premium-Priced Options granted in 2020 which, upon approval by the Committee in its sole discretion (or by the CEO, for awards to Named Executive Officers other than Mr. Hayford), will continue to vest on their original vesting dates following a termination due to “Mutually Agreed Retirement” (as defined above for PBRSUs) subject to continued compliance with the restrictive covenants and other terms of the applicable award agreement. Vested options may be exercised until the earlier of the first anniversary of the termination event, or the expiration date. All unvested options are forfeited if a named executive officer resigns or is terminated for cause.
All Equity Awards. In addition, all unvested equity awards are generally forfeited and deemed canceled, and the fair market value of previously vested awards is subject to a repayment obligation, if during employment or the year after employment a named executive officer competes with the Company, induces or attempts to induce any of our employees to resign or solicits business from customers all as set forth more specifically in applicable equity award agreements. Equity awards are also generally forfeited if a named executive officer fails to keep the terms of the award agreement confidential, or engages, as determined by the Committee, in misconduct in connection with employment.
2024 Executive Severance Plan
Under the 2024 Executive Severance Plan, if a named executive officer’s employment is terminated by the Company without cause (other than death or disability as defined in the plan), we would provide the executive a lump sum equal to two times (2x) salary plus target bonus (as defined in the plan) for Mr. Wilkinson, one and a half times (1.5x) salary plus target bonus for Mr. Webb-Walsh, or one times (1x) salary plus target bonus for Mr. Schoch, Ms. Sterrett and Ms. Moyer. Also, the Named Executive Officers would receive a pro-rated bonus payment, up to eighteen months of “COBRA” medical, dental and vision coverage, and outplacement services under the Company’s outplacement program in effect on the termination date.
Under the 2024 Executive Severance Plan, if the Company terminates the employment of an eligible named executive officer for reasons other than “cause,” death or disability, or if the executive resigns for “good reason” within two years after a Change in Control (or within six months before a Change in Control, if the executive can show that the termination occurred in connection with a Change in Control), then the Company or its successor would provide the executive a lump sum equal to 250 percent of salary plus target bonus (as defined in the plan) for Mr. Wilkinson and 200 percent of salary plus target bonus for Messrs. Webb-Walsh and Schoch, Ms. Sterrett and Ms. Moyer. Also, the Named Executive Officers would receive a pro-rated bonus payment, up to eighteen months of “COBRA” medical, dental and vision coverage, and outplacement services under the Company’s outplacement program in effect on the termination date.
“Cause” generally means the willful and continued failure to perform assigned duties or the willful engaging in illegal or gross misconduct that materially injures the Company.
“Good reason” generally means: (i) a material reduction in title, duties or reporting requirements; (ii) reduction in salary; (iii) failure to pay incentive compensation when due; (iv) reduction in target or maximum incentive opportunities; (v) failure to continue the equity award or other employee benefit programs; (vi) relocation of an executive’s office over fifty miles; or (vii) successor’s failure to assume the Change in Control Severance Plan.
“Change in Control” generally means any of the following: (i) third party acquisition of 30% or more of our stock; (ii) a change in our Board members such that the current incumbents and approved successors no longer make up a majority; (iii) a reorganization, merger, consolidation or sale or other disposition of substantially all of our assets in which any of the following is true – the stockholders of NCR immediately before the change in control do not hold at least 50% of the combined enterprise, there is a 30%-or-more stockholder of the combined enterprise (other than as a result of conversion of the stockholder’s pre-combination interest in the Company), or our Board members (immediately before the combination) do not make up a majority of the board of the combined enterprise; or (iv) stockholder approval of a complete liquidation.
Under negotiated new hire employment agreements, in the event of a qualifying termination, certain Named Executive Officers receive additional payments or benefits described in the Agreements with Our Named Executives Officers section.
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Potential Payments Upon Termination or Change in Control Table
This Table shows the estimated amounts each named executive officer would have received upon the occurrence of the events listed in the Table as of December 31, 2023. With respect to the NEOs other than our Departed Executives, the following reflects the payments that such Named Executive Officers would have under the 2024 Executive Severance Plan, as the amounts payable under such plan are generally the same or greater than the legacy NCR Corporation programs, with any exceptions described in the footnotes below.
Potential Payments Upon Termination or Change in Control ($)
Named Executive Officer	Termination Upon Change in Control(1)	Involuntary Termination Without Cause(2)	Death or Disability	Retirement	Voluntary Resignation or Termination for Cause
David Wilkinson
Cash Severance	5,000,000	4,000,000	—	—	—
Pro rata Bonus(3)	1,200,000	1,200,000	1,200,000	—	—
Equity Awards(4),(5),(6)	5,311,904	4,698,671	5,311,904	—	—
Welfare Benefits	41,582(7)	41,582	—	—	—
Outplacement	8,000	8,000	—	—	—
Total Benefits Payable upon Termination	11,561,486	9,948,253	6,511,904	—	—
Brian Webb-Walsh
Cash Severance	2,200,000(8)	1,650,000	—	—	—
Pro rata Bonus(3)	253,151	253,151	253,151	—	—
Equity Awards(4),(5),(6)	2,212,335	2,212,335	2,212,335	—	—
Welfare Benefits	28,505(7)	28,505	—	—	—
Outplacement	8,000	8,000	—	—	—
Total Benefits Payable upon Termination	4,701,991	4,151,991	2,465,486	—	—
Eric Schoch
Cash Severance	2,000,000	1,000,000	—	—	—
Pro rata Bonus(3)	157,288	157,288	157,288	—	—
Equity Awards(4),(5),(6)	2,844,431	1,179,415	2,844,431	—	—
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Potential Payments Upon Termination or Change in Control ($)
Named Executive Officer	Termination Upon Change in Control(1)	Involuntary Termination Without Cause(2)	Death or Disability	Retirement	Voluntary Resignation or Termination for Cause
Welfare Benefits	39,563(7)	39,563	—	—	—
Outplacement	8,000	8,000	—	—	—
Total Benefits Payable upon Termination	5,049,282	2,384,266	3,001,719	—	—
Kelli Sterrett
Cash Severance	1,700,000	850,000	—	—	—
Pro rata Bonus(3)	146,712	146,712	146,712	—	—
Equity Awards(4),(5),(6)	474,900	474,900	474,900	—	—
Welfare Benefits(9)	323(7)	323	—	—	—
Outplacement	8,000	8,000	—	—	—
Total Benefits Payable upon Termination	2,329,935	1,479,935	621,612	—	—
Kelly Moyer
Cash Severance	928,000	464,000	—	—	—
Pro rata Bonus(3)	144,000	144,000	144,000	—	—
Equity Awards(4),(5),(6)	392,676	320,452	392,676	—	—
Welfare Benefits	39,411(7)	39,411	—	—	—
Outplacement	8,000	8,000	—	—	—
Total Benefits Payable upon Termination	1,512,087	975,863	536,676	—	—
(1)
This column shows payments based on occurrence of a “double trigger” event (a qualifying change in control and a qualifying termination), together with assumption of applicable equity awards in the change in control and vesting based on actual performance. For the 2021 PBRSUs, performance is reflected at 131.1%. For the 2022 PBRSUs, performance is reflected at 101.7%. For the 2023 rTSR RSUs, performance is reflected at 100%, as the performance period will not be completed until December 31, 2025.

(2)
This column shows the amount the executive would receive upon a termination without cause or for good reason under the terms of our Executive Severance Plan and an applicable agreement with the Company.

(3)	This row shows payments based on the 2023 Annual Incentive Plan target bonus in the event of a Termination Upon Change in Control, Involuntary Termination without Cause, and upon Death and Disability.
(4)	Equity valuations reflect a closing price of NCR Voyix common stock on December 29, 2023 of $16.91 and NCR Atleos common stock on December 29, 2023 of $24.29.
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(5)	The payments in this row include only unvested awards for which payment would accelerate in connection with the applicable termination scenario.
(6)
The payments in this row reflect accelerated vesting of any applicable PBRSU awards, based on actual performance. Performance was achieved at 131.1% for the 2021 PBRSU awards. Performance was achieved at 101.7% for the 2022 PBRSU awards. For the 2023 PBRSU awards, performance is reflected at 100%. For the 2023 rTSR RSUs, performance is reflected at 100%, as the performance period will not be completed until December 31, 2025.

(7)
These payments reflect the NEO’s entitlements under the 2024 Executive Severance Plan. Pursuant to the legacy NCR Corporation Change in Control Severance Plan in effect during 2023, these amounts would have been $85,641 for Mr. Wilkinson, $57,791 for Mr. Webb-Walsh, $53,782 for Mr. Schoch, $430 for Ms. Sterrett, and $53,209 for Ms. Moyer.

(8)
This payment reflects Mr. Webb-Walsh’s entitlements under the 2024 Executive Severance Plan. Pursuant to the terms of the legacy NCR Corporation Change in Control Severance Plan in effect during 2023 and his employment agreement then in effect, this amount would be $3,300,000.

(9)	Mrs. Sterrett opted not to participate in certain of our health and welfare benefit programs in 2023.
Departed Executives Termination Payments
In connection with the Spin-Off, each of Messrs. Hayford, Layden, and Sullivan terminated on October 16, 2023 following the Spin-Off. In connection with Mr. Hayford’s termination, and consistent with the terms of his employment agreement dated as of April 27, 2018 and amended as of February 16, 2023 and his separation agreement, he received: (i) cash severance payments in the amount of $7,500,000, (ii) severance benefits in the amount of $69,263 and (iii) continued vesting of his outstanding NCR Voyix equity awards (as adjusted in connection with the Spin-Off) as if he had remained actively employed following the Spin-Off, valued in the amount of $23,467,751. In connection with Mr. Layden’s termination, and consistent with the terms of his employment agreement dated as of October 1, 2021 and amended as of February 13, 2023 and his separation agreement, he received: (i) cash severance payments in the amount of $4,500,000, (ii) severance benefits in the amount of $67,762, (iii) accelerated vesting of his outstanding NCR Voyix equity awards granted in 2023 (as adjusted in connection with the Spin-Off) in accordance with their terms, valued in the amount of $4,985,148, and (iv) continued vesting of his outstanding NCR Voyix equity awards (as adjusted in connection with the Spin-Off) as if he had remained actively employed following the Spin-Off, valued in the amount of $3,248,948. In connection with Mr. Sullivan’s termination, and consistent with the terms of his employment agreement dated as of July 18, 2018 and amended as of February 13, 2023 and his separation agreement, he received: (i) cash severance payments in the amount of $6,187,500, (ii) severance benefits in the amount of $68,458, (iii) accelerated vesting of his outstanding NCR Voyix equity awards granted in 2023 (as adjusted in connection with the Spin-Off) in accordance with their terms, valued in the amount of $5,982,180, and (iv) continued vesting of his outstanding NCR Voyix equity awards (as adjusted in connection with the Spin-Off) as if he had remained actively employed following the Spin-Off, valued in the amount of $8,241,628. Mr. Oliver did not experience a termination of employment in connection with the Spin-Off and received no termination payments.
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Equity Compensation Plan Information Table
This Table shows information, as of December 31, 2023, regarding shares of NCR Voyix common stock authorized for issuance under the Company’s equity compensation plans, including our Management Stock Plan (in effect through April 25, 2006), our 2011 Amended and Restated Stock Incentive Plan (in effect through April 24, 2013, the “2011 Stock Plan”), our 2013 Stock Incentive Plan (in effect through April 30, 2017, the “2013 Stock Plan”), our 2017 Stock Incentive Plan, as amended, which is our most recently adopted equity compensation plan (the “2017 Stock Plan”), and the equity incentive plan that we assumed in the Cardtronics Acquisition as noted below.
Equity Compensation Plan Information - 2023
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities shown in column a)
Equity compensation plans approved by stockholders	(a)	(b)	(c)
Management Stock Plan(2)	1,452(3)	—	—
2011 Stock Plan(4)	3,152(5)	—	—
2013 Stock Plan(6)	3,719(7)	—	—
2017 Stock Plan(8)	14,954,556(9)	$19.07	21,829,873
Employee Stock Purchase Plan(10)	—	—	4,695,801
Equity compensation plans not approved by stockholders	—	—	—
Cardtronics Stock Plan(11)	293,521(12)	$16.48	1,552,370(13)
Moon, Inc. 2014 Stock Incentive Plan(14)	24,726(14)	$1.11	—
Total	15,281,126	$19.01	23,382,243(15)
(1)	The weighted average exercise price does not take into account outstanding restricted stock unit (RSU) awards, which have no exercise price.
(2)
We adopted the Management Stock Plan with stockholder approval effective January 1, 1997. We terminated the Management Stock Plan as of April 26, 2006, upon stockholder approval of the 2006 Stock Incentive Plan, which we subsequently amended and restated as the 2011 Stock Incentive Plan. However, termination of the Management Stock Plan did not affect awards previously granted and outstanding under its terms.

(3)	Outstanding awards consist of 1,452 restricted stock unit awards.
(4)
We adopted the 2006 Stock Incentive Plan with stockholder approval effective April 26, 2006. On April 27, 2011, we amended and restated the 2006 Stock Plan as the 2011 Stock Plan. We froze the 2011 Stock Plan effective April 24, 2013, when stockholders approved our 2013 Stock Plan. Previously granted 2011 Stock Plan Awards remain outstanding under their terms.

(5)	Outstanding awards consist of 3,152 RSU awards payable at 100%.
(6)
Stockholders approved our 2013 Stock Plan on April 24, 2013. We froze the 2013 Stock Plan on May 1, 2017, when our 2017 Stock Plan became effective. Previously granted 2013 Stock Plan awards remain outstanding under their terms.

(7)	Outstanding awards consist of 3,719 RSU awards payable at 100%.
(8)	Stockholders approved our 2017 Stock Plan on April 26, 2017, and it became effective on May 1, 2017.
(9)
Outstanding awards consist of 8,009,338 nonqualified stock options and 6,945,218 RSUs. Earned performance-based awards are shown at the actual level of performance attained and unearned performance awards are shown at target.

(10)
In connection with the Spin-Off, the offering period under the Employee Stock Purchase Plan was truncated and ended on September 30, 2023. We did not have an open offering period in effect on December 31, 2023.

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(11)
In connection with the Cardtronics Acquisition effective June 21, 2021, we assumed the Cardtronics 2007 Stock Plan (the “Cardtronics Stock Plan”) which had been approved by the stockholders of Cardtronics plc but has not been approved by the Company’s stockholders.

(12)
Outstanding awards consist of (i) nonqualified stock options and time-based RSUs awarded under the Cardtronics Stock Plan before the Cardtronics Acquisition, which were converted to NCR equity awards of the same type effective June 21, 2021 in connection with such acquisition, and (ii) time-based and PBRSUs awarded under the 2021 Equity Retention Program to certain selected former Cardtronics employees who became employed by the Company in the Cardtronics Acquisition. Earned performance-based awards are shown at the actual level of performance attained and unearned performance awards are shown at target.

(13)
Shares available for issuance under the Cardtronics Stock Plan, which we assumed in connection with the Cardtronics Acquisition and transferred from the Cardtronics Plan to our 2017 Stock Plan for future issuance thereunder to employees newly hired by the Company or an affiliate on and after June 21, 2021.

(14)
Outstanding awards consist of nonqualified stock options and incentive stock options awarded under the Moon Inc., 2014 Stock Incentive Plan before the Moon Inc. Acquisition, which were converted to Company equity awards of the same type effective January 5, 2022 in connection with such acquisition

(15)
As of December 31, 2023, the outstanding shares of 23.4 million available under the 2017 Stock Plan is not reduced by the number of shares for our outstanding PBRSUs. As of March 29, 2024, the outstanding shares available under the 2017 Plan are 20.6 million shares after accounting for the shares granted in 2024. Outstanding 2022 PBRSUs shares were adjusted to account for actual performance as compared to 2023 and 2024 PBRSUs that are assumed at target performance payout.

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Pay Versus Performance Disclosure
The table below presents named executive officer compensation and company performance information as required by applicable Securities and Exchange Commission rules. The table shows compensation actually paid (“CAP”) for our executives and our financial performance for the years shown in the table. For purposes of this discussion, our CEO is referred to as our “principal executive officer,” or “PEO,” and our Named Executive Officers other than the CEO are referred to as our “Non-PEO NEOs”.
Fiscal Year	Summary Compensation Table Total for First PEO[1,2]	Summary Compensation Table Total for Second PEO[1,2]	Compensation Actually Paid to First PEO[1,3]	Compensation Actually Paid to Second PEO[1,3]	Average Summary Compensation Table Total for Non-PEO NEOs[1,2]	Average Compensation Actually Paid to Non-PEO NEOs[1,3]	Value of an initial $100 Investment:		Net Income (Millions)[6]	Adjusted EBITDA Millions[7]
							Total Shareholder Return[4]	Peer Group Total Shareholder Return[5]
2023	$22,632,770	$1,879,422	$34,989,625	$5,810,060	$6,029,503	$6,122,187	$78.41	$219.40	($423)	$616
2022	$12,743,595	N/A	($23,626,321)	N/A	$5,545,639	($5,623,383)	$66.58	$139.00	$59	$596
2021	$14,840,501	N/A	$25,600,030	N/A	$6,428,128	$9,513,796	$114.33	$193.58	$98	$471
2020	$28,325,266	N/A	$48,362,013	N/A	$8,754,275	$13,908,923	$106.85	$143.89	($78)	$896
(1)	NEOs included in these columns reflect the following individuals:
Year	First PEO	Second PEO	Non-PEO NEOs
2023	Michael Hayford	David Wilkinson	Owen Sullivan, Tim Oliver, Brian Webb-Walsh, Kelly Moyer, Eric Schoch, Kelli Sterrett, Don Layden
2022	Michael Hayford	—	Owen Sullivan, Tim Oliver, Adrian Button, Don Layden
2021	Michael Hayford	—	Owen Sullivan, Tim Oliver, Adrian Button, Don Layden
2020	Michael Hayford	—	Owen Sullivan, Tim Oliver, Adrian Button, Daniel Campbell, Andre Fernandez
(2)	Amounts reflect Summary Compensation Table Total Pay for our NEOs for each corresponding year.
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PROPOSAL 2 Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers
(3)
Compensation Actually Paid (CAP) has been calculated based on the requirements and methodology set forth in the applicable SEC rules (Item 402(v) of Regulation S-K). The CAP calculation includes the end-of-year value of awards granted within the fiscal year, the change in fair value from prior year end of vested awards and the change in the fair value of unvested awards granted in prior years, regardless of if, when, or at which intrinsic value they will actually vest. To calculate CAP for 2023 the following amounts were deducted from and added to the total compensation number shown in the Summary Compensation Table (SCT):

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid	Fiscal Year 2023 (For First PEO)	Fiscal Year 2023 (For Second PEO)	Fiscal Year 2023 (Average For Non- PEO NEOs)
Summary Compensation Table Total	$22,632,770	$1,879,422	$6,029,503
(Minus): Grant Date Fair Value of Equity Awards Granted in the Fiscal Year	($12,221,825)	($94,739)	($3,388,290)
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	$12,492,121	$0	$538,943
Plus/(Minus): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	$6,298,524	$1,774,513	$677,277
Plus: Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	$0	$0	$1,580,284
Plus/(Minus): Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	$5,788,034	$2,250,864	$684,470
Compensation Actually Paid	$34,989,625	$5,810,060	$6,122,187
Fair values of unvested and outstanding equity awards to our Named Executive Officers were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. Fair values as of each measurement date were determined using valuation assumptions and methodologies that are generally consistent with those used to estimate fair value at grant under US GAAP, including the Black-Scholes formula for options granted at the money, and Monte Carlo simulation for premium-priced options and performance share RSUs. See “Stock Compensation Plans” in the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K. The assumptions used in calculating the fair value of the equity awards did not differ in any material respect from the assumptions used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table, except that the fair value calculations of (i) the options granted on or between February 8, 2019 and July 1, 2020 used an expected term between 2.4 years and 5.1 years in 2023, as compared to an expected term between 6.5 years and 7.0 years used to calculate the grant date fair value of such awards, and (ii) the FY20-23 PSU, FY21-24 PSU and FY22-25 PSU awards assumed a payout above target for the calculations in 2023 as compared to the grant date fair value calculations which assumed a payout at target.
(4)
Total Shareholder Return (TSR) represents the cumulative return on a fixed investment of $100 in the Company’s common stock, for the period beginning on the last trading day of fiscal year 2019 through the end of the applicable fiscal year, assuming reinvestment of dividends.

(5)
Peer Group Total Shareholder Return represents the cumulative return on a fixed investment of $100 in the S&P 500 Information Technology Index for the period beginning on the last trading day of fiscal year 2019 through the end of the applicable fiscal year, assuming reinvestment of dividends.

(6)	The dollar amounts reported represent the net income reflected in the Company’s audited financial statements for the applicable year.
(7)
While we use numerous financial and non-financial performance measures to evaluate performance under our compensation programs, Adjusted EBITDA is the financial performance measure that, in NCR Voyix’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used to link compensation actually paid to Named Executive Officers, for the most recently completed fiscal year, to company performance. Adjusted EBITDA for historic periods prior to the spin-off includes certain costs historically allocated to NCR Atleos. To account for the separation of NCR Atleos and NCR Voyix in 2023, we recast Adjusted EBITDA for 2021 and 2022 to remove costs associated with NCR Atleos. However, Adjusted EBITDA for 2020 continues to reflect the figure for the combined entity. Refer to the Supplementary Non-GAAP Information section of this proxy statement for the reconciliation of Adjusted EBITDA, which is a Non-GAAP measure.

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Relationship between CAP vs. Cumulative TSR of Company and Performance Measures
Our compensation programs are designed to align payout opportunities for our Named Executive Officers with the Company’s long-term performance. A large portion of our named executives officers’ realized and realizable pay — the key components of CAP — is dependent upon our stock price performance as well as the achievement of specific corporate and business unit goals. We pay higher compensation when our goals are exceeded and the stock price is higher and lower compensation when our goals are not met and the stock price is lower. Overall, the actual pay to our PEOs and other Named Executive Officers and Company performance are aligned over the long-term. Specifically, the Pay versus Performance table above and the CAP v. TSR chart below illustrate the following:
•
CAP is strongly aligned with TSR performance. When our TSR decreased in 2022, CAP for the same year similarly decreased. When our TSR improved in 2023, CAP for that year similarly improved. The 2021 increase in TSR combined with the decrease in pay of our PEO and other Named Executive Officers at the time is due to the special one-off and off-cycle incentive grants in 2020, which the Company has committed to discontinuing.

•
We do not necessarily expect Net Income and Adjusted EBITDA to move with TSR every year. This is because ending TSR reflects investors’ assessment of our valuation taking forward-looking factors into account, while income metrics measure performance over a 1-year, backward-looking time frame as business conditions may be changing.

The charts below further illustrate the alignment between CAP to our PEOs, and to the average of Non-PEO Named Executive Officers and (i) our TSR and Peer Group TSR performance, (ii) Net income performance, and (iii) Adjusted EBITDA performance for the past four fiscal years.

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The following chart illustrates the relationship between CAP for our PEOs and the average CAP for our Non-PEO NEOs against the Company’s Adjusted EBITDA. Note that to reflect the impact of our 2023 spinoff of NCR Atleos, 2021 and 2022 Adjusted EBITDA were recast to remove costs associated with NCR Atleos. However, 2020 Adjusted EBITDA was not recast and therefore continues to reflect results for the combined entity.

CAP vs. Adjusted EBITDA
$896M
$471M
$596M
$616M
$48.4M
$13.9M
$25.6M
$9.5M
-$23.6M
-$5.6M
$5.8M
$35.0M
$6.1M
2020
2021
2022
2023
Compensation Actually Paid to PEO (Wilkinson)
Compensation Actually Paid to PEO (Hayford)
Avg. Compensation Actually Paid (Non-PEO NEO)
Adjusted EBITDA

Most Important Performance Measures for Determining Executive Compensation
Following is an unranked list of the financial performance measures we consider most important in linking company performance and compensation actually paid to our Named Executive Officers for the most recently completed fiscal year. Further information on our performance measures is described in our Compensation Discussion & Analysis (CD&A) above.
•	Adjusted EBITDA
•	Recurring Revenue
•	rTSR
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CEO Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the “median compensated” employee excluding our Chief Executive Officer (the “Median Compensated Employee”) and the annual total compensation of David Wilkinson, our Chief Executive Officer. The 2023 annual compensation of the Median Compensation Employee was $52,259. Mr. Wilkinson’s 2023 annual total compensation was $1,879,421. The ratio of these amounts was 1:35.
With the appointment of Mr. Wilkinson into the CEO role during 2023, the total compensation reflected in the Summary Compensation Table does not account for a full year of target CEO compensation, including his annual equity target. By showing Mr. Wilkinson’s annualized target compensation of $7,500,000, the alternative ratio is estimated to be 1:145.
The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll records and the methodology described below. Because SEC rules for identifying the Median Compensated Employee and calculating the pay ratio based on his or her annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
To identify the Median Compensated Employee, we used Target Total Cash, which includes salary or base wages, target cash bonus incentives and other cash-based incentive allowances, such as housing, automobile, meal and other types of allowances, as reporting in our payroll data, as of December 31, 2023. For hourly employees, we calculated base wages based on a reasonable estimate of hour worked during 2023 and the relevant employees hourly wage rate as in effect on December 31, 2023. For salaried employees, we calculated salary using the relevant employee’s annual salary level as in effective on December 31, 2023. We annualized Target Total Cash for all permanent employees who did not work for all of 2023.
As of December 31, 2023, NCR Voyix employed approximately 15,281 employees, 5,557 US employees and 9,724 non-US employees. The listing excluded our CEO and approximately 399 employees from the Philippines, 118 employees from Brazil, and 63 employees from Malaysia. The excluded non-US employees in the aggregate, represent less than 5% of our total employee population. As permitted under SEC guidance, because our originally identified median employee had anomalous pay characteristics, we substituted another employee with substantially similar compensation. The Median Compensated Employee identified from the list is an employee from the United States and we determined the individual’s compensation in accordance with the requirements of the SEC Regulation S-K, Item 402(c)(2)(x).
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Glossary of Key Terms Used in Our CD&A and Exec Comp Tables
•
“Adjusted EBITDA” is defined as the Company’s GAAP net income (loss) from continuing operations attributable to NCR Voyix plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization (excluding acquisition-related amortization of intangibles); plus stock-based compensation expense; plus other income (expense); plus pension mark-to-market adjustments and other special items, including amortization of acquisition-related intangibles, separation-related costs, cyber ransomware incident recovery costs (net of insurance recoveries), fraudulent ACH disbursements costs, and transformation and restructuring charges (which includes integration, severance and other exit and disposal costs), among others. Separation-related costs include costs incurred as a result of the Spin-Off. Professional and other fees to effect the spin-off including separation management, organizational design, and legal fees have been classified within discontinued operations through October 16, 2023, the separation date. The Company uses Adjusted EBITDA to manage and measure the performance of its business segments. The Company also uses Adjusted EBITDA to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. The Company believes that Adjusted EBITDA provides useful information to investors because it is an indicator of the strength and performance of the Company’s ongoing business operations, including its ability to fund discretionary spending such as capital expenditures, strategic acquisitions and other investments. Refer to the table below in the Supplementary Non-GAAP Information section of this proxy statement for the reconciliations of net income (loss) from continuing operations attributable to NCR Voyix (GAAP) to Adjusted EBITDA (non-GAAP).

•	“AIP” means the Company’s Annual Incentive Plan established pursuant to the Second Amended and Restated NCR Management Incentive Plan.
•
“AIP EBITDA” for purposes of our 2023 Annual Incentive Plans equals Adjusted EBITDA for the Company, adjusted to eliminate the impact of foreign currency fluctuations during the performance period, based on the same foreign exchange rates used to establish the Company’s applicable financial plan, and excludes the impact of unplanned material mergers and acquisitions completed during 2023 and the impact of the shift to recurring revenue versus the 2023 budgeted value. Further adjusted as determined in the sole discretion of the Committee.

•
“AIP Revenue” for purposes of our 2023 Annual Incentive Plan equals the Company’s GAAP revenue, adjusted to exclude any material unplanned mergers and acquisitions activity during 2023 and the revenue impact of the shift to recurring versus the 2022 budgeted value. Shift to recurring revenue is defined as eliminating the net impact of the shift to recurring revenue by treating all new contracts as if they would have been accounted for as revenue upfront during the year of signing in accordance with prior practice versus the amount to be recognized during the year of signing on a recurring revenue basis. Further adjusted as determined in the sole discretion of the Committee.

•	“CD&A” means the Executive Compensation – Compensation Discussion and Analysis section included herein.
•	“Committee” means the Compensation and Human Resource Committee of the Company’s Board of Directors.
•
“Departed Executives” means our the following individuals who departed the Company in 2023 in connection with the Spin-Off but are Named Executive Officers for fiscal 2023: Mike Hayford, Don Layden, Tim Oliver, and Owen Sullivan.

•	“Executive Severance Plan” means the 2024 Executive Severance Plan.
•
“Legacy Change in Control Severance Plan” or “Legacy CIC Severance Plan” means the Amended and Restated NCR Change in Control Severance Plan. The Change in Control Severance Plan was superseded in 2024 by the Executive Severance Plan.

•	“Legacy Executive Severance Plan” means the NCR Executive Severance Plan. The Legacy Executive Severance Plan was superseded in 2024 by the Executive Severance Plan.
•	“LTI” means long-term incentive.
•
“LTI EBITDA” for purposes of our Long-Term Incentive Plans equals Adjusted EBITDA for the Company (as defined herein), further adjusted to eliminate the impact of foreign currency fluctuations during the performance period, eliminate the impact of mergers and acquisitions and eliminate the net impact of the shift to recurring revenue by treating all new contracts as if they would have been accounted for as revenue upfront during the year of signing in accordance with prior practice versus the amount to be recognized during the year of signing on a recurring revenue basis. Further adjusted as determined in the sole discretion of the Committee.

•	“LTI Plan” means the Company’s Long-Term Incentive Plan.
•
“LTI Recurring Revenue” for purposes of our Long-Term Incentive Plans equals recurring revenue for the Company (as defined herein), adjusted to eliminate the impact of foreign currency fluctuations during the performance period, and eliminate the impact of mergers and acquisitions completed during such period. Further adjusted as determined in the sole discretion of the Committee.

•	“Named Executive Officers” or “NEOs” means our Named Executive Officers.
•	“NPS” means our Net Promoter Score.
2024 Proxy Statement	77

PROPOSAL 2 Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers
•	“PEO” means principal executive officer. For fiscal 2023, Michael Hayford, the Company’s former Chief Executive Officer and David Wilkinson, the Company’s current Chief Executive Officer, are PEOs.
•
“Recurring Revenue” includes all revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, cloud revenue, payment processing revenue, and certain professional services arrangements, as well as term-based software license arrangements that include customer termination rights.

•	“rTSR” means relative total shareholder return.
•	“Stock Plan” or “2017 Stock Incentive Plan” means the Company’s 2017 Stock Incentive Plan, as amended.
•	“TSR” means total shareholder return.
78	2024 Proxy Statement

Audit Matters
PROPOSAL 3
Ratification of the Appointment of Independent Registered Public Accounting Firm for 2024
Consider and vote upon the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.	Board Recommendation FOR
Proposal Details
The Audit Committee has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Although stockholder ratification of the appointment of the Company’s independent registered public accounting firm is not required, the Board is asking that you ratify this appointment as a matter of good corporate governance.
PricewaterhouseCoopers has been the Company’s independent registered public accounting firm since 1993 and is a leader in providing audit services to companies in the high-technology industry. The Audit Committee believes that PricewaterhouseCoopers is well qualified to serve as the Company’s independent registered public accounting firm due to its experience, global presence with offices or affiliates in or near most locations where the Company does business and quality audit work in serving the Company. PricewaterhouseCoopers rotates its audit partners assigned to audit NCR Voyix at least once every five years and the Audit Committee has placed restrictions on the Company’s ability to hire any employees or former employees of PricewaterhouseCoopers or its affiliates. Pursuant to the Pre-Approval Policy, the Audit Committee considered whether the provision during 2023 of the tax and other non-audit services described above under the caption “Fees Paid to Independent Registered Public Accounting Firm” was compatible with maintaining the independence of PricewaterhouseCoopers and concluded that it was.
PricewaterhouseCoopers representatives are expected to be present at the virtual Annual Meeting where they will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
How Does the Board Recommend that I Vote on this Proposal?
The Board of Directors recommends that you vote FOR this proposal. Properly authorized proxies received by the Board will be voted FOR this proposal unless they specify otherwise. If the stockholders do not ratify the appointment of PricewaterhouseCoopers, the Audit Committee will reconsider the appointment, but may elect to maintain it.
Vote Required for Approval
Under Maryland law and the Company’s Charter and Bylaws, a majority of all the votes cast by holders of our common stock and Series A Convertible Preferred Stock voting together as a single class (in person via attendance at the virtual meeting or by proxy), with the Series A Convertible Preferred Stock voting on an as-converted basis, is required to approve the ratification of the appointment of our independent registered accounting firm. Abstentions and broker “non-votes”, if any, will not be counted as votes cast and will have no effect on the approval of this proposal. As brokers generally have discretionary authority to vote on this proposal if they do not receive voting instructions, we do not expect any broker non-votes. The vote is not binding on the Board and Audit Committee but the Board and Audit Committee will review and consider the voting results when evaluating selection of the Company’s independent registered public accounting firm in the future.
2024 Proxy Statement	79

PROPOSAL 3  Ratification of the Appointment of Independent Registered Public Accounting Firm for 2024
Fees Paid to Independent Registered Public Accounting Firm
The following table presents the approximate fees for professional audit services rendered by the Company’s independent registered public accounting firm, PricewaterhouseCoopers, for the audit of the Company’s financial statements and internal controls over financial reporting for the fiscal years ended December 31, 2023 and December 31, 2022, as well as the approximate worldwide fees billed for other services rendered by PricewaterhouseCoopers in such years:
Service	2023	2022
Audit Fees(1)	6,747,000	7,628,000
Audit-Related Fees(2)	6,923,000	83,000
Subtotal	13,670,000	7,711,000
Tax Fees(3)	347,000	268,000
All Other Fees(4)	13,000	1,000
Subtotal	360,000	269,000
Total Fees	14,030,000	7,980,000
(1)
Includes fees required for the integrated audit of the Company’s consolidated financial statements, quarterly reviews of interim financial statements, statutory audits and review of other SEC filings in 2023 and 2022 and the incremental audit effort as a result of the spin-off of NCR Atleos in 2023.

(2)
Includes fees related to the audit of the carve-out financial statements of NCR Atleos, as well as the issuance of a Comfort Letter and review of SEC filings related to the NCR Atleos spin-off in 2023, as well as financial audits of employee benefit plans in 2023 and 2022.

(3)	Generally includes tax compliance, consulting and planning services. In 2023 and 2022, respectively, fees for tax services include:
(a)	$142,300 and $214,000 for tax consulting and advisory services; and
(b)	$205,000 and $54,000 for tax compliance including the preparation, review and filing of tax returns.
These items were evaluated by the Audit Committee to be permissible services and determined not to impact the independence and objectivity of the independent registered public accounting firm.
(4)
Includes fees for all other work performed by PricewaterhouseCoopers that does not meet the above category descriptions. In 2023 and 2022, this amount related to licenses to research applications and, in 2023, related to the provision of trainings. These items were evaluated by the Audit Committee to be permissible services and determined not to impact the independence and objectivity of the independent registered public accounting firm.

Audit Committee Pre-Approval Policies
The Audit Committee must approve any audit services and any permissible non-audit services provided by its independent accountant prior to the commencement of the services and is responsible for the audit fee negotiations associated with the engagement. The Audit Committee has adopted policies and procedures regarding its pre-approval of these services (the Pre-Approval Policy). The Pre-Approval Policy is designed to assure that the provision of such services does not impair the independence of the Company’s independent registered public accounting firm.
Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it requires specific pre-approval by the Audit Committee. Any other non-audit services and tax consulting services require specific pre-approval by the Audit Committee and a determination that such services would not impair the independence of the Company’s independent registered public accounting firm. Specific pre-approval by the Audit Committee is also required for any material changes or additions to the pre-approved services.
The Audit Committee Chair has limited authority to grant pre-approvals for audit, audit-related, tax and other non-audit services, including the fees for those services, and the Chair can further delegate such authority to another Audit Committee member. The Chair (or his or her
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PROPOSAL 3  Ratification of the Appointment of Independent Registered Public Accounting Firm for 2024
delegate) must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management. All of the services described above were approved by the Audit Committee in accordance with the foregoing policy.
Audit Committee Report
The Audit Committee consists of five directors, each of whom is independent as determined by the Board of Directors based on independence standards set forth in the Company’s Board of Directors Corporate Governance Guidelines which meet the listing standards of the New York Stock Exchange (NYSE) and the applicable rules of the U.S. Securities and Exchange Commission (SEC). In accordance with NYSE rules, all members are “financially literate.” In addition, the Board of Directors has determined that Mmes. Haugen and Sen and Messrs. Blank and Larsen are “audit committee financial experts” as defined under applicable SEC rules. A brief description of the responsibilities of the Audit Committee is set forth above under the caption Committees of the Board. The Audit Committee acts under a charter adopted by the Board of Directors, which is periodically reviewed and revised as appropriate. The Audit Committee charter is available on the “Investor Relations” section of our website at Company’s website at https://investor.ncrvoyix.com.
In general, the Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, as well as an independent audit of the Company’s internal controls over financial reporting. The Audit Committee oversaw the performance of these responsibilities by PricewaterhouseCoopers and management, including the processes by which these responsibilities are fulfilled.
The Audit Committee met in executive session at its regular meetings periodically throughout the year with both PricewaterhouseCoopers and the Company’s Chief Audit Executive. It also met privately on occasion with the Chief Financial Officer, who has unrestricted access to the Audit Committee.
In the performance of its oversight function and in accordance with its responsibilities under its charter, the Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers the Company’s audited financial statements as of and for the fiscal year ended December 31, 2023. The Audit Committee has discussed with PricewaterhouseCoopers the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has discussed with PricewaterhouseCoopers their independence from the Company and management, including matters in the letter from the independent registered public accounting firm required by Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence.” The Audit Committee also has considered whether the provision by the independent registered public accounting firm of non-audit professional services is compatible with maintaining their independence.
Based on the review and the discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC.
Audit Committee
Janet Haugen, Chair (since October 16, 2023)
Gregory Blank, member
Kirk Larsen, member
Laura Miller, member (since October 16, 2023)
Laura Sen, member
2024 Proxy Statement	81

PROPOSAL 3  Ratification of the Appointment of Independent Registered Public Accounting Firm for 2024
Security Ownership of Certain Beneficial Owners and Management
Officers and Directors
The following table shows information as of March 29, 2024 (the “Table Date”), unless otherwise indicated, regarding the beneficial ownership of NCR Voyix common stock by: (i) each Named Executive Officer listed in our Summary Compensation Table; (ii) each non-employee director; and (iii) all current directors and executive officers as a group. Unless otherwise indicated, to the Company’s knowledge each person named in the table below has sole voting and investment power over the shares reported. As of the Table Date, 144,621,740 shares of the Company’s common stock were issued and outstanding, and none of the persons named in the table below owned, beneficially or of record, any shares of the Company’s Series A Convertible Preferred Stock. Unless otherwise noted below, the address of each beneficial owner listed in the table is: c/o NCR Voyix Corporation, 864 Spring Street NW, Atlanta, Georgia 30308-1007. The equity awards reported below and in the footnotes are reflective of the post-Spin-Off equitable adjustments to outstanding equity awards.
Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percent of Common Stock Outstanding
Directors
Gregory Blank(2)	39,634	*
Georgette Kiser(2)	22,839	*
Kirk Larsen(2)	39,999	*
Catherine L. Burke(2)	39,999	*
Laura Sen(2)	17,240	*
James Kelly(3)	73,596	*
Janet Haugen(4)	9,396	*
Laura Miller(4)	9,396	*
Kevin Reddy(4)	9,396	*
Irv Henderson(5)	1,772	*
Executive Officers
David Wilkinson(6)	488,022	*
Brian Webb-Walsh	1,459	*
Eric Schoch(7)	110,148	*
Kelli Sterrett	1,221	*
Kelly Moyer	18,567	*
Brendan Tansill	—	*
Beimnet Tadele	—	*
Departed Executives
Mike Hayford(8)	3,258,991	2.3%
Tim Oliver	47,873	*
Donald Layden(9)	323,322	*
Owen Sullivan(10)	1,905,831	1.3%
Current Directors, Director Nominees and Executive Officers as a Group (17 persons)(11)	882,683	*
*	Less than 1%
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PROPOSAL 3  Ratification of the Appointment of Independent Registered Public Accounting Firm for 2024
(1)
Represents shares of NCR Voyix common stock held, and options and RSUs held that will become exercisable or vest, respectively, within 60 days of the Table Date. Fractional shares are rounded to the nearest whole number. Includes the following shares deferred under our Director Compensation Program: 22,839 granted to Ms. Kiser and 35,697 granted to Mr. Larsen.

(2)	Includes 2,691 restricted stock units that will vest within 60 days of the Table Date.
(3)
Includes 32,100 shares of NCR Voyix common stock held by the James G. Kelly Grantor Trust Dated January 12, 2012. John Kelly, Mr. Kelly’s son, is the trustee of the James G. Kelly Grantor Trust Dated January 12, 2012. Includes 9,396 restricted stock units that will vest within 60 days of the Table Date.

(4)	Includes 9,396 restricted stock units that will vest within 60 days of the Table Date.
(5)	Includes 1,772 restricted stock units that will vest within 60 days of the Table Date.
(6)	Includes shares of NCR Voyix common stock underlying 250,430 stock options that are currently exercisable.
(7)	Includes shares of NCR Voyix common stock underlying 62,102 stock options that are currently exercisable.
(8)	Includes shares of NCR Voyix common stock underlying 2,144,973 stock options that are currently exercisable.
(9)	Includes shares of NCR Voyix common stock underlying 185,471 stock options that are currently exercisable.
(10)	Includes shares of NCR Voyix common stock underlying 1,254,003 stock options that are currently exercisable.
(11)	Includes shares of NCR Voyix common stock underlying 312,253 stock options that are currently exercisable as well as 52,811 restricted stock units that will vest within 60 days of the Table Date.
Other Beneficial Owners of Common Stock
To the company’s knowledge, and as reported as of the close of business on March 29, 2024 (except as otherwise specified), the following stockholders beneficially own more than 5% of the Company’s outstanding stock.
Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding
The Vanguard Group(1) 100 Vanguard Boulevard Malvern, PA 19355	15,886,505	10.98%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	18,333,097	12.68%
(1)
Information, including ownership percentage, is based on a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group (“Vanguard”), reporting beneficial ownership of 15,886,505 shares of the Company’s stock as of December 31, 2023. In this filing, Vanguard reported sole dispositive power with respect to 15,644,797 of such shares, shared dispositive power with respect to 250,597 of such shares and shared voting power with respect to 99,834 of such shares.

(2)
Information, including ownership percentage, is based on a Schedule 13G/A filed with the SEC on January 23, 2024 by BlackRock, Inc. (“BlackRock”), reporting beneficial ownership of 18,333,097 shares of the Company’s stock as of December 31, 2023. In this filing, BlackRock reported sole power to vote or direct the vote with respect to 17,932,144 of such shares, and sole power to dispose of or to direct the disposition with respect to all 18,333,097 of such shares.

2024 Proxy Statement	83

Questions Relating to this Proxy Statement - Information about Our Virtual Annual Meeting
What is the purpose of these proxy materials?
We are making this proxy statement, the notice of 2024 annual meeting and our 2023 annual report available to stockholders beginning on or about April 17, 2024 in connection with the solicitation by the Board of Directors (the “Board”) of NCR Voyix Corporation, a Maryland corporation (“NCR Voyix,” the “Company,” “we” or “us”), of proxies for the 2024 Annual Meeting of Stockholders, and any postponement or adjournment thereof (the “Annual Meeting”), to be held via a live webcast, for the purposes set forth in these proxy materials.
How do I attend and ask questions at the Annual Meeting?
The Annual Meeting will be a virtual meeting of stockholders, which allows stockholders the ability to more easily attend the Annual Meeting without incurring travel costs or other inconveniences. If you are a stockholder as of the close of business on March 18, 2024, the record date for the Annual Meeting (the “Record Date”), a proxy for a record stockholder or a beneficial owner of shares of either (i) NCR Voyix’s common stock or (ii) NCR Voyix’s Series A Convertible Preferred Stock, in either case with evidence of ownership, you will be able to attend the Annual Meeting and vote and submit questions during the Annual Meeting via a live webcast by registering at www.virtualshareholdermeeting.com/VYX2024 fifteen minutes prior to the meeting, which provides our stockholders with rights and opportunities to vote and ask questions equivalent to in-person meetings of stockholders. You will need the 16-digit control number found on your proxy card, the Notice, or the voting information form provided by your bank or broker to vote and ask questions during the meeting. The Annual Meeting will convene at 12:00 p.m. Eastern Time, on May 29, 2024.
We recommend that you authorize a proxy to vote your shares as described below so that your vote will be counted if you later decide not to virtually attend the Annual Meeting.
How do I access the proxy materials?
We are providing access to our proxy materials (including this proxy statement, the notice of 2024 annual meeting and our 2023 annual report) over the Internet pursuant to rules adopted by the SEC. Beginning on or about April 17, 2024, we will send Notices of Internet Availability of Proxy Materials (each, a “Notice”) by mail to stockholders entitled to notice of or a vote at the Annual Meeting. The Notice includes instructions on how to view the electronic proxy materials on the Internet, which will be available to all stockholders beginning on or about April 17, 2024. The Notice also includes instructions on how to elect to receive future proxy materials by email. If you choose to receive future proxy materials by email, next year you will receive an email with a link to the proxy materials and proxy voting site, and you will continue to receive proxy materials in this manner until you terminate your election. We encourage you to take advantage of the availability of our proxy materials on the Internet.
Will I receive a printed copy of the proxy materials?
You will not receive a printed copy of the proxy materials unless you specifically request one. Each Notice includes instructions on how to request a printed copy of the proxy materials, including the proxy card for the Annual Meeting if you are a record holder or the applicable voting instruction form (or forms) if you are a beneficial owner, at no cost to you. In addition, by following the instructions on the Notice, you can elect to receive future proxy materials in printed form by mail. If you choose to receive future proxy materials in printed form by mail, we will continue to send you printed materials pursuant to that election until you notify us otherwise.
Can I access the proxy materials on the Internet?
Yes. The Company’s proxy statement and our Annual Report are available free of charge at SEC Filings | NCR Voyix Corporation and www.virtualshareholdermeeting.com/VYX2024. You may also obtain these materials at the SEC website at www.sec.gov or by contacting the Company’s Corporate Secretary at NCR Voyix Corporation 864 Spring Street NW, Atlanta, Georgia 30308-1007. The Annual Report is not proxy soliciting material. Except to the extent specifically referenced herein, information contained or referenced on our website is not incorporated by reference into and does not form a part of the proxy statement.
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Information about Our Virtual Annual Meeting
What does it mean if I receive more than one Notice?
We are taking advantage of the householding rules adopted by the SEC that permit us to deliver only one Notice to stockholders who share an address, unless otherwise requested. This allows us to reduce the expense of delivering duplicate Notices to our stockholders who may have more than one stock account or who share an address with another NCR Voyix stockholder.
If you have multiple common stock record accounts or multiple Series A Convertible Preferred Stock record accounts and you have received only one Notice with respect to your common stock or Series A Convertible Preferred Stock, and/or if you share an address with another NCR Voyix stockholder and you have received only one Notice:
•	you may write us at 864 Spring Street NW, Atlanta, Georgia 30308-1007, Attn: Investor Relations, or call us at 1-800-225-5627, to request separate copies of the proxy materials at no cost to you; or
•	if you no longer wish to participate in the householding program, please call 1-866-540-7095 to “opt-out” or revoke your consent.
If you have multiple NCR Voyix common stock record accounts or multiple Series A Convertible Preferred Stock record accounts and you have received multiple copies of the Notice with respect to either your common stock or Series A Convertible Preferred Stock, and/or if you share an address with another NCR Voyix stockholder and you have received multiple copies of the Notice, and you wish to participate in the householding program, please call 1-866-540-7095 to “opt-in.”
Please note that if you hold both common stock and Series A Convertible Preferred Stock, you can expect to receive a separate Notice for each class of stock. These notices are separate and will not be combined even if you have opted in or consented to householding. See “What if I hold both common stock and Series A Convertible Preferred Stock” below.
Who is soliciting my vote and who pays the cost of this proxy solicitation?
Your vote is being solicited by our Board. Certain of our officers, directors and employees, none of whom will receive additional compensation therefor, may solicit proxies by telephone or other personal communication. In accordance with SEC and NYSE rules, NCR Voyix also will reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses of sending proxies and proxy materials to the beneficial owners of NCR Voyix common stock and Series A Convertible Preferred Stock.
Who will count the vote?
Broadridge Financial Solutions, Inc., an independent third party, will count the votes and act as the inspector of the elections.
Who is entitled to vote at the Annual Meeting?
Record holders of our common stock and/or Series A Convertible Preferred Stock on the Record Date are entitled to notice of and to vote at the Annual Meeting.
How many votes do I have?
Each record holder of common stock will have one vote for each share of common stock held at the close of business on the Record Date on each matter that is properly brought before the Annual Meeting and on which holders of common stock are entitled to vote. There were 144,621,740 shares of common stock outstanding at the close of business on the Record Date.
Each record holder of Series A Convertible Preferred Stock will have a number of votes equal to the largest number of whole shares of common stock into which such shares are convertible on the Record Date on each matter that is properly brought before the Annual Meeting and on which holders of Series A Convertible Preferred Stock are entitled to vote together with common stock as a single class. As of the close of business on the Record Date, each share of Series A Convertible Preferred Stock has a conversion rate equal to 57.5601 shares of common stock. As of the close of business on the Record Date, in the aggregate, there were 276,685 shares of Series A Convertible Preferred Stock outstanding, which were convertible into 15,885,195 shares of common stock.
Are there any requirements on how the holders of Series A Convertible Preferred Stock must vote?
Each record holder of Series A Convertible Preferred Stock is entitled to vote in his, her or its discretion on all matters described in this proxy statement.
2024 Proxy Statement	85

Information about Our Virtual Annual Meeting
How do I vote my shares?
Your vote is important. Your shares can be voted at the Annual Meeting only if you are present (via attendance at the Annual Meeting by webcast) or if your shares are represented by proxy. Even if you plan to attend the Annual Meeting webcast, we urge you to authorize a proxy to vote your shares in advance.
If you hold both common stock and Series A Convertible Preferred Stock, you will need to vote, or authorize a proxy to vote, each class of stock separately. Please be sure to vote or authorize a proxy to vote for each class of stock separately so that all your votes can be counted. For more information, see “What if I hold both common stock and Series A Convertible Preferred Stock” below.
You can authorize a proxy to vote your shares of common stock or Series A Convertible Preferred Stock electronically by going to www.proxyvote.com, or by calling the toll-free number (for residents of the United States and Canada) listed on the proxy card. Please have your proxy card in hand when going online or calling. If you authorize a proxy to vote your shares electronically, you do not need to return the proxy card. If you received proxy materials by mail and want to authorize your proxy by mail, simply mark the proxy card, and then date, sign and return it in the applicable postage-paid envelope provided so it is received no later than May 20, 2024.
Your shares of common stock or Series A Convertible Preferred Stock will be voted at the Annual Meeting as directed by your electronic proxy or the instructions on your proxy card if: (i) you are entitled to vote those shares; (ii) your proxy for those shares was properly executed or properly authorized electronically; (iii) we received your proxy for those shares prior to the Annual Meeting; and (iv) you did not revoke your proxy for those shares prior to or at the Annual Meeting or provide a later dated proxy. The method by which you vote or authorize a proxy to vote your shares will in no way limit your right to attend and vote at the Annual Meeting webcast if you later decide to do so. However, attendance at the Annual Meeting webcast, by itself, will not cause your previously granted proxy to be revoked unless you specifically make that request or vote virtually at the Annual Meeting webcast.
If you properly submit your proxy card, your shares will be voted as you direct or will be voted as specified in the above Board recommendations if you do not direct a particular vote. With respect to director elections, should any nominee be unable to serve, the Board may reduce the size of the Board or designate a substitute nominee. If the Board designates a substitute nominee, shares represented by properly authorized proxies that were voted in favor of the nominee that became unable to serve will be voted FOR the substitute nominee. With respect to any other matter that may be properly brought before the Annual Meeting or any adjournment or postponement thereof, the persons designated as proxies reserve full discretion to vote in accordance with their judgment.
Please note that if you hold any of your shares through a bank, broker or other nominee (i.e., in street name), you may be able to authorize your proxy for those shares by telephone, the Internet or mail. You should follow the instructions you receive from your bank, broker or other nominee to vote these shares. Also, if you hold any of your shares in street name, you must obtain a “legal proxy” executed in your favor from your bank, broker or nominee to be able to vote those shares in person via attendance at the virtual Annual Meeting. Obtaining a legal proxy may take several days.
What if I hold both common stock and Series A Convertible Preferred Stock?
Some of our stockholders may hold both common stock and Series A Convertible Preferred Stock. If you are a holder of both common stock and Series A Convertible Preferred Stock, you can expect to receive a separate Notice for each class of stock (or a separate set of printed proxy materials if you previously elected to receive proxy materials in printed form).
You will need to vote, or authorize a proxy to vote, each class of stock separately in accordance with the instructions set forth herein and on the proxy card or voting instruction forms. Voting, or authorizing a proxy to vote, only your common stock will not also cause your shares of Series A Convertible Preferred Stock to be voted, and, similarly, voting, or authorizing a proxy to vote, only your Series A Convertible Preferred Stock will not also cause your shares of common stock to be voted.
If you hold both common stock and Series A Convertible Preferred Stock, please be sure to vote or authorize a proxy to vote for each class of stock separately so that all of your votes can be counted.
How do I vote shares held under the NCR Direct Stock Purchase and Sale Plan?
If you are a participant in the Direct Stock Purchase and Sale Plan (the “DSPP”) administered by our transfer agent, Equiniti Trust Company, any proxy you authorize will also have the authority to vote the shares of common stock held in your DSPP account. Equiniti Trust Company, as the DSPP administrator, is the stockholder of record of the plan and will not vote those shares unless you provide it with instructions, which you may do by telephone, the Internet or mail.
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Information about Our Virtual Annual Meeting
If I authorized a proxy, can I revoke it and change my vote?
Yes, you may revoke a proxy at any time before it is exercised at the Annual Meeting by:
•	authorizing a new proxy on the Internet or by telephone;
•
properly executing and delivering another proxy card (dated as of a date later than the date of the original proxy card), which is received no later than 5:00 p.m. Eastern Time on the business day immediately prior to the Annual Meeting;

•	voting by ballot at the Annual Meeting (attendance at the Annual Meeting without voting will not revoke a previously authorized proxy); or
•
sending a written notice of revocation to the inspector of election in care of the Corporate Secretary of the Company at 864 Spring Street NW, Atlanta, Georgia 30308-1007 that is received no later than May 20, 2024.

Only the most recent, properly authorized proxy will be exercised and all others will be disregarded regardless of the method by which the proxies were authorized.
If shares of NCR Voyix’s voting securities are held on your behalf by a broker, bank or other nominee, you must contact it to receive instructions as to how you may revoke your proxy instructions for those shares.
Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request or vote in person at the Annual Meeting.
What constitutes a quorum at the Annual Meeting?
The presence at the Annual Meeting (in person via attendance at the virtual Annual Meeting or by proxy) of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum.
What vote is required to approve each proposal?
Proposal		Vote required for approval(1)	Effect of Abstentions	Effect of Broker Non-Votes(2)(3)
1.	Election of director nominees	Majority of votes cast for and against each nominee	No effect	No effect
2.	Say on Pay: Advisory Vote on the Compensation of the Named Executive Officers as described in these proxy materials	Majority of votes cast	No effect	No effect
3.	Ratification of the Appointment of Independent Registered Public Accounting Firm for the year ending December 31, 2024	Majority of votes cast	No effect	No effect
(1)
“Majority of votes cast” means the affirmative vote of a majority of all votes cast by holders of our common stock and Series A Convertible Preferred Stock, voting together as a single class (in person via attendance at the virtual Annual Meeting or by proxy), with the holders of Series A Convertible Preferred Stock voting on an as-converted basis.

(2)
Under Maryland law, abstentions and broker “non-votes” will not be counted as votes cast and will have no effect on the results of the votes in the election of directors, the Say on Pay proposal, and the proposal to ratify the appointment of our independent registered accounting firm.

(3)
A broker “non-vote” occurs when a broker returns a properly executed proxy containing at least one routine matter but does not vote on a particular proposal because the broker does not have the discretionary authority to vote on the proposal and has not received voting instructions from the beneficial owner regarding the proposal. Under the rules of the NYSE, brokers have the discretionary authority to vote on the ratification of our independent registered public accounting firm, but not on the election of our directors or on the Say on Pay proposal. As brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm if they do not receive voting instructions, we do not expect any broker non-votes on Proposal #3.

2024 Proxy Statement	87

Information about Our Virtual Annual Meeting
What if I have technical difficulties or trouble accessing the Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. An email address for support is provided during the registration process and a toll-free support number is provided in the email that registrants receive one hour prior to the meeting.
Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?
No. None of our stockholders of the Company have any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.
When will you publish the results of the Annual Meeting?
We will include the results of the votes taken at the Annual Meeting in a Current Report on Form 8-K filed with the SEC following the Annual Meeting.
88	2024 Proxy Statement

General Information
Cost of Proxy Solicitation
We will pay the expenses of soliciting proxies in connection with the Annual Meeting. Proxies may be solicited on our behalf through the mail, in person or by telephone, electronic or facsimile transmission. In accordance with SEC and NYSE rules, NCR Voyix will reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses of sending proxies and proxy materials to the beneficial owners of NCR Voyix common stock and Series A Convertible Preferred Stock.
Procedures for Nominations Using Proxy Access
Stockholders interested in submitting nominations to the Board of Directors to be included in the Company’s 2025 proxy materials pursuant to the proxy access provisions in Article I, Section 9 of the Company’s current bylaws must follow the procedures found in the Company’s bylaws. Nominations (containing the information specified in the bylaws regarding the stockholders and the proposed nominee) must be received by NCR Voyix’s Corporate Secretary no earlier than November 18, 2024, nor later than 5:00 p.m. Eastern Time on December 18, 2024.
Procedures for Stockholder Proposals and Nominations for 2025 Annual Meeting Pursuant to SEC Rule 14a-8
Stockholders interested in presenting a proposal pursuant to SEC Rule 14a-8 for possible inclusion in the proxy materials for the Company’s 2025 Annual Meeting of Stockholders must follow the procedures found in SEC Rule 14a-8 and the Company’s bylaws. To be eligible for possible inclusion in the Company’s 2025 proxy materials, all qualified proposals must be received by the Company’s Corporate Secretary no later than 5:00 p.m. Eastern Time on December 18, 2024.
Procedures for Stockholder Proposals and Nominations for 2025 Annual Meeting Outside of SEC Rule 14a-8 and Pursuant to SEC Rule 14a-19
Under the Company’s current bylaws, nominations for election of directors and proposals for other business to be considered by the stockholders at an annual meeting outside of SEC Rule 14a-8 may be made only: (i) pursuant to the Company’s notice of meeting; (ii) by or at the direction of the Board; or (iii) by any stockholder of the Company that was a stockholder of record both at the time of giving of notice as provided for in our bylaws and at the time of the annual meeting, that is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and that has provided the information required by our bylaws and delivered notice to the Company no earlier than 120 days, which is January 29, 2025, nor later than 5:00 p.m. Eastern Time 90 days, which is February 28, 2025, before the first anniversary of the previous year’s annual meeting. In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, which notice must be received by the Company’s Corporate Secretary no later than March 30, 2025, which is 60 calendar days prior to the anniversary of this year’s meeting date.
A copy of the full text of the Company’s current bylaws may be obtained upon written request to the Corporate Secretary at the address provided on Communications with Directors section of this proxy statement and online under the “Investor Relations” section of our website at https://investor.ncrvoyix.com.
2024 Proxy Statement	89

Supplementary Non-GAAP Information
While the Company reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, in this proxy statement the Company also uses certain non-GAAP measures which are described below.
Adjusted EBITDA is defined as GAAP net income (loss) from continuing operations attributable to NCR Voyix plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization (excluding acquisition-related amortization of intangibles); plus stock-based compensation expense; plus other income (expense); plus pension mark-to-market adjustments and other special items, including amortization of acquisition-related intangibles, separation-related costs, cyber ransomware incident recovery costs (net of insurance recoveries), fraudulent ACH disbursements costs, and transformation and restructuring charges (which includes integration, severance and other exit and disposal costs), among others. Separation-related costs include costs incurred as a result of the Spin-Off. Professional and other fees to effect the spin-off including separation management, organizational design, and legal fees have been classified within discontinued operations through October 16, 2023, the separation date. The Company uses Adjusted EBITDA to manage and measure the performance of its business segments. The Company also uses Adjusted EBITDA to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. The Company believes that Adjusted EBITDA provides useful information to investors because it is an indicator of the strength and performance of the Company’s ongoing business operations, including its ability to fund discretionary spending such as capital expenditures, strategic acquisitions and other investments.
$In millions	FY 2023	FY 2022
Net Income (Loss) from Continuing Operations Attributable to NCR Voyix (GAAP)	($586)	($203)
Transformation and restructuring costs	39	96
Fraudulent ACH disbursements	23	—
Acquisition-related amortization of intangibles	71	71
Acquisition-related costs	1	2
Pension mark-to-market adjustments	7	(41)
Separation costs	99	—
Cyber ransomware incident recovery costs	17	—
Depreciation and amortization (excluding acquisition-related amortization of intangibles)	252	237
Interest expense	294	285
Interest income	(13)	(13)
Loss on disposal of businesses	12	—
Loss on debt extinguishment	46	—
Income tax expense (benefit)	204	72
Stock-based compensation expense	150	90
Adjusted EBITDA (Non-GAAP)	$616	$596
Less: Divestitures(1)	(19)	(36)
Less: NCR Atleos delayed country transfers	(38)	(38)
Plus: Estimated costs historically allocated to NCR Atleos	71	96
Normalized Adjusted EBITDA (Non-GAAP)	$630	$618
(1)	Divestiture amounts shown in table represent the quarterly and full year 2023 impact of the non-core payments and Austria-hardware divestitures.
The Company’s definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP.
The Company also uses certain other terms in this proxy statement, such as AIP EBITDA, AIP Revenue, constant currency, LTI EBITDA, LTI Recurring Revenue and Recurring Revenue as defined in the Glossary of Key Terms used in Our CD&A and Executive Compensation Table section.
90	2024 Proxy Statement

NCR VOYIX

NCR VOYIX CORPORATION
864 SPRING ST NW
ATLANTA, GA 30308

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VYX2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. The meeting will begin promptly at 12:00 p.m. Eastern Time on May 29, 2024.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V42835-P01957 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NCR VOYIX CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED BELOW, AND "FOR" EACH OF PROPOSAL 2 AND 3.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. James Kelly	☐	☐	☐
1b. David Wilkinson	☐	☐	☐
1c. Catherine L. Burke	☐	☐	☐
1d. Janet Haugen	☐	☐	☐
1e. Irv Henderson	☐	☐	☐
1f. Kirk Larsen	☐	☐	☐
1g. Laura Miller	☐	☐	☐
1h. Kevin Reddy	☐	☐	☐
1i. Laura Sen	☐	☐	☐

	For	**Against**	**Abstain**
2. To approve, on a non-binding and advisory basis, the compensation of the named executive officers as more particularly described in the proxy materials	☐	☐	☐
3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024 as more particularly described in the proxy materials	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V42836-P01957

NCR Voyix Corporation

Stockholders Meeting to be held on
May 29, 2024
For Stockholders as of March 18, 2024

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints David Wilkinson and Kelli Sterrett, and each hereby is, appointed to serve as proxy, with full power of substitution, to act for the Company and to vote, at the 2024 Annual Meeting and any postponement or adjournment thereof; and that they be named as such in the Company's Proxy Statement; and, further, conferring authority upon such true and lawful proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given and otherwise authorizing such true and lawful proxies to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The named proxies cannot vote these shares unless you sign (on the reverse side) and return this card or otherwise authorize a proxy to vote these shares at the meeting.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE